Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share of Varian Semiconductor Equipment Associates, Inc.
	(2)	Aggregate number of securities to which transaction applies: 75,681,548 shares of Common Stock and options to purchase 3,509,888 shares of Common Stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum aggregate value was determined based upon the sum of: (A) 75,681,548 shares of Common Stock multiplied by $63.00 per share (including restricted stock); and (B) options to purchase 3,509,888 shares of Common Stock with exercise prices less than $63.00 per share multiplied by $35.16 (which is the difference between $63.00 and the weighted average exercise price of $27.84 per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.00011610 by the sum of the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $4,891,345,186.08
	(5)	Total fee paid: $567,885.18
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Varian Semiconductor Equipment Associates, Inc.
35 Dory Road
Gloucester, Massachusetts 01930

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Varian Semiconductor Equipment Associates, Inc. (the "Company") to be held on Thursday, August 11, 2011, at 10:00 a.m. Eastern Time, at the Wylie Inn and Conference Center at Endicott College, 295 Hale Street, Beverly, Massachusetts 01915. At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 3, 2011 and as it may be amended from time to time, among the Company, Applied Materials, Inc., a Delaware corporation, and Barcelona Acquisition Corp., a Delaware corporation, pursuant to which the Company will be acquired by Applied Materials. If the merger is completed, you, as a holder of Company common stock, will be entitled to receive $63.00 in cash, without interest and less any applicable withholding tax, for each share of the Company's common stock you own at the consummation of the merger (unless you have properly and validly perfected your statutory rights of appraisal with respect to the merger).

        Our board of directors has determined that the merger is advisable and fair to, and in the best interests of, the Company's stockholders and approved and declared advisable the merger, the merger agreement and the other transactions contemplated by the merger agreement. Our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement, "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and "FOR" the approval, on a non-binding, advisory basis, of the "golden parachute" compensation that will or may be received by certain executive officers of the Company in connection with the merger.

        Your vote is important regardless of the number of shares of the Company's common stock you own. Because the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the Company's outstanding shares of common stock entitled to vote at the special meeting, a failure to vote or an abstention will have the same effect as a vote "AGAINST" the adoption of the merger agreement. Failure to vote will have no effect on the adjournment proposal or the proposal regarding "golden parachute" compensation, but an abstention will have the same effect as a vote "AGAINST" such proposals.

        Accordingly, you are requested to submit your proxy by promptly completing, signing and dating the enclosed proxy card and returning it in the envelope provided or to submit your proxy by telephone or via the Internet in accordance with the instructions set forth in the proxy card prior to the special meeting, whether or not you plan to attend the special meeting. Submitting your proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

        If your shares of the Company's common stock are held in "street name" by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of the Company's common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of the Company's common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock "FOR" approval of the proposal to adopt the merger agreement will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

        The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting of the Company's stockholders. We encourage you to read the entire proxy statement carefully. The proxy statement is available at www.edocumentview.com/VSEA. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

        If you have any questions or need assistance voting your shares of our common stock, please call Mackenzie Partners, Inc., the Company's proxy solicitor, toll-free at (800) 322-2885 or call collect at (212) 929-5500.

        Thank you for your cooperation and continued support.

Sincerely,

Gary E. Dickerson Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated June 29, 2011 and is first being mailed to stockholders on or about July 5, 2011.

Varian Semiconductor Equipment Associates, Inc.
35 Dory Road
Gloucester, Massachusetts 01930

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 11, 2011

Dear Stockholder:

        A special meeting of stockholders of Varian Semiconductor Equipment Associates, Inc., a Delaware corporation (the "Company"), will be held on Thursday, August 11, 2011, at 10:00 a.m. Eastern Time, at the Wylie Inn and Conference Center at Endicott College, 295 Hale Street, Beverly, Massachusetts 01915 for the following purposes:

          1.     To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of May 3, 2011 and as it may be amended from time to time (the "merger agreement"), among the Company, Applied Materials, Inc., a Delaware corporation, and Barcelona Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Applied Materials, as more fully described in the accompanying proxy statement;

          2.     To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement;

          3.     To cast a non-binding, advisory vote to approve "golden parachute" compensation payable under existing agreements with the Company that certain executive officers of the Company will or may receive in connection with the merger; and

          4.     To transact such other business as may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company.

        Only stockholders of record as of the close of business on June 27, 2011 are entitled to notice of and to vote at the special meeting or at any adjournment or postponement of the special meeting. A list of stockholders entitled to vote at the special meeting is available for inspection at our principal executive offices at 35 Dory Road, Gloucester, Massachusetts 01930. All stockholders of record are cordially invited to attend the special meeting in person.

        Your vote is very important, regardless of the number of shares of common stock you own.    The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the special meeting. The adoption of the proposal to adjourn the special meeting and the proposal to approve "golden parachute" compensation each requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

        Holders of Company common stock who do not vote in favor of the adoption of the merger agreement are entitled to appraisal rights under Delaware law in connection with the merger if they comply with the requirements of Delaware law explained in the accompanying proxy statement.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company common stock will be represented at the special meeting if you are unable to attend. If you wish to attend the meeting to vote in person and need directions, please contact Varian Semiconductor Equipment Associates, Inc. at (978) 282-2000. You may revoke your proxy at any time before the special meeting by following the procedures described under the caption "Revocability of Proxies" on page 21 of the proxy statement.

        If you fail to vote by proxy or in person, your shares will effectively be counted as a vote "AGAINST" adoption of the merger agreement and will not be counted for purposes of determining whether a quorum is present at the special meeting or for purposes of the vote to adjourn the special meeting, if necessary or appropriate, to permit solicitations of additional proxies and the non-binding, advisory vote to approve "golden parachute" compensation that certain executive officers of the Company will or may receive in connection with the merger pursuant to compensatory arrangements entered into with the Company. Abstentions will be counted for purposes of determining whether a quorum is present.

        Our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement.

By order of the board of directors,
Gary E. Dickerson
Chief Executive Officer

Page
ANNEX A Agreement and Plan of Merger, dated as of May 3, 2011, among Varian Semiconductor Equipment Associates, Inc., Applied Materials, Inc. and Barcelona Acquisition Corp.	A-1
ANNEX B Opinion of Credit Suisse	B-1
ANNEX C Section 262 of the General Corporation Law of the State of Delaware	C-1

SUMMARY TERM SHEET

        The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. See "Where You Can Find Additional Information" beginning on page 83. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger.

        Except as otherwise specifically noted in this proxy statement, "Varian," the "Company," "we," "our," "us" and similar words refer to Varian Semiconductor Equipment Associates, Inc. Throughout this proxy statement we also refer to Applied Materials, Inc. as "Applied Materials" or "Applied" and Barcelona Acquisition Corp. as "Merger Sub."

The Parties to the Merger (page 18)

Varian Semiconductor Equipment Associates, Inc.
35 Dory Road
Gloucester, Massachusetts 01930
(978) 282-2000

        The Company, a Delaware corporation, is the leading supplier of ion implantation systems used in the fabrication of integrated circuits. We design, manufacture, market and service semiconductor processing equipment for virtually all of the major semiconductor manufacturers worldwide.

Applied Materials, Inc.
3050 Bowers Avenue
P.O. Box 58039
Santa Clara, California 95052
(408) 727-5555

        Applied Materials, a Delaware corporation, provides manufacturing equipment, services and software to the global semiconductor, flat panel display, solar photovoltaic (PV) and related industries. Applied Materials is the world's largest semiconductor fabrication equipment supplier based on revenue, with the capability to provide global deployment and support services. Applied Materials is also the leading supplier of LCD fabrication equipment to the flat panel display industry and is the leading supplier of solar PV manufacturing systems to the solar industry, based on revenue.

Barcelona Acquisition Corp.
c/o Applied Materials, Inc.
3050 Bowers Avenue
P.O. Box 58039
Santa Clara, California 95052
(408) 727-5555

        Barcelona Acquisition Corp. is a Delaware corporation and a wholly owned subsidiary of Applied Materials. Barcelona Acquisition Corp. was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The Merger (page 22)

        The Agreement and Plan of Merger, dated as of May 3, 2011 and as it may be amended from time to time (which we refer to as the "merger agreement"), among the Company, Applied Materials and

Merger Sub provides that, at the effective time, Merger Sub will merge with and into the Company (which we refer to as the "merger").

  Treatment of Equity Awards (page 54)

        At the effective time of the merger, (i) outstanding and unexercised stock options that (A) were granted under our Amended and Restated 2006 Stock Incentive Plan that are vested immediately prior to the effective time of the merger (including options that vest contingent on the merger), or (B) are otherwise identified by Applied Materials prior to the effective time of the merger with respect to options granted in one or more non-U.S. jurisdictions (the identified options under clause (B) are referred to as "specified options"), will be canceled and the holder thereof will be entitled to receive a cash payment equal to the product of the number of shares of common stock subject to such option as of the effective time of the merger multiplied by the excess, if any, of $63.00 over the exercise price per share of Company common stock subject to the option, less any applicable withholding taxes, (ii) each outstanding unexercised stock option (other than specified options) that (A) was issued under the Company's Omnibus Stock Plan, or (B) is unvested, will be converted into an option to purchase common stock of Applied Materials based on a conversion ratio described in the merger agreement and described in further detail herein (subject to an acceleration of vesting upon a qualifying termination of employment as further discussed herein), (iii) shares of Company stock that constitute restricted stock will be canceled and the merger consideration delivered in exchange for such canceled shares of Company restricted stock will remain unvested and will be subject to the same restrictions and conditions as applied to such restricted stock under the award agreement under which it was granted (subject to an acceleration of vesting upon a qualifying termination of employment as further discussed herein) and (iv) each outstanding restricted stock unit shall, whether vested or unvested, be canceled, and the holder thereof will be entitled to receive only a cash payment of $63.00 per share of Company common stock that was subject to such outstanding restricted stock unit, less any applicable withholding taxes.

The Special Meeting

  Time, Place and Purpose (page 19)

        The special meeting will be held on Thursday, August 11, 2011, at 10:00 a.m. Eastern Time, at the Wylie Inn and Conference Center at Endicott College, 295 Hale Street, Beverly, Massachusetts 01915. At the special meeting, you will be asked to consider and vote upon:

  •
  a proposal to adopt the merger agreement;

  •
  a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and

  •
  a proposal with respect to a non-binding, advisory vote to approve "golden parachute" compensation payable under existing agreements that certain executive officers of the Company will or may receive in connection with the merger.

    In addition to the foregoing, stockholders will be asked to transact such other business as may properly come before the special meeting.

  Record Date, Shares Entitled to Vote; Quorum (page 19)

        You are entitled to vote at the special meeting if you owned shares of common stock at the close of business on June 27, 2011, the record date for the special meeting. The presence at the meeting, in person or by proxy, of a majority of the shares of common stock issued and outstanding as of the close of business on the record date will constitute a quorum. On the record date, there were 77,144,253 shares of common stock outstanding.

  Required Vote (page 19)

        The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock outstanding that are entitled to vote at the special meeting. Each outstanding share of common stock on the record date entitles the holder to one vote at the special meeting. A failure to vote your shares of common stock or an abstention will have the same effect as a vote against adoption of the merger agreement. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. Approval of the non-binding, advisory proposal regarding the "golden parachute" compensation that will or may be received by certain executive officers of the Company in connection with the merger requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

  Shares Held by Varian Directors and Executive Officers (page 20)

        As of the close of business on June 27, 2011, the record date, our directors and executive officers held and are entitled to vote, in the aggregate, 520,671 shares of our common stock (excluding options and restricted stock units), representing approximately 0.67% of the aggregate common stock outstanding as of the record date. The directors and executive officers of the Company intend to vote their shares "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and "FOR" the approval, on a non-binding, advisory basis, of the "golden parachute" compensation that will or may be received by certain executive officers of the Company in connection with the merger.

  Voting and Proxies (page 20)

        Any Company stockholder entitled to vote whose shares are registered in their name may submit a proxy by telephone or via the Internet in accordance with the instructions provided on the enclosed proxy card, or by returning the enclosed proxy card by mail, or may vote in person by appearing at the special meeting.

        If your shares are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee. If you do not provide your broker, bank or other nominee with instructions, your shares will not be voted and that will have the same effect as a vote against the proposal to adopt the merger agreement.

  Revocability of Proxies (page 21)

        Any stockholder who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke or change the proxy at any time before it is voted at the special meeting by:

  •
  sending us a written notice of revocation prior to the special meeting;

  •
  attending the special meeting and voting in person; or

  •
  ensuring that we receive from you, prior to the special meeting to be held on August 11, 2011, a new proxy card with a later date.

        Please note that if you hold your shares in "street name" through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

 Recommendation of the Board of Directors (page 27)

        The board of directors has unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and (iii) resolved to recommend that the stockholders of the Company adopt the merger agreement at a special meeting of the stockholders. The board of directors recommends that you vote "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and "FOR" the approval, on a non-binding, advisory basis, of the "golden parachute" compensation that will or may be received by certain executive officers of the Company in connection with the merger.

        In reaching its decision, the board of directors evaluated a variety of business, financial and market factors and consulted with management and financial and legal advisors. See "The Merger—Reasons for the Merger; Recommendation of the Board of Directors" beginning on page 27.

Opinion of Credit Suisse (page 30 and Annex B)

        On May 3, 2011, Credit Suisse Securities (USA) LLC, or "Credit Suisse," rendered its oral opinion to our board of directors (which was subsequently confirmed in writing by delivery of Credit Suisse's written opinion dated the same date) to the effect that, as of May 3, 2011 and based upon and subject to the various assumptions and qualifications stated in its opinion, the merger consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders.

        Credit Suisse's opinion was directed to our board of directors and only addressed the fairness from a financial point of view of the consideration to be received by the holders of our common stock in the merger and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The summary of Credit Suisse's opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in preparing its opinion. However, neither Credit Suisse's written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to the merger. See "Opinion of Credit Suisse" beginning on page 30.

Interests of the Company's Directors and Executive Officers in the Merger (page 38)

        In considering the recommendation of the Company's board of directors with respect to the merger agreement, stockholders should be aware that members of the Company's board of directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company's stockholders generally. For certain executive officers, the completion of the merger will or may result in, among other things, the accelerated vesting of stock options and other equity based awards, guaranteed bonus payments, additional grants of restricted stock units, accelerated payment under retirement arrangements and the payment of severance benefits in the event the executive officer experiences a qualified termination of employment within a specified period of time after the merger, including, if applicable, a tax gross-up relating to "golden parachute" excise taxes resulting from such accelerations, payments and benefits. Current and former directors and executive officers of the Company are entitled to continued indemnification and insurance coverage under the merger agreement. For the approximate value of the potential benefits that could be received by the executive officers and the directors, see "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 38. In addition, certain of our executive officers have entered into letter agreements providing for their employment by Applied Materials following the completion of the merger, see "The Merger—Future Services to Applied Materials—Offer Letters" beginning on page 41. The members of the Company's board of directors were aware of these interests, and considered them, when they approved the merger agreement.

Material United States Federal Income Tax Consequences (page 49)

        If you are a U.S. holder of our common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of the common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. You should consult your own tax advisor for a full understanding of how the merger will affect your taxes.

Regulatory Approvals (page 50)

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the "HSR Act," prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The parties filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on May 13, 2011. The U.S. Department of Justice issued a Request for Additional Information and Documentary Material (the "Second Request") to the parties on June 13, 2011, prior to the expiration of the initial waiting period. Consequently, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or extended with the consent of the parties. The parties also derive revenues in other jurisdictions where merger control filings or approvals are or may be required, including approvals that will be required in China, Germany, Israel and Taiwan. Approval in Israel was received on June 15, 2011 and approval in Germany was received on June 27, 2011.

No Solicitation of Transactions (page 61)

        The merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company or its subsidiaries. Notwithstanding these restrictions, under certain limited circumstances required for our board of directors to comply with its fiduciary duties, the Company may respond to an unsolicited written bona fide proposal for an alternative acquisition or terminate the merger agreement and enter into an agreement with respect to a superior offer, so long as we comply with certain terms of the merger agreement, including paying a $147 million termination fee to Applied Materials.

Conditions to the Merger (page 64)

        Each party's obligation to effect the merger is subject to the satisfaction or waiver, to the extent applicable, of the following conditions:

  •
  the adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of our common stock;

  •
  the expiration or termination of the applicable waiting period under the HSR Act, and the absence of any voluntary agreement between Applied Materials or the Company, on the one hand, and the Federal Trade Commission or the Department of Justice, or with respect to Applied Materials and Merger Sub, any other any governmental entity in the United States,

    China, Germany, Israel, South Korea or Taiwan, on the other hand, pursuant to which Applied Materials or the Company has agreed not to consummate the merger for any period of time;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction (or similar order) preventing the consummation of the merger issued by a governmental body in the United States, China, Germany, Israel, South Korea or Taiwan, insofar as it remains in effect at the relevant time; and

  •
  the absence of any legal requirement enacted or deemed applicable to the merger in the United States, China, Germany, Israel, South Korea or Taiwan that makes consummation of the merger illegal.

        Applied Materials and Merger Sub will not be obligated to effect the merger unless the following additional conditions are satisfied or waived:

  •
  the accuracy of the Company's representations and warranties to the extent required under the merger agreement as described under "The Merger Agreement—Conditions to the Merger";

  •
  the Company's performance of, or compliance with, its obligations under the merger agreement required to be performed or complied with at or prior to the closing date in all material respects;

  •
  the delivery to Applied Materials of a certificate executed by our Chief Executive Officer and Chief Financial Officer confirming that the conditions described in the preceding two bullets have been satisfied and that our stockholders have adopted the merger agreement by the requisite vote;

  •
  the receipt of the required governmental authorizations or consents in China, Germany, Israel, South Korea and Taiwan, or the expiration or termination of any waiting period applicable to the consummation of the merger in such jurisdictions; and

  •
  the absence of any pending motion for a temporary restraining order (or similar order) seeking to prohibit consummation of the merger brought by a governmental entity in the United States, China, Germany, Israel, South Korea or Taiwan under applicable antitrust law.

        We will not be obligated to effect the merger unless the following additional conditions are satisfied or waived:

  •
  the accuracy of Applied Materials' and Merger Sub's representations and warranties to the extent required under the merger agreement as described under "The Merger Agreement—Conditions to the Merger";

  •
  Applied Materials' and Merger Sub's performance of, or compliance with, their obligations under the merger agreement required to be performed at or prior to the closing date in all material respects;

  •
  the delivery to us of a certificate executed by an officer of Applied Materials confirming that the conditions described in the preceding two bullets have been satisfied; and

  •
  the absence of any pending motion for a temporary restraining order (or similar order) seeking to prohibit consummation of the merger brought by a United States governmental entity under applicable United States antitrust law.

 Termination of the Merger Agreement (page 66)

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained, as follows:

  •
  by mutual written consent of the Company and Applied Materials;

  •
  by either Applied Materials or the Company, if:

  •
  a court of competent jurisdiction or other governmental entity in the United States, China, Germany, Israel, South Korea or Taiwan has issued a final and nonappealable order, writ, injunction, judgment or decree permanently restraining, enjoining or otherwise prohibiting the merger;

  •
  the closing has not occurred on or before April 30, 2012 (we refer to this date as the "end date"); or

  •
  the stockholders meeting is held, the Company's stockholders have taken a final vote on the proposal to adopt the merger agreement and the merger agreement is not adopted.

    However, the termination rights described in the preceding two bullet points will not be available to a party if the failure to consummate the merger prior to the end date or the failure to have the merger agreement adopted by an affirmative majority vote of the Company's stockholders was primarily due to the failure of such party to perform any of its obligations under the merger agreement.

  •
  by either Applied Materials or the Company, in the event any representation or warranty becomes untrue after the date of the merger agreement or the other party breaches any of its covenants or agreements in the merger agreement, which failure to be true or breach would give rise to the failure of the condition to closing of the terminating party relating to the accuracy of the representations and warranties of the other party or the performance of or compliance with the obligations under the merger agreement of the other party, and such other party is not exercising commercially reasonable efforts to cure such inaccuracy or breach or such inaccuracy or breach has remained uncured for a period of 30 days after written notice is given by the terminating party or such inaccuracy or breach is not curable by the end date;

  •
  by Applied Materials if: our board of directors withdraws its determination that the merger agreement and the merger are advisable and fair to and in the best interests of the Company and its stockholders and the recommendation to our stockholders to vote to adopt the merger agreement, which we refer to as the "Company recommendation," or modifies the Company recommendation in a manner adverse to Applied Materials or recommends the approval, acceptance or adoption of or approves, endorses, accepts or adopts or permits the Company or its subsidiaries to agree to any acquisition proposal; or executes or enters into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or contract constituting or relating to, or that contemplates or is intended or could reasonably be expected to result in an acquisition transaction; our board of directors fails to include the Company recommendation in the proxy statement; our board of directors fails to publicly reaffirm the Company recommendation within 10 business days (or three business days if fewer than 10 business days remain until the special meeting of the Company's stockholders) after a written request to do so from Applied Materials following the public disclosure of an acquisition proposal, provided that Applied Materials may only request such a reaffirmation once with respect to any acquisition proposal other than in connection with certain amendments to such acquisition proposal; in response to a tender offer or exchange offer for shares of our common stock, the Company fails to send to its securityholders a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company recommendation within 10 business days after the commencement of such tender or exchange offer; or the Company or any of its subsidiaries or their representatives breach their non-solicitation obligations as described in more detail under "The Merger Agreement—No Solicitation of Transactions" and such breach results in the submission of an acquisition proposal (we refer to each of the events described in this bullet point as a "Company termination triggering event"); or

  •
  by the Company if, prior to adoption of the merger agreement by our stockholders, (1) the Company receives an unsolicited written acquisition proposal, not in violation of its non-solicitation obligations, after the date of the merger agreement, which the Company's board of directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes a superior offer, (2) the Company's board of directors determines in good faith that it is reasonably required to withdraw the Company recommendation in order to comply with its fiduciary duties to the Company's stockholders under applicable law, (3) the Company provides Applied Materials with four days' written notice that it intends to take such action, specifying, among other things, the material terms of the superior offer, (4) the Company thereafter satisfies its obligations to negotiate with Applied Materials in good faith to make adjustments to the terms and conditions of the merger agreement so that the acquisition proposal no longer constitutes a superior offer and (5) the Company, concurrently with the termination of the merger agreement, enters into one or more acquisition agreements providing for such superior offer; provided that the Company pays a $147 million termination fee to Applied Materials.

Termination Fees and Expenses (page 67)

        We have agreed to pay Applied Materials a termination fee of $147 million if:

  •
  we or Applied Materials terminate the merger agreement because the closing has not occurred on or before April 30, 2012, an acquisition proposal was made known to the Company or publicly announced or communicated and such acquisition proposal was not publicly withdrawn prior to such termination and within 12 months after termination the Company enters into a definitive agreement for an acquisition proposal or consummates an acquisition proposal involving at least 40% of the assets, business or equity of the Company and its subsidiaries;

  •
  we or Applied Materials terminate the merger agreement because the stockholders meeting is held, the Company's stockholders have taken a final vote on the proposal to adopt the merger agreement and the merger agreement is not adopted, an acquisition proposal was publicly announced or communicated and such acquisition proposal was not publicly withdrawn at least 10 business days prior to the special meeting, and within 12 months after termination the Company enters into a definitive agreement for an acquisition proposal or consummates an acquisition proposal involving at least 40% of the assets, business or equity of the Company and its subsidiaries;

  •
  Applied Materials terminates the merger agreement as a result of a Company termination triggering event; or

  •
  the Company terminates the merger agreement in order to accept a superior offer.

        Applied Materials has agreed to pay us a termination fee of $200 million if we or Applied Materials terminate the merger agreement because:

  •
  the closing has not occurred on or before April 30, 2012 due to a failure to satisfy any of the closing conditions regarding regulatory approvals or restraints under antitrust laws preventing the consummation of the merger and at the time of such termination all of Applied Materials' and Merger Sub's closing conditions relating to stockholder approval, the accuracy of the Company's representations and warranties and performance of the Company's covenants have been satisfied; or

  •
  a court of competent jurisdiction or other governmental entity in the United States, China, Germany, Israel, South Korea or Taiwan has issued a final and nonappealable order, writ, injunction, judgment or decree under applicable antitrust law permanently restraining, enjoining or otherwise prohibiting the merger and all of Applied Materials' and Merger Sub's closing conditions relating to stockholder approval, the accuracy of the Company's representations and warranties and performance of the Company's covenants have been satisfied.

Market Price of the Company's Common Stock (page 70)

        Our common stock is listed on the NASDAQ Global Select Market under the trading symbol "VSEA". On May 3, 2011, which was the last full trading day before we announced the transaction, the Company's common stock closed at $40.55 per share. On June 28, 2011, which was the last trading day before the date of this proxy statement, the Company's common stock closed at $61.37 per share.

Appraisal Rights of Dissenting Stockholders (page 73 and Annex C)

        Under Delaware law, holders of common stock who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all requirements of Delaware law, which are summarized in this proxy statement. The judicially determined appraisal amount could be more than, the same as or less than the merger consideration. Any holder of common stock intending to exercise appraisal rights, among other things, must submit a written demand for an appraisal to us prior to the vote on the proposal to adopt the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement and must otherwise strictly comply with all of the procedures required by Delaware law. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of the relevant section of Delaware law is attached hereto as Annex C.

QUESTIONS AND ANSWERS ABOUT
THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of Varian Semiconductor Equipment Associates, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:    Why am I receiving this proxy statement?

A:
Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders or at any adjournments or postponements of the special meeting.

Q:    What am I being asked to vote on?

A:
You are being asked to adopt a merger agreement that provides for the acquisition of Varian by Applied Materials. The proposed acquisition would be accomplished through a merger of Merger Sub, a wholly owned subsidiary of Applied Materials, with and into Varian. As a result of the merger, Varian, which will be the surviving corporation in the merger, will become a subsidiary of Applied Materials and the Company's common stock will cease to be listed on the NASDAQ Global Select Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to in this proxy statement as the "Exchange Act").

  In addition, you are being asked to grant Varian management authority to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting.

  Additionally, you are being asked to approve, on a non-binding, advisory basis, the "golden parachute" compensation payable under existing agreements that certain executive officers of the Company will or may receive in connection with the merger.

Q:    What will I receive in the merger?

A:
Upon completion of the merger, you will be entitled to receive $63.00 in cash, or the "merger consideration," without interest and less any required withholding taxes, for each share of Company common stock that you own, unless you have properly and validly perfected your statutory rights of appraisal with respect to the merger. For example, if you own 100 shares of our common stock at the effective time of the merger, you will be entitled to receive $6,300.00 in cash in exchange for your shares of our common stock, less any required withholding taxes. You will not own shares in the surviving corporation.

Q.    When can I expect to receive the merger consideration for my shares?

A.
After the completion of the merger, you will be sent, in a separate mailing, a letter of transmittal and other documents to be completed and delivered to the paying agent for the merger in order to receive the merger consideration. Once you have submitted your properly completed documents to the paying agent, including a letter of transmittal and stock certificates, if applicable, the paying agent will send you the merger consideration.

Q.    How are equity awards treated?

A.
At the effective time of the merger, outstanding and unexercised stock options that (A) were granted under our Amended and Restated 2006 Stock Incentive Plan that are vested immediately prior to the effective time of the merger (including options that vest contingent on the merger), or (B) are otherwise identified by Applied Materials prior to the effective time with respect to options granted in one or more non-U.S. jurisdictions (these identified options under clause (B) are referred to as "specified options"), will be canceled and the holder thereof will be entitled to receive a cash payment equal to the product of the total number of shares of our common stock subject to the option as of the effective time of the merger multiplied by the excess, if any, of $63.00 over the exercise price per share of Company common stock subject to such option, without interest and less any applicable withholding taxes. At the effective time of the merger, outstanding and unexercised stock options (other than the specified options) that (A) were granted under our Omnibus Stock Plan, or (B) are otherwise unvested, will be converted into and become an option to purchase common stock of Applied Materials based on a conversion ratio described in the merger agreement and described in further detail herein (subject to an acceleration of vesting upon a qualifying termination of employment as further discussed herein). At the effective time of the merger, if any shares of Company common stock constitute restricted stock, such shares will be canceled and the merger consideration of $63.00 per share delivered in exchange for the cancellation of such shares of restricted stock will remain unvested and will be subject to the same restrictions and conditions as applied to such restricted stock under the award agreement under which it was granted (subject to an acceleration of vesting upon a qualifying termination of employment as further discussed herein). At the effective time of the merger, each outstanding restricted stock unit shall, whether vested or unvested, be canceled as of the effective time of the merger, and the holder of each such restricted stock unit will be entitled to receive only a cash payment of $63.00 per share of Company common stock that was subject to such outstanding restricted stock unit, without interest and less any applicable withholding taxes.

Q.    Is the merger expected to be taxable to me?

A.
Yes. The exchange of shares of our common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in "The Merger—Material United States Federal Income Tax Consequences" on page 49) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of our common stock in the merger for cash, you will generally recognize gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made to a U.S. holder pursuant to the merger unless the U.S. holder or other payee provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the backup withholding rules. You should read "The Merger—Material United States Federal Income Tax Consequences" beginning on page 49 for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state, local and/or foreign taxes.

Q:    What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes. If you are a registered stockholder, please mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or submit your proxy via the Internet or by telephone in accordance with the instructions provided on the enclosed proxy card, so that your shares can be voted at the special meeting of stockholders. Stockholders whose shares are held by a bank or broker should follow the instructions provided by your custodian to vote your shares beneficially held.

  PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. YOU WILL RECEIVE DETAILED INSTRUCTIONS CONCERNING EXCHANGE OF YOUR STOCK CERTIFICATES IF THE MERGER IS CONSUMMATED.

Q:    How does the Company's board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that our stockholders vote "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement and "FOR" the proposal to approve the "golden parachute" compensation payable under existing agreements that certain executive officers of the Company will or may receive in connection with the merger. You should read "The Merger—Reasons for the Merger; Recommendation of the Board of Directors" beginning on page 27 for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger agreement.

Q:    What vote of our stockholders is required to adopt the merger agreement?

A:
Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock outstanding that are entitled to vote at the special meeting. Accordingly, failure to vote or an abstention will have the same effect as a vote against adoption of the merger agreement. For the purpose of the vote on the merger, each share of common stock will carry one vote.

Q:    What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the merger agreement at the time of the special meeting?

A:
Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter at the special meeting. Accordingly, a failure to vote will have no effect on this proposal but an abstention will have the same effect as a vote "AGAINST" this proposal.

Q:    What vote of our stockholders is required to approve the non-binding proposal regarding the "golden parachute" compensation that certain executive officers of the Company will or may receive in connection with the merger?

A:
Approval of the non-binding proposal regarding the "golden parachute" compensation that certain executive officers of the Company will or may receive in connection with the merger requires the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter at the special meeting. Accordingly, a failure to vote will have no effect on this proposal but an abstention will have the same effect as a vote "AGAINST" this proposal.

Q:    Why am I being asked to cast a non-binding, advisory vote to approve the "golden parachute" compensation that certain executive officers of the Company will or may receive in connection with the merger?

A:
The SEC recently has adopted new rules that require us to seek a non-binding, advisory vote with respect to certain payments that will or may be made to the Company's named executive officers in connection with the merger.

Q:    What will happen if our stockholders do not approve the "golden parachute" compensation at the special meeting?

A:
Approval of the "golden parachute" compensation payable under existing agreements that certain executive officers of the Company will or may receive in connection with the merger is not a condition to completion of the merger. The vote with respect to the "golden parachute" compensation is an advisory vote and will not be binding on the Company. Therefore, if the merger is approved by our stockholders and completed, the "golden parachute" compensation will still be paid to the named executive officers if and when due.

Q:    Where and when is the special meeting?

A:
The special meeting will be held on Thursday, August 11, 2011, at 10:00 a.m. Eastern Time, at the Wylie Inn and Conference Center at Endicott College, 295 Hale Street, Beverly, Massachusetts 01915.

Q:    Who is entitled to vote at the special meeting?

A:
Only stockholders of record as of the close of business on June 27, 2011, or the "record date," are entitled to receive notice of the special meeting and to vote at the special meeting the shares of common stock that they held on the record date, or at any adjournments or postponements of the special meeting.

Q.    What is a quorum?

A.
A majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy at the special meeting, constitutes a quorum for the purposes of the special meeting. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q.    What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of our common stock is called a "proxy card." Our board of directors has designated Robert J. Halliday and Thomas C. Baker, and each of them with full power of substitution, as proxies for the special meeting.

Q:    May I attend the special meeting and vote in person?

A:
Yes. All stockholders as of the record date may attend the special meeting and vote in person.

  Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy card or submit your proxy via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:    How do I vote my shares?

A:
If your shares are registered in your name, you may vote your shares by completing, signing, dating and returning the enclosed proxy card or you may vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet or by telephone. Proxies submitted over the Internet or by telephone must be received by 8:00 a.m., Eastern Time, on Thursday, August 11, 2011. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or telephone. Based on your Internet or telephone proxy, the proxy holders will vote your shares according to your directions.

  If your shares are held in "street name" through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares.

Q:    How are votes counted?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count "FOR" and "AGAINST" votes and abstentions. Shares held by banks, brokers or other nominees that have not received instructions from the beneficial owners of those shares cannot be voted on non-routine items, including the adoption of the merger agreement, the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and with respect to the non-binding advisory vote to approve "golden parachute" compensation payable under existing agreements that certain executive officers of the Company will or may receive in connection with the merger. Therefore, if your shares are held in "street name" by a bank, broker or other nominee, and you do not provide your bank, broker or other nominee with voting instructions, your shares will not be present in person or by proxy at the meeting and will not be voted, which will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement and will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, or to cast a non-binding, advisory vote to approve "golden parachute" compensation payable under existing agreements that certain executive officers of the Company will or may receive in connection with the merger. Abstentions will have the effect of a vote "AGAINST" the adoption of the merger agreement, the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and the non-binding, advisory vote to approve "golden parachute" compensation payable under existing agreements that certain executive officers of the Company will or may receive in connection with the merger. Abstentions will be counted for purposes of determining whether a quorum is present.

Q:    Can I change or revoke my vote?

A:
You may revoke or change your proxy before the special meeting by:

•
sending us a written notice of revocation prior to the special meeting;

•
attending the special meeting and voting in person; or

•
ensuring that we receive from you, prior to the special meeting to be held on August 11, 2011, a new proxy card with a later date.

  Please note that if you hold your shares in "street name" through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:    If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the adoption of the merger agreement, but will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional votes, or the proposal regarding certain "golden parachute" compensation.

Q.    What if I abstain from voting?

A:
Abstentions will be counted in determining whether a quorum is present at the special meeting. If you abstain from voting with respect to the proposal to adopt the merger agreement, it will have the same effect as a vote "AGAINST" the adoption of the merger agreement. With respect to the proposal to adjourn the special meeting, if necessary or appropriate, to solicit further proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement, or the proposal regarding certain "golden parachute" compensation, abstentions will have the same effect as a vote "AGAINST" such proposals.

Q.    What happens if I vote no, but the merger agreement is adopted and the merger is completed?

A.
If the merger is completed, whether or not you voted for or submitted a proxy or voting instructions in favor of the adoption of the merger agreement, you will be eligible to receive the merger consideration for your shares of Company common stock upon completion of the merger, unless you properly exercise your appraisal rights. See "The Special Meeting" beginning on page 19, "Appraisal Rights of Dissenting Stockholders" beginning on page 73 and Annex C.

Q:    Do any of the Company's directors or executive officers have any interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:
Yes. In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that members of the Company's board of directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The members of the Company's board of directors were aware of these interests and considered them, among other matters, in approving the merger agreement and the merger. For descriptions of these interests, please see the section entitled "Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 38.

Q:    What happens if I sell or otherwise transfer my shares of Company common stock before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or otherwise transfer your shares of Company common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but you will transfer the right to receive the merger consideration. Even if you sell or otherwise transfer your shares of Company common stock after the record date, we urge you to complete, sign, date and return the enclosed proxy or submit your proxy card via the Internet or telephone.

Q:    What does it mean if I get more than one proxy card or vote instruction card?

A:
If your shares are registered differently or are in more than one account, you will receive more than one card. Please complete and return all of the proxy cards or vote instruction cards you receive (or submit your proxy by telephone or via the Internet, if available to you) to ensure that all of your shares are voted.

Q:    When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible. However, the exact timing and likelihood of completion of the merger cannot be predicted because the merger is subject to certain conditions, including adoption of the merger agreement by our stockholders and the receipt of regulatory approvals.

Q:    Will a proxy solicitor be used?

A.
Yes. The Company has engaged Mackenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting, and the Company estimates it will pay Mackenzie Partners, Inc. a fee of approximately $25,000 plus reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation.

Q.    Am I entitled to exercise appraisal rights under Delaware law instead of receiving the per share merger consideration for my shares of common stock?

A.
Yes. As a holder of our common stock, you are entitled to exercise appraisal rights under Delaware law in connection with the merger if you take certain actions and meet certain conditions. See "Appraisal Rights of Dissenting Stockholders" beginning on page 73 and Annex C.

Q:    Who can help answer my other questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

  Mackenzie Partners, Inc.
  105 Madison Avenue
  New York, New York 10016
  Call Collect: (212) 929-5500
  Toll free: (800) 322-2885
  proxy@mackenziepartners.com

  If you hold shares in "street name" through a broker, bank or other nominee, you should also contact your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary Term Sheet," "Questions and Answers about the Special Meeting and the Merger," "The Merger," "The Merger—Opinion of Credit Suisse," "The Merger—Regulatory Approvals," and in statements containing words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases. Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The Company's operations involve risks and uncertainties, many of which are outside the Company's control, and any one of which, or a combination of which, could materially affect the Company's results of operations and whether the forward-looking statements ultimately prove to be correct. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors including, but not limited to:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the possibility that the Company could be required to pay a $147 million fee in connection therewith;

  •
  risks that the regulatory approvals required to complete the merger will not be obtained in a timely manner, if at all;

  •
  the inability to complete the merger due to the failure to obtain stockholder approval or failure to satisfy any other conditions to the completion of the merger;

  •
  the amount of the costs, fees, expenses and charges related to the merger;

  •
  diversion of management time on merger-related issues;

  •
  the effect of the announcement of the merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees;

  •
  risks that the proposed transaction disrupts current plans and operations; and

  •
  other risks detailed in our current filings with the SEC, including our most recent filing on Forms 10-Q and 10-K and including but not limited to the risks detailed in the section entitled "Risk Factors." See "Where You Can Find Additional Information" beginning on page 83.

        All future written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the previous statements.

 THE PARTIES TO THE MERGER

Varian Semiconductor Equipment Associates, Inc.

        The Company, a Delaware corporation, is the leading supplier of ion implantation systems used in the fabrication of integrated circuits. We design, manufacture, market and service semiconductor processing equipment for virtually all of the major semiconductor manufacturers worldwide. Varian's principal executive offices are located 35 Dory Road, Gloucester, Massachusetts 01930, and our telephone number is (978) 282-2000.

Applied Materials, Inc.

        Applied Materials, a Delaware corporation, provides manufacturing equipment, services and software to the global semiconductor, flat panel display, solar photovoltaic (PV) and related industries. Applied Materials is the world's largest semiconductor fabrication equipment supplier based on revenue, with the capability to provide global deployment and support services. Applied Materials is also the leading supplier of LCD fabrication equipment to the flat panel display industry and is the leading supplier of solar PV manufacturing systems to the solar industry, based on revenue. Applied Materials' principal executive offices are located at 3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052, and its telephone number is (408) 727-5555.

Barcelona Acquisition Corp.

        Barcelona Acquisition Corp. is a Delaware corporation and a wholly owned subsidiary of Applied Materials. Barcelona Acquisition Corp. was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. The Company will survive the merger and Merger Sub will cease to exist. Merger Sub's principal executive offices are located at c/o Applied Materials, Inc., 3050 Bowers Avenue, P.O. Box 58039, Santa Clara, California 95052, and its telephone number is (408) 727-5555.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on Thursday, August 11, 2011, at 10:00 a.m. Eastern Time, at the Wylie Inn and Conference Center at Endicott College, 295 Hale Street, Beverly, Massachusetts 01915 or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to adopt the merger agreement as it may be amended from time to time and, if there are not sufficient votes in favor of adoption of the merger agreement, to consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Additionally, our stockholders will be asked to cast a non-binding, advisory vote to approve "golden parachute" compensation payable under existing agreements that certain executive officers of the Company will or may receive in connection with the merger. At this time, we know of no other matters to be submitted to our stockholders at the special meeting. If any other matters properly come before the special meeting or any adjournment or postponement of the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent in accordance with their judgment.

        Our stockholders must adopt the merger agreement for the merger to occur. If the stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about July 5, 2011.

Record Date; Shares Entitled to Vote; Quorum

        The holders of record of the Company's common stock as of the close of business on June 27, 2011, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 77,144,253 shares of common stock outstanding.

        A quorum of stockholders is necessary to hold a valid special meeting. The presence at the special meeting of the holders of a majority of the shares of common stock issued and outstanding as of the close of business on the record date, in person or by proxy, will constitute a quorum for purposes of the special meeting.

        Shares of common stock held by persons attending the special meeting but not voting, or shares for which the Company has received proxies with respect to which holders have abstained from voting, will be considered abstentions. For purposes of determining the presence or absence of a quorum, abstentions and properly executed "broker non-votes" (where a broker, bank or other nominee does not have discretionary authority to vote on a matter, as described in more detail below under "—Voting of Proxies") will be counted as present.

Required Vote

        Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock outstanding that are entitled to vote at the special meeting. Each outstanding share of common stock on the record date entitles the holder to one vote at the special meeting. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. Approval of the non-binding, advisory proposal regarding certain merger-related executive compensation arrangements requires the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

        If a Company stockholder fails to vote or abstains from voting, it will have the same effect as a vote against adoption of the merger agreement. A failure to vote will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies or the proposal to approve certain "golden parachute" compensation, but an abstention will have the same effect as a vote against such proposals. Each "broker non-vote" will also have the same effect as a vote against adoption of the merger agreement, but will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies or the proposal to approve certain "golden parachute" compensation. The vote with respect to the "golden parachute" compensation is an advisory vote and will not be binding on the Company. Therefore, if the merger is approved by our stockholders and completed, the "golden parachute" compensation will still be paid to the named executive officers if and when due even if a majority of the shares of common stock present in person or by proxy at the special meeting and entitled to vote on the matter do not vote in favor of the related proposal.

Shares Held by Varian Directors and Executive Officers

        As of the close of business on June 27, 2011, the record date, our directors and executive officers held and are entitled to vote, in the aggregate, 520,671 shares of the common stock (excluding options), representing approximately 0.67% of the aggregate common stock outstanding as of the record date. The directors and executive officers of the Company intend to vote their shares "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and "FOR" the approval, on a non-binding, advisory basis, of the "golden parachute" compensation that will or may be received by certain executive officers of the Company in connection with the merger.

Voting of Proxies

        If your shares are registered in your name you may cause your shares to be voted by returning a signed proxy card or you may vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet or by telephone. Proxies submitted over the Internet or by telephone must be received by 8:00 a.m., Eastern Time, on August 11, 2011. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or telephone. Based on your Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to sign and return the enclosed proxy card even if you plan to attend the special meeting in person.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. If your proxy card is properly executed, but no instructions are indicated on your proxy card, your shares of common stock will be voted in accordance with the recommendation of the board of directors to vote "FOR" the adoption of the merger agreement, "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and "FOR" the approval, on a non-binding, advisory basis, of the "golden parachute" compensation that will or may be received by certain executive officers of the Company in connection with the merger.

        If your shares are held in "street name" through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker, bank or other nominee. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee and they can give you directions on how to vote your shares. If you do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote. This is called a "broker non-vote." In these cases, the broker, bank or other nominee can register your shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote on matters for which specific authorization is required. Organizations who hold shares in "street name" for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the proposal to adopt the merger agreement. If you do not instruct your broker, bank or other nominee how to vote, or do not attend the special meeting and vote in person with a legal proxy from your broker, bank or other nominee, it will have the same effect as if you voted "against" adoption of the merger agreement, but will have no effect on the adjournment proposal or the "golden parachute" compensation proposal.

Revocability of Proxies

        You have the right to change or revoke your proxy at any time before the vote taken at the special meeting by:

  •
  sending us a written notice of revocation prior to the special meeting;

  •
  attending the special meeting and voting in person; or

  •
  ensuring that we receive from you prior to the special meeting to be held on August 11, 2011 a new proxy card with a later date.

        Please note that if you hold your shares in "street name" through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Solicitation of Proxies

        The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. The Company will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. The Company has retained Mackenzie Partners, Inc. to assist it in the solicitation of proxies for the special meeting and will pay Mackenzie Partners, Inc. a fee of approximately $25,000 plus reimbursement for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation.

Stockholder List

        A list of our stockholders entitled to vote at the special meeting will be available for examination by any Company stockholder at the special meeting. For 10 days prior to the special meeting, this stockholder list will be available for inspection during ordinary business hours at our principal place of business located at 35 Dory Road, Gloucester, Massachusetts 01930.

THE MERGER

Background of the Merger

        Our board of directors and senior management in the ordinary course periodically review and assess strategic alternatives available to us to enhance stockholder value, and the Company has from time to time implemented strategic changes and initiatives in connection with such reviews. From time to time over the past several years as part of the Company's long-term planning process, our senior management and the board of directors have evaluated certain strategic alternatives available to the Company in light of the changing competitive landscape in the semiconductor industry, including the implications for the Company of the ongoing consolidation of its customer base and the limited number of viable partners for a business combination given the Company's relative size and strategic profile. As part of these reviews, the board of directors and our senior management on various occasions consulted with Credit Suisse, our financial advisor.

        On several occasions over the past several years, representatives of the Company have engaged in exploratory discussions regarding potential strategic opportunities in response to inquiries from certain industry peers, including Applied. However, none of these discussions advanced beyond a preliminary stage.

        On the afternoon of November 17, 2010, Gary Dickerson, our Chief Executive Officer and a director of the Company, met with Michael Splinter, Chairman and Chief Executive Officer of Applied, at Mr. Splinter's suggestion after Mr. Dickerson had informed Mr. Splinter that he would be in the San Francisco Bay area at that time. At the meeting, Mr. Splinter stated that he was interested in exploring a possible business combination between the Company and Applied. Mr. Dickerson indicated that such a combination could be of interest to the Company if attractive terms were offered. Later that evening at a dinner for the board of directors held prior to a regularly scheduled board meeting the next day, Mr. Dickerson informed the board of his meeting with Mr. Splinter. The board agreed that it was appropriate for Mr. Dickerson and other members of senior management of the Company to engage in exploratory discussions with Applied. Following the board meeting, Mr. Dickerson contacted Mr. Splinter and the two agreed to meet in early January 2011 to continue discussions regarding a potential transaction.

        On January 6, 2011, Mr. Dickerson, Robert Halliday, our Chief Financial Officer, and James Mullin, Vice President and General Manager of our Customer Service and Solar Business Units, met with Mr. Splinter, George Davis, Applied's Chief Financial Officer, and Greg Psihas, Applied's Vice President of Mergers & Acquisitions, to discuss the business, financial performance and outlook for the Company, including long-term growth opportunities. At the conclusion of the meeting, the Company requested that Applied provide feedback to the Company about its interest in a potential transaction by early to mid February.

        On February 18, 2011, Mr. Splinter contacted Mr. Dickerson to further discuss Applied's interest in a possible transaction. Mr. Splinter indicated that Applied's board of directors had authorized him to propose an acquisition of the outstanding shares of the Company's common stock for $55.00 per share in cash and that, while he was prepared to make such a proposal, he wanted to understand how the Company's board of directors would receive such an offer in light of the significant increase in the Company's stock price in the previous few weeks and months. In response, Mr. Dickerson indicated that he believed a price of $55.00 per share undervalued the Company and that he did not think the board of directors would support a sale at such a price.

        On March 3, 2011, Messrs. Dickerson and Splinter again discussed a potential transaction, and Mr. Dickerson reiterated his belief that $55.00 per share was an inadequate price but indicated that it was possible that the Company's board of directors would support a price in the "60's". Mr. Splinter stated that Applied would review the possibility of increasing its offer and get back to the Company after it had done so.

        On March 10, 2011, Mr. Splinter called Mr. Dickerson to communicate a proposal to acquire the Company for $60.00 per share in cash. Following this call, Applied sent the Company a non-binding letter confirming Applied's interest in acquiring the Company for $60.00 per share in cash without any financing contingency. The letter stated that Applied's proposal was conditioned on Applied's completion of due diligence, the negotiation of a definitive acquisition agreement, the approval of Applied's board of directors and the negotiation of employment agreements and retention arrangements with key employees of the Company. In addition, Applied proposed that the parties enter into an agreement to negotiate exclusively for a brief period in order to complete due diligence and negotiate a definitive transaction agreement.

        On March 17, 2011, the board of directors met to discuss the proposal from Applied. Several members of senior management and representatives of Simpson Thacher & Bartlett LLP, the Company's outside counsel ("Simpson Thacher"), and Credit Suisse participated in the meeting. Mr. Dickerson reviewed Applied's letter of March 10 with the board of directors and also reviewed the history and status of discussions with Applied. He then discussed the Company's recent financial performance and business prospects, the outlook for various growth initiatives of the Company and the likelihood that the Company would be able to achieve certain financial projections, including the execution risks and uncertainties involved, and the potential impact on the trading price of the Company's common stock if the Company were to execute or fail to execute its financial plan. Representatives from Simpson Thacher made a presentation to the directors describing their fiduciary duties in considering the non-binding proposal made by Applied. Thereafter, representatives from Credit Suisse reviewed with the board their financial analyses of the Company and Applied's offer and discussed with the board their views on the potential strategic alternatives available to the Company, including their perspective that it was unlikely that a different strategic or financial buyer would have the ability and desire to make a proposal that would be more favorable to stockholders than Applied's proposal, and the advantages and disadvantages of soliciting interest in a potential transaction from third parties, including the risks such a solicitation might pose to a potential transaction with Applied. Following discussion among the directors, senior management and representatives from Simpson Thacher and Credit Suisse, the board of directors determined to continue to consider the Applied proposal but not enter into an agreement to negotiate exclusively with Applied, not to solicit other potential purchasers and to convene a meeting the following evening to further discuss a response to the Applied proposal.

        The board of directors met telephonically on March 18, 2011, which meeting again included members of senior management of the Company and representatives of Simpson Thacher and Credit Suisse. A representative of Credit Suisse outlined for the board various potential responses to Applied's proposal. Following discussion among the directors, the board instructed Mr. Dickerson to advise Mr. Splinter that Applied's offer of $60.00 per share in cash was inadequate but that the board would consider a transaction if Applied were prepared to increase its offer to $68.00 per share in cash.

        On March 20, 2011, Mr. Dickerson met with Mr. Splinter and conveyed the message from the Company's board of directors. Following that conversation, Messrs. Dickerson and Halliday had several conversations with executives of Applied regarding the potential transaction. During these conversations, executives of Applied told Messrs. Dickerson and Halliday that Applied would not pay $68.00 per share.

        Through the end of March, representatives of the parties had several discussions regarding the transaction consideration but each time, discussions stalled because the parties continued to disagree over price. During the course of these discussions, representatives of the Company and representatives of Applied decided that they and their financial advisors should meet again in person to see if any progress could be made toward a potential transaction despite the disagreement over value.

        On April 3, 2011, a meeting was held at the offices of Dewey & LeBouef LLP, outside counsel to Applied ("Dewey"), in Palo Alto, California with Mr. Halliday and Tom Baker, VP of Finance of the Company, and Messrs. Davis and Psihas, along with the respective financial advisors for the Company and Applied (from Credit Suisse and Morgan Stanley & Co., respectively) to further discuss a possible transaction. At that meeting and on April 4, 2011, representatives of the Company and representatives of Applied discussed possible ways in which to bridge the valuation gap between the parties, but they were unable to reach any agreement on price or on a path forward for further negotiations.

        On April 6, 2011, in an effort to revive what the parties believed to be stalled negotiations, Mr. Splinter contacted Mr. Dickerson to determine whether a transaction was possible. During that call, Mr. Splinter and Mr. Dickerson discussed their respective views on an appropriate transaction price and their concerns that the negotiations appeared to be at an impasse as a result of the parties' disagreement over price. At the end of the discussion, Mr. Dickerson and Mr. Splinter agreed to take a $63.00 per share proposal to their respective boards of directors for their consideration.

        On April 7, 2011, Mr. Splinter called Mr. Dickerson to communicate that Applied's board of directors would support a $63.00 per share price and that Applied would submit a formal revised proposal to acquire the Company for $63.00 per share in cash. On April 8, 2011, Applied delivered a letter to the Company confirming the previously communicated proposal, which remained subject to Applied's completion of due diligence, the negotiation of a definitive acquisition agreement, the approval of Applied's board of directors and the negotiation of employment agreements and retention arrangements with key employees of the Company. In addition, Applied again proposed that the parties enter into an agreement to negotiate exclusively for a brief period in order to complete due diligence and negotiate a definitive transaction agreement.

        On April 10, 2011, the board of directors convened a special meeting to discuss the status of the discussions with Applied. Mr. Dickerson described to the board of directors the discussions that had taken place over the preceding several weeks. A representative of Credit Suisse informed the board of directors that following the receipt of the April 8 offer, Credit Suisse had contacted Morgan Stanley to inquire whether Applied would be willing to improve its offer and had been informed by Morgan Stanley that the $63.00 per share proposal was Applied's "best and final" offer. A representative of Credit Suisse also reviewed with the board certain financial aspects of Applied's revised proposal, the Company's recent trading performance, Credit Suisse's financial analyses and potential strategic alternatives to a transaction with Applied.

        After the board meeting on April 10, 2011, at the direction of the Company's board of directors, Mr. Dickerson contacted Mr. Splinter to determine whether Applied's condition relating to employee retention was a closing condition and to determine the exact nature and scope of such condition. Mr. Dickerson stated his belief that the board of directors would strongly consider a transaction at $63.00 per share in cash if Applied would agree to eliminate any such condition relating to employee retention. Mr. Splinter responded that be believed Applied could agree to such a request.

        On April 12, 2011, Mr. Splinter contacted Mr. Dickerson and informed him that Applied's intention was to obtain key employee support for the transaction prior to the signing of a definitive agreement. Also on April 12, Applied delivered a letter to the Company indicating that Applied was not conditioning a transaction on retention of key employees of the Company.

        On April 13, 2011, the Company and Applied entered into a confidentiality agreement to facilitate the exchange of confidential information. On April 14, 2011, the Company granted Applied and certain of its representatives access to an electronic data room.

        From April 14 through April 17, 2011, management and the financial and legal advisors of Applied met with members of management of the Company and its financial advisors to conduct due diligence with respect to the Company. Various due diligence activities continued through the signing of the merger agreement on May 3, 2011.

        On April 18, 2011, Dewey, delivered a draft merger agreement to Simpson Thacher. Dewey's initial draft contained a Company termination fee equal to 4.5% of the equity value of the proposed transaction plus expenses in the case of certain termination events, no ability for the Company to terminate the contract in order to accept a superior offer from a third party, the ability of Applied to match any superior offer made by a third party and an obligation to use commercially reasonable efforts to consummate the transaction, with an express qualification to the effect that Applied had no obligation to agree to divest any assets or to take any other action in order to obtain regulatory approval.

        On April 22, 2011, Simpson Thacher delivered comments on the draft merger agreement to Dewey. Simpson Thacher's draft provided for a Company termination fee equal to 2% of the equity value of the proposed transaction with no expense reimbursement, a termination right to allow the Company to accept a superior offer from a third party, a go-shop provision (with a termination fee equal to 1% of equity value of the proposed transaction applicable to any party that made a proposal during such period), no match rights for Applied with respect to a competing proposal and a requirement that Applied agree to a covenant which would require it to take certain actions in order to obtain antitrust approvals. On April 23, April 24 and April 25, 2011, representatives of the Company met with Mr. Davis, Mr. Psihas and Scott Harlan, Senior Director, M&A Legal from Applied, along with the respective financial and legal advisors for the Company and Applied in New York City at the offices of Dewey to negotiate the terms of the merger agreement.

        During the period between April 17 and April 25, 2011, representatives of Applied reached out to Messrs. Dickerson and Halliday at various times regarding their potential roles with Applied following the consummation of a transaction; however, there were no substantive discussions between Applied and Messrs. Dickerson and Halliday on this topic during such period.

        Negotiations on the definitive agreement continued throughout the day on April 25, 2011, but the Company and Applied were unable to reach agreement on several outstanding issues, including the treatment of unvested equity awards, the scope of the Company's proposed retention program for certain key employees, the extent of the Company's rights to terminate the definitive agreement if it were to receive a superior offer and Applied's obligations with respect to obtaining antitrust approvals. In addition, Applied and Messrs. Dickerson and Halliday were unable to reach agreement on the potential roles, if any, of Messrs. Dickerson and Halliday with Applied following the consummation of a transaction.

        On April 25, 2011, negotiations relating to the level of efforts Applied would need to use to obtain antitrust approvals reached an impasse and the Company informed Applied and its representatives that the Company would not proceed with the negotiations and would not allow Applied to meet with the Company's full management team until the Company reviewed the antitrust-related matters with the Company's board of directors. Also on April 25, 2011, Applied informed the Company that it was not willing to proceed with the transaction until it obtained a better understanding of the roles of Messrs. Dickerson and Halliday following consummation of the merger and of the potential roles following consummation of the merger of the other members of the Company's extended management team.

        On April 27, 2011, the board of directors held a meeting to review the status of negotiations with Applied. Members of senior management and representatives from Simpson Thacher and Credit Suisse participated in this meeting. Mr. Halliday also reviewed with the board of directors Applied's expressed interest in his continuing at the Company following the consummation of a transaction. A representative of Simpson Thacher described to the board of directors in detail the antitrust-related matters that had been negotiated between the parties before discussions were discontinued two days before. The board of directors discussed and considered the risks of a potential transaction not being consummated following public announcement as a result of the failure to obtain antitrust approval. Following discussion among the directors, senior management and representatives from Simpson Thacher and Credit Suisse, the board of directors instructed Credit Suisse to ask Applied to agree to substantial obligations with respect to obtaining the necessary antitrust approvals in connection with the transaction or, if they were not willing to agree to substantial obligations, agree to pay the Company a termination fee equal to 5% of the equity value of the proposed transaction if the transaction terminated due to a failure to obtain antitrust approval. The board of directors authorized Credit Suisse to have any further discussions necessary to address other open issues. The board of directors also declined to permit Applied to discuss potential employment with any employees of the Company other than Messrs. Dickerson and Halliday until the antitrust-related matters were resolved.

        Later on April 27, 2011, a representative of Credit Suisse contacted a representative of Morgan Stanley to communicate the board of directors' position. Credit Suisse was informed that Morgan Stanley would discuss the Company's board of directors' position with Applied. After some additional discussion between the Company and Applied and their respective representatives on that date, the Company and Applied acknowledged that they were again at an impasse with respect to antitrust and employment-related matters and that they might not be able to resolve such matters. The parties agreed, however, to have further internal discussions to determine whether there was (or was not) a path forward.

        On April 29, 2011, Messrs. Dickerson and Splinter met in Danvers, Massachusetts at Mr. Splinter's request. Mr. Splinter reiterated Applied's interest in retaining key members of Company management and expressed a desire to work on employment agreements for Messrs. Dickerson and Halliday while Applied continued to contemplate a revised proposal relating to the antitrust-related matters. After several discussions over the next few days, Mr. Dickerson agreed to a role to assist with integration efforts for a period of six months from the closing of a merger and thereafter discussed the terms of a potential employment agreement with representatives of Applied.

        From April 29, 2011 through May 2, 2011, Mr. Halliday engaged in further discussions with representatives of Applied regarding his potential employment following the potential completion of a transaction. Mr. Halliday stated that he would be amenable to assuming the role of General Manager of the Company's business with Applied after the closing of the merger and also discussed terms of a potential employment agreement with representatives of Applied.

        On May 2, 2011, Applied communicated to the Company's advisors a revised proposal regarding the antitrust-related provisions contained in the merger agreement. Following the receipt of such proposal, Mr. Dickerson contacted the members of the board of directors to discuss the proposal. Mr. Dickerson communicated to Applied that the Company's board of directors would not accept Applied's proposal regarding the antitrust-related matters. The Company and Applied agreed, however, to attempt to resolve the other significant outstanding issues in the definitive agreement, including the treatment of certain equity awards and the Company's proposed retention arrangements for certain key employees, while Applied determined whether it was willing to modify its position on the antitrust-related matters. Thereafter and throughout the day and night on May 3, 2011, management of the Company and Applied and the respective financial and legal advisers of the Company and Applied continued discussions regarding the open issues in the merger agreement. After the close of the market on May 3, 2011, Applied held a board meeting to discuss the transaction. Following the meeting, Applied communicated a final proposal on the antitrust-related matters to the Company whereby the parties would use reasonable best efforts to obtain required antitrust approvals and Applied would pay a reverse termination fee of $200 million to the Company if the merger agreement were terminated due to the failure to obtain certain antitrust approvals. Also on May 3, 2011, representatives of Applied met with certain key employees of the Company to discuss opportunities for such key employees with Applied following the closing of the merger.

        During the evening of May 3, 2011, the Company's board of directors held a meeting to review the terms and conditions of the proposed merger. Representatives of Simpson Thacher again reviewed with the board of directors its fiduciary duties in connection with its consideration of the proposed transaction and described certain material terms of the merger agreement, including the proposed resolution of the open points in the merger agreement. Credit Suisse reviewed its financial analyses of the merger consideration and rendered to the board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated May 3, 2011, to the effect that, as of that date and based on and subject to the assumptions made, matters considered and limitation on the scope of review undertaken as set forth in such opinion, the per share consideration to be received in the merger by holders of the Company's common stock was fair, from a financial point of view, to such holders. Also at this meeting, Messrs. Dickerson and Halliday discussed their proposed agreements with Applied with respect to their association with Applied after the consummation of the potential merger. After further discussion, the board of directors unanimously determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, the Company and its stockholders, approved the merger agreement and the merger and resolved to recommend that the Company's stockholders vote in favor of the adoption of the merger agreement.

        The merger agreement was executed by the Company, Applied and Merger Sub as of May 3, 2011 after the Company's board of directors' meeting. In connection with the execution of the merger agreement, Messrs. Dickerson and Halliday entered into agreements with Applied regarding their employment following the consummation of the proposed merger.

        On May 4, 2011, prior to the opening of trading on the NASDAQ, the Company and Applied issued a joint press release announcing the transaction and also hosted a joint conference call and webcast to discuss the announcement.

Reasons for the Merger; Recommendation of the Board of Directors

        The Company's board of directors unanimously determined that the merger agreement and the merger are fair to, and advisable and in the best interests of, our stockholders. On May 3, 2011, our board of directors approved the merger agreement and authorized the transactions contemplated by the merger agreement, including the merger, and recommended that our stockholders adopt the merger agreement. In reaching these conclusions, our board of directors considered a number of factors, including the following material factors (not necessarily in order of relative importance):

  •
  the historical and current financial condition, results of operations, business and prospects of the Company as well as our financial plan and prospects if we were to remain an independent company, including the current and expected conditions in the general economy and in the semiconductor industry, the substantial investment in research and development required to advance the development of our products and growth strategy and the accompanying risks associated therewith, including the challenges of doing so in a consolidating industry where certain of our competitors are likely to enjoy economies of scale and other advantages that are not available to us at the present time given our relative size, and the fact that our stockholders would continue to be subject to the risks and uncertainties of executing our financial plan and realizing our prospects unless we were acquired in a transaction for cash consideration;

  •
  that the all-cash per share merger consideration will provide our stockholders with certainty of value and the ability to monetize their investment in the Company in the near future, while avoiding the risks inherent in the Company's long-term business plan;

  •
  the historical market prices of our common stock and recent trading activity, including the fact that the $63.00 per share merger consideration represents (i) a 55% premium over the Company's closing stock price on May 3, 2011 (the last business day before announcement of the merger) and (ii) a higher price than the highest price at which the Company common stock has ever traded;

  •
  its belief that the Company's stock price was not likely to trade at or above the $63.00 price offered in the merger in the foreseeable future, which belief was based on a number of factors, including the directors' knowledge and understanding of the Company and the semiconductor industry, our management's projections and our business plan and the likelihood of executing the business plan, research analyst target prices and historical performance of our stock;

  •
  the financial presentation and opinion of Credit Suisse addressed to our board of directors that, as of May 3, 2011 and based upon and subject to the various assumptions and qualifications stated in its opinion, the merger consideration of $63.00 per share to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders. See "—Opinion of Credit Suisse" below and Annex B;

  •
  the business reputation and capabilities of Applied Materials and its management and the substantial financial resources of Applied Materials, which the board of directors believed supported the conclusion that a transaction with Applied Materials could be completed in an orderly manner;

  •
  its belief, in consultation with its legal and financial advisors, that it was unlikely that any strategic or private equity purchaser would make a higher offer for the Company based on market, industry and credit conditions;

  •
  the timing of the merger and the risk that, if we did not accept Applied Materials' offer, we would not have another opportunity to do so in the foreseeable future;

  •
  that, subject to compliance with the terms and conditions of the merger agreement, we are permitted to furnish information to and conduct negotiations with any third party that makes a bona fide, written, unsolicited acquisition proposal for us;

  •
  that, subject to compliance with the terms and conditions of the merger agreement, we are permitted to terminate the merger agreement in order to enter into an agreement with respect to a superior offer upon payment of a $147 million termination fee;

  •
  that, subject to compliance with the terms and conditions of the merger agreement, our board of directors is permitted to change its recommendation that our stockholders vote in favor of adoption of the merger agreement in response to a superior offer or certain changes in circumstances, if, in either case, our board of directors determines in good faith, after consultation with outside counsel, that the failure to change its recommendation would constitute a breach of its fiduciary duties and we comply with certain rights of Applied Materials under the merger agreement;

  •
  that the members of our board of directors were unanimous in their determination to recommend the merger agreement for adoption by our stockholders;

  •
  its belief that the termination fee provisions of the merger agreement would not be expected to preclude an unsolicited Company acquisition proposal;

  •
  that the merger agreement is not subject to a financing condition;

  •
  that we are able to specifically enforce Applied Materials' obligations pursuant to the merger agreement;

  •
  its belief that regulatory approvals and clearances necessary to complete the merger would likely be obtained and the obligation of Applied Materials in the merger agreement (i) to use its reasonable best efforts to obtain those approvals and clearances and (ii) to pay to us $200 million if the merger agreement is terminated under certain circumstances if approvals under antitrust laws are not obtained;

  •
  that the end date of April 30, 2012 under the merger agreement allows for sufficient time to complete the merger;

  •
  that the transaction will be subject to the approval of our stockholders and that, in this regard, our directors and executive officers do not own a significant enough interest, in the aggregate, in our shares to influence substantially the outcome of the stockholder vote. As of the close of business on June 27, 2011, the record date for the special meeting, our directors and executive officers and their respective affiliates owned an aggregate of 520,671 shares, representing approximately 0.67% of our outstanding common stock. See "—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 38 and "Security Ownership of Certain Beneficial Owners and Management" beginning on page 71; and

  •
  that our stockholders who do not vote in favor of adoption of the merger agreement may exercise appraisal rights under Section 262 of the Delaware General Corporation Law.

        Our board of directors was aware of and also considered the following potentially adverse factors associated with the merger, among others:

  •
  that the all-cash consideration, while providing certainty of value to our stockholders, would not allow our stockholders to have any ongoing equity participation in the surviving corporation following the closing of the merger (other than employee stockholders holding certain stock options that would convert into Applied stock options), meaning that our stockholders will cease to participate in our future earnings or growth, and will not benefit from any increases in the value of Applied Materials' stock following the closing of the merger;

  •
  that the proposed merger will be a taxable transaction for our stockholders;

  •
  that we will be required to pay Applied Materials a termination fee of $147 million if the merger agreement is terminated under certain circumstances, which could, but in the view of our board of directors should not, discourage other potential bidders from making a competing offer to acquire the Company;

  •
  that the merger is conditioned on the receipt of regulatory approvals, including approvals under the HSR Act and certain other non-U.S. competition laws, and therefore, the merger may not be completed in a timely manner or at all;

  •
  that the merger may not be completed as a result of the failure of our stockholders to adopt the merger agreement, and the result that the public announcement of such termination of the merger agreement may have on the trading price of our common stock and our operating results, particularly in light of the costs incurred and other opportunities foregone in connection with the transaction;

  •
  that we are subject to restrictions on the conduct of our business prior to the consummation of the merger, requiring us to conduct our business in the ordinary course consistent with past practice, subject to specified limitations, which may delay or prevent us from undertaking business opportunities that may arise during the pendency of the merger, whether or not the merger is completed;

  •
  that the announcement and pendency of the merger could result in the disruption of our business, including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on our business relationships; and

  •
  that if the merger is not completed, we may be adversely affected due to potential disruptions in our operations.

        The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive and only includes the material factors considered by our board of directors. In view of the large number of factors considered by our board of directors in connection with the evaluation of the merger agreement and the merger and the complexity of these matters, our board of directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did our board of directors evaluate whether these factors were of equal importance. In addition, each director may have given different weight to the various factors.

        Our board of directors conducted discussions of, among other things, the factors described above, including asking questions of our management and our financial and legal advisors, and unanimously determined that the merger agreement and the merger are fair to, and advisable and in the best interests of, our stockholders, and approved the merger agreement and authorized the transactions contemplated by the merger agreement, including the merger.

        Our board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement.

 Opinion of Credit Suisse

        We retained Credit Suisse to act as our financial advisor in connection with the merger. In connection with its review of the proposed merger, our board of directors requested that Credit Suisse advise it with respect to the fairness to the holders of our common stock, from a financial point of view, of the merger consideration to be received by such stockholders in the merger. On May 3, 2011, our board of directors met to review the proposed merger and the terms of the proposed merger agreement. During this meeting, Credit Suisse reviewed with our board of directors certain financial analyses, as described below, and rendered its oral opinion to our board of directors (which was subsequently confirmed in writing by delivery of Credit Suisse's written opinion dated the same date) that, as of May 3, 2011 and based upon and subject to the various assumptions and qualifications stated in its opinion, the merger consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders.

        The full text of Credit Suisse's written opinion, dated May 3, 2011, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of the review undertaken by Credit Suisse in connection with its opinion, is attached as Annex B of the proxy statement and is incorporated into this proxy statement by reference in its entirety. Holders of our common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse's opinion was provided to our board of directors in connection with its evaluation of the merger consideration to be received by the holders of our common stock in the merger and Credit Suisse's opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the merger. Credit Suisse's opinion addresses only the fairness to the holders of our common stock, from a financial point of view, of the merger consideration and does not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The following is a summary of the Credit Suisse opinion and is qualified in its entirety by reference to the full text of the opinion attached as Annex B, which you are encouraged to read in its entirety.

        In arriving at its opinion, Credit Suisse, among other things:

  •
  reviewed the merger agreement;

  •
  reviewed certain publicly available business and financial information relating to the Company;

  •
  reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with Credit Suisse by the Company;

  •
  met with the Company's management to discuss the business and prospects of the Company;

  •
  considered certain financial and stock market data of the Company, and compared that data with similar data for other publicly held companies in businesses Credit Suisse deemed similar to that of the Company;

  •
  considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which had recently been effected or announced; and

  •
  considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse deemed relevant.

        In connection with its review, Credit Suisse did not independently verify any of the foregoing information and assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company, the management of the Company advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Credit Suisse also assumed, with the Company's consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company and was not furnished with any such evaluations or appraisals. Credit Suisse's opinion addressed only the fairness, from a financial point of view and as of the date of its opinion, to the holders of the Company's common stock of the merger consideration and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. The issuance of Credit Suisse's opinion was approved by its authorized internal committee.

        Credit Suisse's opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on such date. Credit Suisse's opinion did not address the merits of the merger as compared to alternative transactions or strategies that may be available to the Company nor did it address the Company's underlying decision to proceed with the merger. Credit Suisse was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

Financial Analyses

        In preparing its opinion to the Company's board of directors, Credit Suisse performed a variety of analyses, including those described below. The summary of Credit Suisse's analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations as to the most appropriate and relevant methods of financial, comparative and other analyses and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Credit Suisse believes that the totality of its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In performing its analyses, Credit Suisse considered financial information regarding the Company as of May 3, 2011 and business, economic, industry and market conditions and other matters as they existed on, and could be evaluated as of, the date of the written opinion. No company or transaction used in Credit Suisse's analyses for comparative purposes is identical to the Company or the proposed merger. An evaluation of the results of Credit Suisse's analyses is not entirely mathematical. Rather, Credit Suisse's analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions analyzed. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Credit Suisse did not make separate or quantifiable judgments regarding individual analyses. The estimates contained in Credit Suisse's analyses and the implied reference ranges indicated by Credit Suisse's analyses are illustrative and are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company and the control of Credit Suisse. Accordingly, the estimates used in, and the results derived from, Credit Suisse's analyses are inherently subject to substantial uncertainty.

        Credit Suisse was not requested to, and it did not, recommend the specific consideration payable in the merger, which consideration was determined by the Company and Applied Materials, and the decision by the Company to enter into the merger was solely that of the Company's board of directors. Credit Suisse's opinion and financial analyses were provided to the Company's board of directors in connection with its consideration of the proposed merger and were among many factors considered by the board of directors of the Company in evaluating the proposed merger. Neither Credit Suisse's opinion nor its financial analyses were determinative of the consideration or of the views of the Company's board of directors or the Company's management with respect to the merger.

        The following is a summary of the material financial analyses performed by Credit Suisse for the Company's board of directors in connection with the preparation of Credit Suisse's opinion and reviewed with the Company's board of directors at a meeting held on May 3, 2011. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses and, in order to fully understand Credit Suisse's financial analyses, the tables must be read together with the text of each summary. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Credit Suisse's financial analyses.

Selected Companies Analysis.

        Credit Suisse reviewed certain financial data, multiples and ratios for the following publicly traded companies in the semiconductor capital equipment industry:

  •
  Applied Materials Inc.

  •
  ASML Holding N.V.

  •
  Tokyo Electron Ltd.

  •
  KLA-Tencor Corporation

  •
  Lam Research Corporation

  •
  Novellus Systems, Inc.

  •
  Axcelis Technologies, Inc.

        Although none of the selected companies are directly comparable to the Company, the selected companies were chosen because they are publicly traded companies that operate in a similar industry as the Company and have financial and operating characteristics similar to the Company. Credit Suisse determined, using its professional judgment, that these selected companies were the most appropriate for purposes of this analysis and, while there may have been other companies that operate in similar industries to the Company or have similar financial or operating characteristics to the Company, Credit Suisse did not specifically identify any other companies for this purpose. Credit Suisse calculated the multiples and ratios for the selected companies using closing stock prices as of May 2, 2011 and information it obtained from public filings, publicly available research analyst estimates and other publicly available information. With respect to the selected companies, Credit Suisse compared, among other things, enterprise value as a multiple of calendar year 2011 estimated earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, and stock price as a multiple of calendar year 2011 estimated earnings per share, which we refer to as EPS. Credit Suisse then applied reference ranges of selected multiples for the selected companies to corresponding financial data of the Company, using calendar year 2011 estimated EBITDA and EPS derived from the financial forecasts provided by the Company's management as described in the section of this proxy statement titled "—Certain Company Forecasts" on page 35 as well as calendar year 2011 estimated EBITDA and EPS based on publicly available research analyst estimates. Credit Suisse derived calendar year 2011 estimated EBITDA from the forecasted operating income provided by the Company's management and the Company's management's guidance regarding depreciation and amortization. This analysis indicated the following implied per share equity value reference range for the Company's common stock as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range for Varian	Per Share Merger Consideration
$36.92 - $47.85	$63.00

Discounted Cash Flow Analysis.

        Credit Suisse performed discounted cash flow analyses to calculate the estimated present values of the unlevered, after-tax free cash flows of the Company's core ion implantation business and the Company's solar business and other new product businesses for the period from March 30, 2011 through October 2, 2015, in order to derive implied per share equity value reference ranges for the Company based on the sum of the present values of such businesses. In performing these analyses, Credit Suisse used low, medium and high internal estimates provided to Credit Suisse by the Company's management for the fiscal years ending September 30, 2011 through October 3, 2014 and, based on discussions with management, extrapolated those estimates for the fiscal year ending October 2, 2015. See the section of this proxy statement titled "—Certain Company Forecasts" on page 35. The medium and high management cases did not assume a cyclical downturn in the semiconductor capital equipment industry within the forecast period. Credit Suisse calculated estimated terminal values of the Company's core ion implantation business in 2015 by applying a range of EBITDA multiples from 7.0x to 9.0x to the estimated five year average EBITDA for that business for the period ending October 2, 2015. The range of multiples for the Company's core ion implantation business was selected based on a review of current trading multiples of other companies in the semiconductor capital equipment industry. The present value of the cash flows and terminal values for the Company's core ion implantation business was then calculated using discount rates ranging from 10.5% to 12.5% based on the weighted average cost of capital for that business. Credit Suisse calculated estimated terminal values of the Company's solar business and other new product businesses in 2015 by applying a range of EBITDA multiples from 10.0x to 14.0x to the estimated five year average EBITDA for those businesses for the period ending October 2, 2015. The range of multiples for the Company's solar business and other new product businesses was selected based on a review of current trading multiples of other companies with growth and margin profiles similar to those of the Company's solar business and other new products businesses at the end of the forecast period. The present value of the cash flows and terminal values for the Company's solar business and other new product businesses was then calculated using discount rates ranging from 17.25% to 19.25% based on the weighted average cost of capital for that business. These analyses indicated the following implied per share equity value reference ranges for the Company's common stock as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Ranges for Varian
Varian Management Low Case	Varian Management Medium Case	Varian Management High Case	Per Share Merger Consideration
$46.36 - $56.72	$55.80 - $69.54	$66.47 - $84.08	$63.00

Selected Transactions Analysis.

        Credit Suisse reviewed certain transaction multiples in the following selected publicly-announced transactions, which involved companies with businesses in the semiconductor capital equipment industry:

Acquiror	Target
Advantest Corporation	Verigy Inc.
Teradyne, Inc.	Eagle Test Systems, Inc.
KLA-Tencor Corporation	ICOS Vision Systems Corporation N.V.
Lam Research Corporation	SEZ Holding AG
KLA-Tencor Corporation	ADE Corporation
Aixtron AG	Genus Inc.
Credence Systems Corporation	NPTest, Inc.
Investor Group	CoorsTek Inc.

        For the selected transactions, based on publicly available financial information with respect to the target companies and the selected transactions, Credit Suisse compared, among other things, enterprise value as a multiple of both the target company's EBITDA over the last 12 months preceding the announcement of the transaction, which we refer to as LTM, as well as the target company's estimated EBITDA over the next 12 months following the announcement of the transaction, which we refer to as NTM, and stock price as a multiple of the target company's LTM EPS and estimated NTM EPS. Credit Suisse then applied reference ranges of selected multiples for the selected transactions to corresponding financial data of the Company, using actual LTM EBITDA and EPS as of March 31, 2011 and estimated NTM EBITDA and EPS as of March 31, 2011 derived from the financial forecasts provided by the Company's management as described in the section of this proxy statement titled

"—Certain Company Forecasts" on page 35 as well as estimated NTM EBITDA and EPS of the Company as of March 31, 2011 based on publicly available research analyst estimates. Credit Suisse derived estimated NTM EBITDA from the forecasted operating income provided by the Company's management and the Company's management's guidance regarding depreciation and amortization. This analysis indicated the following implied per share equity value reference range for the Company's common stock as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range for Varian	Per Share Merger Consideration
$47.35 - $64.81	$63.00

Miscellaneous

        The Company engaged Credit Suisse based on Credit Suisse's qualifications, experience and reputation, and its familiarity with the Company and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        Credit Suisse will receive a fee of $29 million for its services in connection with the merger, $1 million of which was payable upon delivery of its opinion and the remaining portion of which is contingent upon the consummation of the merger. In addition, the Company has agreed to reimburse Credit Suisse for its reasonable expenses, including fees and expenses of legal counsel, and to indemnify Credit Suisse and related parties against certain liabilities and other items, including liabilities under the federal securities laws, arising out of its engagement. Credit Suisse and its affiliates have in the past provided, and in the future may provide, investment banking and other financial services to the Company and its affiliates for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. During the two-year period prior to the date of Credit Suisse's opinion, no other material relationship existed between Credit Suisse or any of its affiliates and the Company or Applied Materials or any of their respective affiliates pursuant to which compensation was received by Credit Suisse or its affiliates. Credit Suisse and its affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to the Company, Applied Materials and our and their respective affiliates for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Applied Materials and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.

Certain Company Forecasts

        The Company does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results as set forth below and is especially cautious of making financial forecasts due to the unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction involving the Company, the Company made available to Applied Materials and its advisors, the board of directors of the Company and Credit Suisse certain non-public financial forecasts that were prepared by management of the Company and not for public disclosure.

        A summary of these financial forecasts is not being included in this document to influence your decision whether to vote for or against the proposal to adopt the merger agreement, but is being included because financial forecasts were made available to Applied Materials and its advisors, the board of directors of the Company and Credit Suisse. The inclusion of this information should not be regarded as an indication that the board of directors of the Company, its advisors or any other person considered, or now considers, such financial forecasts to be material or to be a reliable prediction of actual future results, and these forecasts should not be relied upon as such. Our management's internal financial forecasts, upon which the financial forecasts were based, are subjective in many respects. There can be no assurance that these financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted. The financial forecasts cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. As a result, the inclusion of the financial forecasts in this proxy statement should not be relied on as necessarily predictive of actual future events.

        In addition, the financial forecasts were not prepared with a view toward public disclosure or toward complying with U.S generally accepted accounting principles, which we refer to as GAAP, the published guidelines of the SEC regarding projections and the use of measures not prepared in accordance with GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

        These financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company. Important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the Company's business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors described or referenced under "Cautionary Statement Concerning Forward-Looking Information" beginning on page 17. In addition, the forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for the Company's business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. Accordingly, there can be no assurance that these financial forecasts will be realized or that the Company's future financial results will not materially vary from these financial forecasts.

        No one has made or makes any representation to any stockholder or anyone else regarding the information included in the financial forecasts set forth below. Readers of this proxy statement are cautioned not to rely on the forecasted financial information. Some or all of the assumptions which have been made regarding, among other things, the timing of certain occurrences or impacts, may have changed since the date such forecasts were made. We have not updated and do not intend to update, or otherwise revise the financial forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events. The Company has made no representation to Applied Materials or Merger Sub or any other person in the merger agreement or otherwise, concerning these financial forecasts.

        The financial forecasts are forward-looking statements. For information on factors that may cause the Company's future financial results to materially vary, see "Cautionary Statement Concerning Forward-Looking Information" on page 17.

        In January 2011, the Company prepared financial forecasts for fiscal years 2011 through 2014, which were provided to the Company's board of directors and Credit Suisse. These financial forecasts reflected three scenarios for fiscal year 2014 and were otherwise consistent with respect to fiscal years 2011 through 2013. The first scenario, which is referred to as the Medium Case, assumed growth rates, market shares and external market factors that Management felt were reasonable at the time. The second scenario, which is referred to as the High Case, assumed enhanced revenue and financial results over the Medium Case as a result of higher growth rates for certain new products that the Company has introduced or plans to introduce and increased penetration of certain new markets the Company plans to enter or enhanced market share in markets in which the Company is currently a participant. The third scenario, which is referred to as the Low Case, assumed depressed revenue and financial results compared to the Medium Case as a result of lower growth rates for certain new products that the Company has introduced or plans to introduce and decreased penetration of certain new markets the Company plans to enter or a lower market share in markets in which the Company is currently a participant. The Low Case also assumed a cyclical downturn in the semiconductor capital equipment industry for fiscal year 2014 resulting in decreased capital investment by the Company's customers whereas the Medium and High Cases did not assume any such downturn.

        During January 2011, representatives from the Company met with representatives from Applied Materials and shared the Medium Case projections. The following is a summary of the Medium Case, High Case and Low Case prospective financial information.

January Forecast (Medium Case)

	Fiscal Year(1)
	2011	2012	2013	2014
	(in millions, except per share amounts)
Revenue	$1,277	$1,402	$1,742	$2,050
Operating Income	$356	$407	$544	$673
Net Income (2)	$310	$363	$493	$622
Earnings Per Diluted Share (2)	$4.20	$5.12	$7.44	$10.25

January Forecast (High Case)

	Fiscal Year(1)
	2011	2012	2013	2014
	(in millions, except per share amounts)
Revenue	$1,277	$1,402	$1,742	$2,683
Operating Income	$356	$407	$544	$983
Net Income (2)	$310	$363	$493	$892
Earnings Per Diluted Share (2)	$4.20	$5.12	$7.44	$14.70

January Forecast (Low Case)

	Fiscal Year(1)
	2011	2012	2013	2014
	(in millions, except per share amounts)
Revenue	$1,277	$1,402	$1,742	$1,484
Operating Income	$356	$407	$544	$382
Net Income (2)	$310	$363	$493	$368
Earnings Per Diluted Share (2)	$4.20	$5.12	$7.44	$6.06

(1)
Fiscal years ending September 30, 2011, September 28, 2012, September 27, 2013 and October 3, 2014.

(2)
The tax portion of the projections for fiscal years 2012 through 2014 in all cases were updated subsequent to the January meeting between the Company and Applied Materials and shared with the Company's board of directors, Credit Suisse and Applied Materials (but in the case of Applied Materials, only with respect to the Medium Case). These adjustments were immaterial in nature and are reflected in the Net Income and Earnings Per Diluted Shares projections in the tables above.

        From time to time, the Company further revised its fiscal year 2011 projections as part of its ordinary business practice. In each of the instances the projections were updated, the Company believed that the projections represented its best then-currently available estimates and judgments. In April 2011, the Company provided Applied Materials with an updated fiscal year 2011 financial forecast and also shared this updated forecast with the Company's board of directors and Credit Suisse. In the beginning of May 2011, the Company's fiscal year 2011 financial forecast was further updated in connection with the Company's public release of its fiscal second quarter 2011 earnings, and this update was provided to Applied Materials, the Company's board of directors and Credit Suisse. The updated fiscal 2011 financial forecasts from April and May 2011 are set forth below.

April Forecast

Fiscal Year Ending September 30, 2011
(in millions, except per share amounts)
Revenue	$1,337
Operating Income	$387
Net Income	$337
Earnings Per Diluted Share	$4.43

May Forecast

Fiscal Year Ending September 30, 2011
(in millions, except per share amounts)
Revenue	$1,275
Operating Income	$349
Net Income	$303
Earnings Per Diluted Share	$3.98

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of the Company's board of directors with respect to the merger, you should be aware that some of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally.

        These interests may present these directors and executive officers with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The Company's board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger. All of the amounts listed in the tables below represent amounts payable prior to any applicable withholding taxes.

Stock Options and Other Equity Based Awards

Stock Options

        As of June 27, 2011, there were approximately 1,245,526 shares of Company common stock subject to stock options granted under the Company's equity incentive plans to current executive officers and directors, of which 576,287 shares were vested and unexercised and 669,239 shares were unvested. Each outstanding and unexercised stock option (i) granted under our Amended and Restated 2006 Stock Incentive Plan that is vested immediately prior to the effective time of the merger (including options that vest contingent upon the merger), or (ii) that is otherwise identified by Applied Materials prior to the effective time of the merger with respect to options granted in one or more non-U.S. jurisdictions (these indentified options under clause (ii) are referred to as "specified options"), will be canceled, and the holder of such stock option will be entitled to receive promptly following the effective time of the merger, a cash payment, less applicable withholding taxes, equal to the product of:

  •
  the number of shares of the Company's common stock subject to the option as of the effective time of the merger, multiplied by

  •
  the excess, if any, of $63.00 over the exercise price per share of common stock subject to such option.

        As of the completion of the merger, each outstanding, unexercised stock option to purchase Company common stock (other than specified options) that (i) was issued under the Company's Omnibus Stock Plan, or (ii) is unvested immediately prior to the effective time of the merger, shall be converted into and become an option to purchase common stock of Applied Materials based on the conversion ratio described in the merger agreement (each, a "Continuing Option" and together, the "Continuing Options"). Each Continuing Option will continue to be subject to the terms and conditions, including vesting and exercisability, in effect prior to the effective time of the merger. Each Continuing Option will be exercisable, subject to the applicable vesting schedule, for the number of shares of Applied Materials common stock determined by multiplying (A) the number of shares of Company common stock subject to the Continuing Options immediately prior to the effective time of the merger, by (B) the conversion ratio and rounding down to the nearest full share. Each Continuing Option will have a new exercise price determined by dividing (A) the per share exercise price of the Continuing Option outstanding immediately prior to the effective time of the merger, by (B) the conversion ratio and rounding up to the nearest whole cent. However, if the employment of any Company employee who continues employment with Applied Materials (or one of its subsidiaries, including the Company after the completion of the merger) after the effective time of the merger (a "Continuing Employee") (other than a person who has entered into a change in control agreement with the Company, which includes Messrs. Dickerson, Halliday and Kim) is terminated by Applied Materials or the surviving corporation other than for cause (as defined in the merger agreement), death or disability, in all such cases within one year following the closing of the merger, any Continuing Option held by such Continuing Employee shall (at termination of employment) immediately vest as to an additional 12 months of vesting.

        The following table shows, for our executive officers and directors, the number of shares of common stock subject to outstanding vested options granted under the Amended and Restated 2006 Stock Incentive Plan as of June 27, 2011 and the cash-out value of these vested options. The information in the table assumes that all options remain outstanding on the closing date of the merger.

Name	Vested and Exercisable Option Awards	Estimated Cash-Out Value
Directors
Richard A. Aurelio (Non-Executive Chairman)	—	$—
Gary E. Dickerson (Chief Executive Officer)	305,415	$11,518,150
Xun (Eric) Chen	—	$—
Robert W. Dutton	13,500	$608,985
Dennis G. Schmal	13,500	$608,985
Bin-Ming (Benjamin) Tsai	—	$—
Named Executive Officers
Robert J. Halliday	50,133	$1,206,962
Yong-Kil Kim	193,739	$6,325,421
Robert J. Perlmutter	—	$—
Gary J. Rosen	—	$—

  Restricted Stock

        As of June 27, 2011, there were approximately 297,020 shares of unvested restricted stock held by the Company's current executive officers under the Company's equity incentive plans. None of our directors holds restricted stock. Under the terms of the merger agreement, if any shares of the Company's common stock constitute restricted stock, the merger consideration delivered in exchange for the cancellation of such shares of restricted stock will remain unvested and will be subject to the same restrictions and conditions as applied to such restricted stock under the award agreement under which it was granted. The cash portion of the merger consideration will not be paid until all such restrictions and conditions lapse. However, if the employment of any Continuing Employee (other than a person who has entered into a change in control agreement with the Company, which includes Messrs. Dickerson, Halliday and Kim) is terminated by Applied Materials or the surviving corporation other than for cause, death or disability, in all such cases occurring within one year following the closing of the merger, any unvested merger consideration held by such Continuing Employee shall (at termination of employment) immediately vest as to an additional 12 months of vesting and be paid promptly thereafter, except to the extent required to avoid a violation of Section 409A as determined by Applied Materials in good faith.

        The following table shows, for our executive officers, the number of shares of unvested restricted stock granted under the Amended and Restated 2006 Stock Incentive Plan as of June 27, 2011.

Name	Unvested Restricted Stock Awards
Gary E. Dickerson (Chief Executive Officer)	125,395
Robert J. Halliday	63,697
Yong-Kil Kim	25,641
Robert J. Perlmutter	43,662
Gary J. Rosen	38,625

  Restricted Stock Units

        As of June 27, 2011, all Company common stock subject to the Company's outstanding restricted stock unit awards held by our directors under our equity incentive plans were vested. Our executive officers do not hold any restricted stock unit awards. Under the terms of the merger agreement, all restricted stock unit awards that are outstanding at the effective time of the merger (whether vested or unvested) will be canceled, and the holder of each such award will only be entitled to receive, promptly following the effective time of the merger (and in all cases within 30 days of the effective time of the merger subject to any required delay to the extent required to avoid a violation of Section 409A as determined by Applied Materials in good faith), a cash payment of $63.00 per restricted stock unit, less any applicable withholding taxes and without interest.

  Change in Control Agreements

        The Company has in place change in control agreements with Messrs. Dickerson, Halliday and Kim (each a "CIC Executive"). Certain provisions in the change in control agreements for Mr. Dickerson and Mr. Halliday have been modified by their offer letters, as described above. Under the change in control agreements, in the event that within 18 months after a change in control, the definition of which includes the completion of the merger, the Company terminates the employment of a CIC Executive other than for Cause, death, Retirement (in the case of Messrs. Halliday and Kim) or Disability or the CIC Executive terminates his employment for Good Reason, or in the case of Mr. Dickerson, a voluntary termination for any reason (all terms as defined in the applicable change in control agreement), or upon a qualifying termination by the Company after the signing of the merger agreement but prior to the closing of the merger, the CIC Executive will receive the following:

  •
  a lump sum payment in an amount equal to 2.5 times (2.99 times for Mr. Dickerson) the sum of (a) his annual base salary, (b) the highest annual bonus that was paid to the CIC Executive in any of the three fiscal years ending prior to the date of termination under the MIP (but not less than the highest target bonus) and (c) the highest cash bonus for a performance period of more than one fiscal year that was paid to the CIC Executive in any of the three fiscal years ending prior to the date of termination under the MIP (but not less than the highest target bonus);

  •
  a lump sum payment equal to a pro rata portion of the CIC Executive's target bonus under the MIP for the current fiscal year and any other partially complete bonus performance period in which the termination occurs;

  •
  accelerated vesting of all unvested stock options (and extended exercisability through the expiration of the option's original term) and restricted stock awards held by the CIC Executive;

  •
  continued life, health, dental and vision and disability insurance coverage and financial/tax counseling until the earlier of 24 months following the CIC Executive's termination of employment or the CIC Executive's commencement of substantially equivalent full-time employment with a new employer; and

  •
  the CIC Executive may elect upon termination to purchase any automobile then in his possession and subject to a Company lease, for a price equal to the residual value set forth in the lease.

        Unless prohibited by applicable law, the lump sum payments referenced above shall be paid no later than 5 business days following the date of termination, subject to any delay required by Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). If it is determined that any of the foregoing payments would be subject to the excise tax imposed by Code Section 4999, then the CIC Executive is entitled to receive an additional gross-up payment in an amount that will place the CIC Executive in the same after-tax economic position as he would have enjoyed had there been no excise tax.

        All three change in control agreements also contain confidentiality provisions and requirements and provide that while employed by the Company and for a period of two years after a qualifying termination of employment, the executives will not solicit or otherwise interfere with the relationship of a Protected Party (as defined in the applicable change in control agreement) with an employee or any person or entity who is, or was within the most recent 12 month period, a customer or client of a Protected Party, and in the case of Mr. Dickerson, will not compete with the Company (or any subsidiary of the Company) in any business in which it is actively engaged and in any geographic area in which the Company (or any subsidiary of the Company) is doing business.

Future Services to Applied Materials

Offer Letters

        Mr. Dickerson entered into an offer letter with Applied Materials, dated May 2, 2011, pursuant to which he will become a senior executive of Applied Materials after the completion of the merger. The offer letter provides that Mr. Dickerson's employment with Applied Materials will be at-will and Mr. Dickerson will report to Applied Materials' Chief Executive Officer (the "CEO") and will provide services for a 6 month period (or such shorter period as the CEO may decide) beginning on the closing date (such period, the "Transition Period"). Mr. Dickerson will receive a base salary of $2,500,000 for his services during the Transition Period (the "Transition Salary"). If the Transition Period is less than six months, Applied Materials will pay Mr. Dickerson the difference between the total Transition Salary and the portion of the Transition Salary already paid to Mr. Dickerson. Mr. Dickerson will not be eligible to participate in any of Applied Materials' bonus or incentive plans during the Transition Period.

        The offer letter provides that in the event that the fiscal 2011 bonus period under the Company's management incentive plan (the "MIP") has not yet been completed as of the closing of the merger (and Mr. Dickerson has not otherwise received a bonus under the MIP for the 2011 fiscal year), Mr. Dickerson will receive a prorated portion of the bonus he otherwise would have received under the MIP for the 2011 fiscal year based on actual Company performance for the full fiscal year. This prorated bonus will be paid in lieu of any bonus otherwise payable to Mr. Dickerson under the MIP with respect to the Company's 2011 fiscal year.

        Each unvested stock option and share of restricted stock (including any restricted stock subject to performance vesting conditions) held by Mr. Dickerson prior to the merger that is assumed by Applied Materials in connection with the merger will become fully vested (with performance-based restricted stock vested at the "target" level of performance) on the day immediately following the closing of the merger (assuming Mr. Dickerson's employment with Applied Materials on such date).

        Applied Materials has agreed to assume Mr. Dickerson's change in control agreement (discussed below) as modified by the terms of the offer letter, subject to Mr. Dickerson agreeing not to exercise his rights under his change in control agreement to receive severance payments and benefits (other than a potential gross-up payment) as a result of his voluntary resignation during the Transition Period. If Mr. Dickerson does voluntarily resign his employment during the Transition Period, he will not be entitled to receive any severance or benefits under his change in control agreement (including through any equity or other agreement providing similar benefits). Otherwise, his change in control agreement and the benefits Mr. Dickerson is entitled to receive thereunder will remain unchanged.

        At the effective time of the merger, Applied Materials will place a cash amount equal to the estimated maximum cash severance and benefits payable pursuant to Mr. Dickerson's change in control agreement in an irrevocable trust containing terms mutually agreed to by Mr. Dickerson and Applied Materials, and which will bear interest at the applicable Federal interest rate then in effect. The amounts in the trust will be paid to Mr. Dickerson in accordance with his change in control agreement, as modified by his offer letter. See "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 38.

        Mr. Halliday also entered into an offer letter with Applied Materials, dated May 2, 2011, pursuant to which he agreed to be employed as a group vice president and general manager of Applied Materials after the completion of the merger. The offer letter provides that Mr. Halliday's employment with Applied Materials will be at-will and Mr. Halliday will receive a base salary of $400,000 per year and will be eligible to participate in the Applied Incentive Plan (the "AIP") for the 2012 and 2013 fiscal years at a target bonus equal to 90% of his salary. Mr. Halliday will also be eligible to participate in the existing Company benefit plans or the Applied Materials benefit plans at levels commensurate with those benefits provided to similarly situated employees of Applied Materials, subject to eligibility requirements and any waiting periods required for administrative purposes and the requirements of such plans.

        Under the terms of the offer letter, Mr. Halliday will be entitled to receive a sign-on bonus of $200,000 payable within 30 days of the closing of the merger. Subject to his continued employment through the applicable date, (i) on the first anniversary of the closing of the merger (the "First Anniversary"), Mr. Halliday will be entitled to receive a second bonus of $200,000 (the "Second Bonus"), payable within 30 days of the First Anniversary and (ii) on the second anniversary of the closing of the merger (the "Second Anniversary"), Mr. Halliday will be entitled to receive a third bonus of $2,600,000 (the "Third Bonus"), payable within 30 days of the Second Anniversary. If Mr. Halliday's employment with Applied Materials terminates before the First Anniversary in circumstances that entitle him to receive benefits under his change in control agreement, as modified by the offer letter,

Mr. Halliday will receive the Second Bonus consistent with the terms and conditions of the severance payments set forth in the change in control agreement. If Mr. Halliday's employment with Applied Materials terminates after the 18 month anniversary of the closing of the merger, but prior to the Second Anniversary as a result of his death or Disability, or due to Mr. Halliday's resignation for Good Reason or termination by Applied Materials without Cause (all terms as defined in Mr. Halliday's change in control agreement), Mr. Halliday will still be entitled to receive the Third Bonus. All bonus payments will be subject to applicable payroll tax withholding and deductions.

        The offer letter provides that in the event that the fiscal 2011 bonus period under the MIP has not yet been completed as of the closing of the merger (and Mr. Halliday has not otherwise received a bonus under the MIP for the 2011 fiscal year), Mr. Halliday will receive the greater of (i) the bonus he would otherwise have received under the MIP for the 2011 fiscal year based on actual Company performance for the full year and (ii) the bonus Mr. Halliday would have received under the AIP for Applied Materials' 2011 fiscal year, assuming the same target bonus amount as under the MIP, had he been a participant in the AIP through Applied Materials' 2011 fiscal year. The foregoing payment will be in lieu of any prorated bonus otherwise payable to Mr. Halliday under the MIP as a result of the merger.

        Subject to Mr. Halliday's continued employment on each grant date, Mr. Halliday will also be entitled to receive two grants of 120,000 restricted stock units from Applied Materials under its Employee Stock Incentive Plan (the "ESIP"), the first grant to be awarded on a date promptly following the closing of the merger and the second grant to be awarded within 30 days of the Second Anniversary. All such restricted stock units will vest (subject to Mr. Halliday's continued employment through the applicable vesting date) in equal installments on each of (i) the First Anniversary, (ii) the Second Anniversary and (iii) the third anniversary of the closing date of (a) the merger (with respect to the first grant) or (b) the date of grant (with respect to the second grant).

        Each unvested Company stock option held by Mr. Halliday prior to the merger that is assumed by Applied Materials in connection with the merger will become fully vested and exercisable on the day immediately following the closing of the merger subject to Mr. Halliday's employment with Applied Materials on such date.

        All restricted stock held by Mr. Halliday prior to the merger that is assumed by Applied Materials in connection with the merger (including restricted stock that is subject to performance-based vesting) (the "Assumed Restricted Stock") will vest as follows, subject to Mr. Halliday's continued employment through each applicable date:

  •
  all Assumed Restricted Stock scheduled to vest between the closing of the merger and December 31, 2011 shall vest and be paid on December 31, 2011;

  •
  all Assumed Restricted Stock otherwise scheduled to vest on or after January 1, 2012 through the First Anniversary instead shall vest and be paid on the First Anniversary; and

  •
  all Assumed Restricted Stock scheduled to vest after the First Anniversary shall vest on the First Anniversary; however, these awards will be paid to Mr. Halliday on the same dates they otherwise would have vested pursuant to the original vesting schedule (including any acceleration under Mr. Halliday's change in control agreement) with such cash payments bearing interest at the Federal short-term interest rate.

If the closing of the merger occurs in calendar year 2012, all calendar year dates referenced above will be changed by adding one calendar year to each such date.

        Under the terms of the offer letter, Applied Materials has agreed to assume Mr. Halliday's change in control agreement as modified by the terms of the offer letter, subject to Mr. Halliday agreeing that he will not be entitled to claim Good Reason (as defined in his change in control agreement) on account of the merger or his new position, duties, compensation, responsibilities, benefits and/or perquisites provided by Applied Materials immediately following the closing of the merger and as set forth in the offer letter. See "Interests of the Company's Directors and Executive Officers in the Merger—Potential Payments in Connection with a Change of Control" beginning on page 45.

        Applied Materials expects to enter into offer letters with the remaining named executive officers. Such offer letters may provide for severance, retention benefits and equity acceleration.

Noncompetition Agreements

        Applied Materials entered into noncompetition agreements with Mr. Halliday and Mr. Dickerson, both dated as of May 2, 2011 and both of which are to become effective as of the closing of the merger.

        The Dickerson noncompetition agreement provides that Mr. Dickerson will not, for an 18 month period beginning on the closing date of the merger, (i) directly or indirectly solicit or otherwise interfere with the relationship of the Company or any of its subsidiaries (each, a "Protected Party") with any employee of a Protected Party or any person who is, or was within the then most recent 12 month period, a customer or client of a Protected Party, or (ii) without the prior written consent of a Protected Party, directly or indirectly own an interest in or become affiliated with a business organization that is engaged in any business in which a Protected Party is engaged; provided that the restriction shall not apply to (i) any non-employee directorships held by Mr. Dickerson as of May 2, 2011 or (ii) Mr. Dickerson's ownership of less than 1% of the voting stock of any publicly held corporation for personal investment purposes.

        The Halliday noncompetition agreement provides that Mr. Halliday will not, for a two year period beginning on the closing date of the merger, directly or indirectly engage in any aspect of the Company's Business in any part of the Restricted Territory (both terms as defined in the noncompetition agreement) or become affiliated with any person that engages directly or indirectly in any aspect of the Company's Business in any part of the Restricted Territory; provided that the restriction shall not apply to Mr. Halliday's ownership of less than 1% of the voting stock (including shares that are owned beneficially by Mr. Halliday's affiliates) of any publicly held corporation if neither Mr. Halliday nor any of his affiliates is otherwise associated directly or indirectly with such corporation.

        The Halliday noncompetition agreement also provides that for two years from the date of Mr. Halliday's termination of employment with Applied Materials, Mr. Halliday will not (i) hire any person who was an employee of the Company or Applied Materials (or any of its subsidiaries) on, or during the 30 days prior to, his termination (such person, a "Specified Individual"), or (ii) solicit any Specified Individual to leave his or her employment with the Company or Applied Materials or directly or indirectly solicit or attempt to solicit any customer or other person to not do business with the Company or to do business with a competitor that engages in any aspect of the Business in any part of the Restricted Territory.

Supplemental Executive Retirement Plan

        The Company has provided supplemental executive retirement benefits for Messrs. Dickerson, Halliday, Kim, and Perlmutter through the Company's Supplemental Retirement Plan (the "SERP"). Under the SERP, the Company provides an annual benefit to participating executives, payable for 15 years upon termination of employment with the Company. In connection with the merger, each of Messrs. Halliday's, Perlmutter's, Dickerson's and Kim's accounts under the SERP shall become fully vested and shall be distributed no later than 12 months after the closing of the merger. The following table summarizes the amounts payable to the executives under the SERP as of the effective time of the merger (assuming the merger was consummated on October 31, 2011).

Executive	Value of SERP Payment
Gary Dickerson	$1,020,457
Robert Halliday	$624,408
Yong-Kil Kim	$506,755
Robert Perlmutter	$206,249

Potential Payments In Connection with a Change of Control

        The table below reflects the compensation and benefits that will or may be paid or provided to each of the named executive officers in connection with the merger in the circumstances described below. Severance payments have been calculated based on the named executive officer's current base salary and target bonus opportunity. Regardless of the manner in which a named executive officer's employment terminates, the executive is entitled to receive amounts already earned during his term of employment, such as base salary earned through the date of termination. Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed a closing date of October 31, 2011, including with respect to calculating the portion of equity awards subject to acceleration of vesting (assuming continued vesting of the equity and assuming that all options and unvested shares of restricted stock remain outstanding on such date).

Golden Parachute Compensation

Name	Cash		Equity		Pension/ NQDC(1)	Perquisites/ Benefits(2)	Tax Reimbursement(3)	Other		Total*
Gary Dickerson	$5,926,212	(4)	$16,431,041	(5)	$1,020,457	$53,015	$—	$2,513,752	(6)(7)	$25,944,477
Robert Halliday	$2,610,597	(8)	$8,639,804	(9)	$624,408	$54,109	$—	$3,000,000	(10)	$14,928,918
Yong-Kil Kim	$1,881,734	(11)	$4,424,142	(12)	$506,755	$23,354	$—	n/a		$6,835,985
Robert Perlmutter	n/a		$2,427,782	(13)	$206,249	n/a	n/a	n/a		$2,634,031
Gary Rosen	n/a		$2,072,087	(13)	n/a	n/a	n/a	n/a		$2,072,087

*
The total amount is an estimate based on multiple assumptions that may or may not occur. The actual total amount received by the named executive officer may be (and in Mr. Halliday's case, likely will be) substantially less than the amounts reflected in this column depending on future circumstances. For instance, certain severance payments to Mr. Halliday may be earned only upon a qualifying termination of employment within 18 months following the closing of the merger (see footnote 9), while certain retention bonuses cannot be earned within such time frame (see footnote 11). Although both types of payments are included in the above table, there is no circumstance in which he would receive both sets of payments.

(1)
These arrangements are single-trigger because the balances contained in the individual's SERP accounts will fully vest upon the consummation of the merger.

(2)
Pursuant to the terms of the executive's change in control agreement and upon a qualifying termination within 18 months following a change in control (a double-trigger arrangement), each of Messrs. Dickerson, Halliday and Kim will receive continued life, health, dental, vision and disability insurance coverage and financial/tax counseling until the earlier of 24 months following the qualifying termination of employment or the executive's commencement of substantially equivalent full-time employment with a new employer, with such benefits valued as follows: Mr. Dickerson: $45,580, Mr. Halliday: $48,010 and Mr. Kim: $23,354. Under the same termination conditions, each executive may also elect to purchase any automobile then in his possession and subject to a Company lease, for a price equal to the residual value set forth in the lease, with such benefit valued as follows: Mr. Dickerson: $7,435, Mr. Halliday: $6,099, and Mr. Kim: $0.

(3)
This represents the estimated Section 280G gross-up payments and are subject to change based on the actual closing date of the merger, date of termination of employment (if any) of the named executive officer, interest rates then in effect and certain other assumptions used in the calculations. The estimates do not take into account the value of any non-competition agreement with a named executive officer or certain amounts that may be reasonable compensation provided to the named executive officer, either before or after the closing of the merger, each of which may, in some cases, significantly reduce the amount of the potential Section 280G gross-up payments.

(4)
The cash severance is payable pursuant to Mr. Dickerson's change in control agreement and equals 2.99 times the sum of (i) Mr. Dickerson's annual base salary of $667,410, (ii) the highest annual bonus paid to him in any of the three fiscal years prior to the date of termination (but not less than the highest target bonus), at $1,296,000, and (iii) the highest cash bonus for a performance period of more than one fiscal year paid in any of the three fiscal years ending prior to the date of termination (but not less than the highest target bonus), which is equal to $0. In addition, pursuant to the terms of change in control agreement, Mr. Dickerson will receive a lump sum payment equal to a pro-rata portion of his target bonus under the MIP for the current fiscal year and any other partially complete bonus performance period in which the termination occurs. For purposes of this table, we have assumed 100% actual performance for fiscal year 2012, of which one twelfth of the year will be completed, assuming a closing date of October 31, 2011 for purposes of calculating such amounts, for an estimated pro-rated bonus value of $55,617. The cash compensation will be paid in a lump-sum payment and will be paid upon a termination other than for Cause, death or Disability (as such terms are defined in Mr. Dickerson's change in control agreement) or a voluntary termination for any reason, in all cases within 18 months following the merger (double-trigger severance payments) or if Mr. Dickerson is terminated by the Company between the signing of the merger agreement and the closing of the merger, unless such termination is shown not to be in connection with the transaction. Notwithstanding the foregoing and pursuant to the terms of his offer letter with Applied Materials, Mr. Dickerson has agreed not to exercise his rights under his change in control agreement to receive any severance payments or benefits as a result of his voluntary termination during the Transition Period (defined below), other than a potential 280G gross-up payment.

(5)
Mr. Dickerson's change in control agreement provides for the full acceleration of his outstanding stock options and restricted stock upon a qualifying termination within 18 months following a change in control (a double-trigger arrangement). In connection with the merger, certain of Mr. Dickerson's Company equity awards will be assumed by Applied Materials as provided in the merger agreement, including each of Mr. Dickerson's stock options that are outstanding and unvested as of the effective time of the merger (the "Dickerson Unvested Assumed Options"). If Mr. Dickerson is an employee of Applied Materials on the day immediately following the closing of the merger, the vesting of each Dickerson Unvested Assumed Option will be accelerated in full as of that date. In addition, each unvested share of Mr. Dickerson's restricted stock outstanding immediately prior to the effective time of the merger (including any restricted stock subject to performance conditions) will be converted into the per share merger consideration of $63.00 per share in accordance with the terms of the merger agreement (the "Dickerson Assumed Restricted Stock Awards"). If Mr. Dickerson is an employee of Applied Materials on the day immediately following the closing of the merger, the vesting of all of the Dickerson Assumed Restricted Stock Awards will accelerate in full and awards that are subject to performance vesting conditions will vest at the "target" level of performance. The amount above reflects the aggregate market value of the Dickerson Unvested Assumed Options and Dickerson Assumed Restricted Stock Awards which will fully accelerate as of the day immediately following the closing of the merger (single-trigger vesting acceleration). The value of the accelerated Dickerson Unvested Assumed Options was determined by multiplying (i) the number of Dickerson Unvested Assumed Options by (ii) the difference between $63.00 and the applicable exercise price of such stock options, which has a total value of $8,637,878. The value of the accelerated Dickerson Assumed Restricted Stock Awards was determined by multiplying (i) the number of shares subject to the Dickerson Assumed Restricted Stock Awards by (ii) $63.00 per share, which has a total value of $7,793,163.

(6)
Pursuant to the terms of his offer letter with Applied Materials, Mr. Dickerson will receive a base salary of $2,500,000 (the "Transition Salary") for services performed for the six-month period (or such shorter time as determined by Applied Materials' Chief Executive Officer) (the "Transition Period") beginning on the closing date of the merger. If the Transition Period is shortened by Applied Materials' Chief Executive Officer and is less than six months, Applied Materials will pay Mr. Dickerson a lump-sum payment equal to the difference between the total Transition Salary and the portion of the Transition Salary already paid to Mr. Dickerson. This payment is considered a double-trigger payment because it would be paid following a qualifying termination subsequent to the completion of the merger. Pursuant to the terms of his offer letter with Applied Materials, Mr. Dickerson has agreed not to exercise his rights under his change in control agreement to receive any severance payments or benefits as a result of his voluntary termination during the Transition Period, other than a potential 280G gross-up payment.

(7)
At the effective time of the merger, Applied Materials will place a cash amount equal to the estimated maximum cash severance and benefits payable pursuant to Mr. Dickerson's change in control agreement in an irrevocable trust containing terms mutually agreed to by Mr. Dickerson and Applied Materials and which will bear interest at the applicable Federal interest rate then in effect. Assuming a closing date of October 31, 2011, and a Federal short-term interest rate of 0.46% (which is the Federal short-term interest rate applicable for June 2011), this amount is $13,752.

(8)
The cash severance is payable pursuant to Mr. Halliday's change in control agreement and equals 2.50 times the sum of (i) Mr. Halliday's annual base salary of $375,960, (ii) the highest annual bonus paid to him in any of the three fiscal years prior to the date of termination (but not less than the highest target bonus), at $657,000, and (iii) the highest cash bonus for a performance period of more than one fiscal year paid in any of the three fiscal years ending prior to the date of termination (but not less than the highest target bonus), which is equal to $0. In addition, pursuant to the terms of the change in control agreement, Mr. Halliday will receive a lump sum payment equal to a pro-rata portion of his target bonus under the MIP for the current fiscal year and any other partially complete bonus performance period in which the termination occurs. For purposes of this table, we have assumed 100% actual performance for fiscal year 2012, of which one twelfth of the year will be completed, assuming a closing date of October 31, 2011 for purposes of calculating such amounts, for an estimated pro-rated bonus value of $28,197. The cash compensation will be paid in a lump-sum payment and will be paid upon a termination other than for Cause, death, Retirement or Disability (as such terms are defined in Mr. Halliday's change in control agreement) or a voluntary termination for Good Reason (as defined in his change in control agreement), in all cases within 18 months following the merger (double-trigger severance payments) or if Mr. Halliday is terminated by the Company between the signing of the merger agreement and the closing of the merger, unless such termination is shown to not be in connection with the merger.

(9)
Mr. Halliday's change in control agreement provides for the full acceleration of his outstanding stock options and restricted stock upon a qualifying termination within 18 months following a change in control (a double-trigger arrangement). In connection with the merger, each of Mr. Halliday's Company stock options that is outstanding and unvested immediately prior to the effective time will be assumed by Applied Materials as provided in the merger agreement (the "Halliday Unvested Assumed Options"). If Mr. Halliday is an employee of Applied Materials on the day immediately following the closing of the merger, the vesting of each Halliday Unvested Assumed Option will be accelerated in full as that date. In addition, each unvested share of Mr. Halliday's restricted stock outstanding immediately prior to the effective time of the merger (including any restricted stock subject to performance conditions) will be converted into the per share merger consideration of $63.00 per share in accordance with the terms of the merger agreement (the "Halliday Assumed Restricted Stock Awards"). The Halliday Assumed Restricted Stock Awards will vest and be paid as follows: the portion of the Halliday Assumed Restricted Stock Awards that are scheduled to vest between the closing of the merger and December 31, 2011, instead will vest and be paid to Mr. Halliday on December 31, 2011, subject to his continued employment with Applied Materials through such date. The portion of the Halliday Assumed Restricted Stock Awards otherwise scheduled to vest on or after January 1, 2012 through the First Anniversary (as defined below), instead will vest and be paid to Mr. Halliday on the First Anniversary, subject to his continued employment with Applied Materials through such date. The portion of the Halliday Assumed Restricted Stock Awards scheduled to vest after the First Anniversary will vest on the First Anniversary (subject to Mr. Halliday's continued employment with Applied Materials on such date) but will be paid to Mr. Halliday on the same dates they otherwise would have vested pursuant to the original vesting schedule, with such cash payments bearing interest at the Federal short-term interest rate. The amount above reflects the aggregate market value of the Halliday Unvested Assumed Options which will fully accelerate as of the day immediately following the closing of the merger (single-trigger vesting acceleration) and the value of the accelerated vesting of the Halliday Assumed Restricted Stock Awards. The value of the accelerated Halliday Unvested Assumed Options was determined by multiplying (i) the number of Halliday Unvested Assumed Options by (ii) the difference between $63.00 and the applicable exercise price of such stock options, which has a total value of $4,748,709. The value of the accelerated Halliday Assumed Restricted Stock Awards was determined by multiplying (i) the number of shares of Company common stock subject to the Halliday Assumed Restricted Stock Awards by (ii) $63.00 per share, which has a total value of $3,884,958, plus the estimated interest earned in connection with the cash payments associated with the Halliday Assumed Restricted Stock Awards which is estimated at $6,137 (assuming an interest rate of 0.46%, which is the Federal short-term interest rate in effect for June 2011).

(10)
Pursuant to the terms of his offer letter with Applied Materials, Mr. Halliday will receive a sign-on bonus in the amount of $200,000, less applicable payroll tax withholding, payable in a lump-sum and within 30 days of the closing of the merger (single-trigger payment). If Mr. Halliday remains an Applied Materials employee through the first anniversary of the closing of the merger (the "First Anniversary"), he will earn an additional bonus of $200,000, less applicable payroll tax withholding, payable in a lump-sum within 30 days following the First Anniversary (the "Second Guaranteed Bonus"). If Mr. Halliday's employment terminates before the First Anniversary in circumstances that entitle him to receive severance under his change in control agreement, he will receive the Second Guaranteed Bonus, consistent with the terms and conditions of the severance payments set forth in the change in control agreement. If Mr. Halliday remains an Applied Materials employee through the second anniversary of the closing of the merger (the "Second Anniversary"), he will earn a bonus in the amount of $2,600,000, less applicable payroll tax withholding, payable in a lump-sum within 30 days following the Second Anniversary (the "Third Guaranteed Bonus"). If Mr. Halliday's employment with Applied Materials is terminated after the 18-month anniversary of the closing of the merger and prior to the Second Anniversary as a result of his death or Disability (as defined in his change in control agreement), his resignation for Good Reason (as defined in his change in control agreement, as modified by his Applied Materials offer letter), or due to the termination of his employment for Cause (as defined in his change in control agreement, as modified by his Applied Materials offer letter), he will receive the Third Guaranteed Bonus (but, importantly, since his change in control agreement will have expired by the time the Third Guaranteed Bonus may be earned, he will not also receive benefits under his change in control agreement). The Second Guaranteed Bonus and the Third Guaranteed Bonus are single-trigger payments.

(11)
The cash severance is payable pursuant to Mr. Kim's change in control agreement and equals 2.50 times the sum of (i) Mr. Kim's annual base salary of $314,163, (ii) the highest annual bonus paid to him in any of the three fiscal years prior to the date of termination (but not less than the highest target bonus), estimated at $431,200, and (iii) the highest cash bonus for a performance period of more than one fiscal year paid in any of the three fiscal years ending prior to the date of termination (but not less than the highest target bonus), which is equal to $0. In addition, pursuant to the terms of his change in control agreement, Mr. Kim will receive a lump sum payment equal to a pro-rata portion of his target bonus under the MIP for the current fiscal year and any other partially complete bonus performance period in which the termination occurs. For purposes of this table, we have assumed 100% actual performance for fiscal year 2012, of which one twelfth of the year will be completed, assuming a closing date of October 31, 2011 for purposes of calculating such amounts, for an estimated pro-rated bonus value of $18,326. The cash compensation will be paid in a lump-sum payment and will be paid upon a termination other than for Cause, death, Retirement or Disability (as such terms are defined in Mr. Kim's change in control agreement) or a voluntary termination for Good Reason (as defined in his change in control agreement), in all cases within 18 months following the merger (double-trigger severance payments) or if Mr. Kim is terminated by the Company between the signing of the merger agreement and the closing of the merger, unless such termination is shown to not be in connection with the merger.

(12)
Mr. Kim's change in control agreement provides for the full acceleration of his outstanding stock options and restricted stock upon a qualifying termination within 18 months following a change in control (a double-trigger arrangement). The amount above reflects the aggregate market value of unvested Company stock options and restricted stock awards which will fully accelerate upon a qualifying termination within 18 months following the merger. The value of the accelerated Company stock options was determined by multiplying (i) the number of unvested Company stock options by (ii) the difference between $63.00 and the applicable exercise price of such stock options, which has a total value of $2,838,621. The value of the accelerated restricted stock was determined by multiplying (i) the number of shares of restricted stock by (ii) $63.00 per share, which has a total value of $1,585,521.

(13)
Pursuant to the terms of the merger agreement, if the employment of any Company employee who continues employment with Applied Materials (or one of its subsidiaries, including the Company after the completion of the merger) after the effective time of the merger (a "Continuing Employee") (other than a person who has entered into a change in control agreement with the Company, which includes Messrs. Dickerson, Halliday and Kim) is terminated by Applied Materials or the surviving corporation other than for cause (as defined in the merger agreement), death or disability, in all such cases within one year following the closing of the merger, any continuing options held by such Continuing Employee shall (at termination of employment) immediately vest as to an additional 12 months of vesting. In the case of restricted stock, if the employment of any Continuing Employee (other than a person who has entered into a change in control agreement with the Company, which includes Messrs. Dickerson, Halliday and Kim) is terminated by Applied Materials or the surviving corporation other than for cause, death or disability, in all such cases occurring within one year following the closing of the merger, any unvested merger consideration held by such Continuing Employee as a result of the cancellation of his or her restricted stock shall (at termination of employment) immediately vest as to an additional 12 months of vesting and be paid promptly thereafter, except that payment shall be delayed to the extent required to avoid a violation of Section 409A as determined by Applied Materials in good faith. The value of the accelerated Company stock options was determined by multiplying (i) the number of potential accelerated Company stock options by (ii) the difference between $63.00 and the applicable exercise price of such stock options, with a total value of $1,682,933 for Mr. Perlmutter and $1,412,540 for Mr. Rosen. The value of the accelerated restricted stock was determined by multiplying (i) the number of shares of potential accelerated restricted stock by (ii) $63.00 per share, which has a total value of $744,849 for Mr. Perlmutter and $659,547 for Mr. Rosen.

Indemnification and Insurance

        For a period of six years following the closing of the merger (and until the final disposition of any litigation that is commenced during such period), Applied Materials will cause the surviving corporation to assume and honor the obligations with respect to all rights to indemnification, advancement of expenses and exculpation by the Company existing in favor of each present and former director, officer, employee or agent of the Company prior to the effective time of the merger for acts and omissions occurring prior to the effective time of the merger as provided in the certificate of incorporation or bylaws of the Company and as provided in certain indemnification agreements between the Company and such persons.

        The merger agreement further provides that prior to the effective time, the Company shall purchase, or at the Company's option, Applied Materials shall purchase, a prepaid, non-cancellable "tail" policy on the existing policy of directors' and officers' liability insurance maintained by the Company as of May 3, 2011 with a claims reporting or discovery period of at least six years from and after the effective time of the merger and on terms and conditions at least as favorable as the existing policies of the Company as of May 3, 2011 (provided that the Company will not, without the prior written consent of Applied Materials, expend and Applied Materials will not be obligated to expend for such policies a premium in excess of 300% of the annual premiums currently paid by the Company for such insurance). If that amount is exceeded, the Company may, and Applied Materials will only be required to, obtain policies with the greatest coverage available for a cost not exceeding such amount.

 Material United States Federal Income Tax Consequences

        The following is a general discussion of certain material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of our common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

        For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of shares of common stock that is, for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the U.S.;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state or the District of Columbia;

  •
  a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        This discussion assumes that a beneficial owner holds the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a beneficial owner in light of the particular circumstances, or that may apply to a beneficial owner that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, stockholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, or stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, this discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. This discussion also does not address the U.S. tax consequences to any stockholder that is, for U.S. federal income tax purposes, a nonresident alien individual, foreign corporation, foreign partnership, or foreign estate or trust. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

U.S. Holders

        The receipt of cash in the merger (or pursuant to the exercise of dissenters' rights) by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss in an amount equal to the difference between:

  •
  the amount of cash received in exchange for such common stock; and

  •
  the U.S. holder's adjusted tax basis in such common stock.

        If the holding period in our common stock surrendered in the merger (or pursuant to the exercise of dissenters' rights) is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of individual U.S. holders are generally subject to reduced rates of taxation. The deductibility of a capital loss recognized on the merger is subject to limitations under the Code. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

        Under the Code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger (or pursuant to the exercise of dissenters' rights) unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

        The summary set forth above is for general information only and is not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each holder should consult its own tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the merger, including the application of state, local and foreign tax laws.

 Regulatory Approvals

        The completion of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act, the merger may not be consummated until the expiration or termination of a 30-day waiting period following the filing of notification and report forms with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission (unless early termination of this waiting period is granted) or, if the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, 30 days after the Company and Applied Materials have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination). The Company and Applied Materials filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on May 13, 2011. The U.S. Department of Justice issued a Request for Additional Information and Documentary Material (the "Second Request") to the parties on June 13, 2011, prior to the expiration of the initial waiting period. Consequently, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or extended with the consent of the parties.

        The parties also derive revenues in other jurisdictions where merger control filings or approvals are or may be required, including approvals that will be required in China, Germany, Israel and Taiwan. Approval in Israel was received on June 15, 2011 and approval in Germany was received on June 27, 2011.

        At any time before the effective time of the merger, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, foreign competition authorities or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets of the Company or Applied Materials or to impose restrictions on the operations of the combined company post closing. Private parties may also bring objections or legal actions under antitrust laws under certain circumstances.

        There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful. Similarly, there can be no assurance that the Company or Applied Materials will obtain the regulatory approvals necessary to consummate the merger or that the granting of these approvals will not involve the imposition of conditions to the consummation of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the end date (which is described in "The Merger Agreement—Termination" beginning on page 66) or at all.

        Under the terms of the merger agreement, the parties have agreed to use their reasonable best efforts to take, and cause to be taken, all actions necessary, proper or advisable to consummate the merger as soon as reasonably practicable, including making necessary filings and giving notices, using reasonable best efforts to obtain each approval, consent, ratification, permission, waiver or authorization (including governmental authorizations) required to be obtained (pursuant to any applicable law, contract or otherwise) from any third party and/or governmental body in order to consummate the merger or any of the other transactions contemplated by the merger agreement. The Company and Applied Materials have agreed to consult and coordinate with one another with respect to any filings and notify each other promptly upon receipt of any communication from any official of any governmental body in connection with any filing and to share any knowledge of the commencement or threat of commencement of any legal proceeding by or before any governmental body with respect to the merger. The Company and Applied Materials have agreed to use reasonable best efforts to lift any restraint, injunction or other legal bar to the merger. The Company, on the one hand, and the Parent and Merger Sub, on the other hand, are prohibited from entering into any voluntary agreement with any governmental body agreeing not to consummate the merger for any period of time without the consent of the other, which consent shall not be unreasonably withheld.

Delisting and Deregistration of Common Stock

        If the merger is completed, the Company's common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act. Following the merger, Varian will no longer be an independent public company.

THE MERGER AGREEMENT

        The following summarizes material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

        The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the Company, Applied Materials and Merger Sub as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Effective Time

        The effective time of the merger will occur at the time that we duly file a certificate of merger with the Secretary of State of the State of Delaware at or as soon as practicable following the closing of the merger (or such later time as provided in the certificate of merger and consented to by Applied Materials). Unless otherwise agreed in writing by the Company and Applied Materials, the closing will take place on the third business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or, to the extent permitted by applicable law, waived other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions.

Structure

        At the effective time of the merger, Merger Sub will merge with and into the Company. The separate corporate existence of Merger Sub will cease and the Company will survive the merger and continue to exist after the merger as a wholly owned subsidiary of Applied Materials. The effects of the merger will be as set forth in the merger agreement and the applicable provisions of the General Corporation Law of the State of Delaware, which we refer to as the "DGCL," including that all of the Company's and Merger Sub's rights, privileges, powers and franchises will vest in the surviving corporation, and all of their restrictions, disabilities, debts, liabilities, obligations and duties will become those of the surviving corporation. Upon consummation of the merger, the individuals who were directors and officers of Merger Sub immediately prior to the effective time of the merger will be the initial directors and officers of the surviving corporation and the certificate of incorporation and bylaws of the surviving corporation will be amended and restated as set forth in the merger agreement.

Conversion of Common Stock

        At the effective time of the merger: (i) each share of the Company's common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and retired and will cease to exist and will be converted into the right to receive $63.00 in cash, without any interest and less any deductions and withholdings required by law (the "merger consideration"), and (ii) each of the holders of the Company's stock certificates or book-entry shares representing shares of common stock that were outstanding immediately prior to the effective time will cease to have any rights with respect thereto except the right to receive the merger consideration. However, the immediately preceding sentence will not apply to shares of the Company's common stock:

  •
  held by Applied Materials, Merger Sub or any other wholly owned subsidiary of Applied Materials, which shares will continue to be so held without conversion or consideration;

  •
  held by the Company or any wholly owned subsidiary of the Company (or in the Company's treasury), which shares will continue to be so held without conversion or consideration; and

  •
  held by stockholders entitled to appraisal rights who have perfected and not withdrawn a demand for appraisal rights in accordance with Delaware law, which shares will only be entitled to the rights granted by Section 262 of the DGCL.

Exchange and Payment Procedures

        On or prior to the closing date of the merger, Applied Materials will select a reputable bank or trust company to act as a paying agent (the "paying agent"), and the selection of such paying agent will be subject to the Company's reasonable and timely consent. At or prior to the effective time of the merger, Applied Materials will deposit, or will cause to be deposited, with the paying agent an amount of cash sufficient to pay the merger consideration to each holder of shares of our common stock. Promptly after the effective time of the merger (and in any event within five business days), the paying agent will mail a letter of transmittal and instructions to you and the other stockholders of record immediately prior to the effective time of the merger. The letter of transmittal and instructions will tell you how to surrender your certificates of the Company's common stock, submit affidavits of loss in lieu of such certificates, and/or transfer your (uncertificated) shares of the Company's common stock represented by book entry.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates or transfer your uncertificated shares to the paying agent, in accordance with the terms of the letter of transmittal. If a transfer of ownership of shares is not registered in our transfer records, the transferee will only be able to receive the merger consideration if the certificate formerly representing such shares is properly endorsed or otherwise in proper form for transfer and presented to the paying agent, along with evidence that fiduciary or surety bonds and any transfer or other similar taxes required have been paid or are not applicable. No interest will be paid or will accrue on the cash payable upon surrender of the certificates.

        The paying agent and the surviving corporation will be entitled to deduct and withhold any amounts required to be deducted or withheld from the merger consideration by applicable tax law or other legal requirements. Any sum which is deducted or withheld by the paying agent or the surviving corporation, including any amounts deducted or withheld and paid to a taxing authority, will be treated as having been paid to the person to whom such amounts were payable or otherwise deliverable pursuant to the merger agreement.

        Any portion of the merger consideration deposited with the paying agent that remains unclaimed by our stockholders for 180 days after the effective time of the merger will be delivered to Applied Materials on demand. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to Applied Materials may only look to Applied Materials for the satisfaction of claims for merger consideration, and, if any such holder has not made such a surrender by the earlier of five years after the effective time of the merger or the date immediately prior to the date on which such funds would otherwise escheat to or become the property of any governmental body, then such funds will, to the extent permitted by applicable legal requirements, become the property of the surviving corporation. None of the paying agent, Applied Materials, Merger Sub, or the surviving corporation will be liable to any former stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to comply with replacement requirements under the merger agreement, including the making of an affidavit of loss and, if required by Applied Materials, the posting of a bond in such sum as may be required by Applied Materials as indemnity against any claim that may be made against it, the paying agent, Merger Sub or the surviving corporation with respect to that certificate.

Treatment of Stock Options, Restricted Stock and Other Equity Awards

        Stock Options.    At the effective time of the merger, each outstanding unexercised option to purchase Company common stock (i) issued under the Company's Amended and Restated 2006 Stock Incentive Plan that is vested immediately prior to the effective time of the merger (including options that vest contingent on the merger), or (ii) is otherwise identified by Applied Materials prior to the effective time of the merger with respect to options granted in one or more non-U.S. jurisdictions (these identified options under clause (ii) are referred to as "specified options"), will be canceled as of the effective time and the holder thereof will be entitled to receive only a cash payment equal to the product of the total number of shares of our common stock subject to the option as of the effective time of the merger multiplied by the excess, if any, of $63.00 over the exercise price per share of Company common stock subject to such option, less applicable withholding taxes. Options with an exercise price per share equal to or greater than $63.00 will be canceled with no consideration paid to the holder thereof.

        At the effective time of the merger, each outstanding unexercised option to purchase Company common (other than specified options) stock that (i) was issued under our Omnibus Stock Plan, or (ii) that is unvested, shall be converted into and become an option to purchase common stock of Applied Materials based on a conversion ratio equal to a fraction with a numerator of $63.00 and a denominator equal to the average of the closing sales prices of a share of Applied Materials common stock as reported on the NASDAQ Global Selection Market for each of the five consecutive trading days immediately preceding the closing date of the merger (each, a "Continuing Option" and together, the "Continuing Options"). Each Continuing Option will continue to be subject to the terms and conditions, including vesting and exercisability, in effect prior to the effective time of the merger. Each Continuing Option will be exercisable, subject to the applicable vesting schedule, for the number of shares of Applied Materials common stock determined by multiplying (A) the number of shares of Company common stock subject to the Continuing Options immediately prior to the effective time of the merger, by (B) the conversion ratio and rounding down to the nearest full share. Each Continuing Option will have a new exercise price determined by dividing (A) the per share exercise price of the Continuing Option outstanding immediately prior to the effective time of the merger, by (B) the conversion ratio and rounding up to the nearest whole cent. However, if the employment of any employee of the Company or its subsidiaries who continues employment with Applied Materials, the surviving corporation or any of their subsidiaries after the effective time of the merger (a "Continuing Employee") (other than a person who has entered into a change in control agreement with the Company) is terminated by Applied Materials or the surviving corporation other than for cause (as defined in the merger agreement), death or disability, in all such cases occurring within one year following the closing of the merger, any unvested converted options held by such Continuing Options held by such Continuing Employee shall (at termination of employment) immediately vest as to an additional 12 months of vesting.

        Restricted Stock.    At the effective time of the merger, if any shares of Company common stock constitute restricted stock, the merger consideration delivered in exchange for the cancellation of such shares of restricted stock will remain unvested and will be subject to the same restrictions and conditions as applied to such restricted stock under the award agreement under which it was granted. The cash portion of the merger consideration need not be paid until all such restrictions and conditions lapse. However, if the employment of any Continuing Employee (other than a person who has entered into a change-in-control agreement with the Company) is terminated by Applied Materials or the surviving corporation other than for cause (as defined in the merger agreement), death or disability, in all such cases occurring within one year following the closing of the merger, any unvested merger consideration held by such Continuing Employee shall (at termination of employment) immediately vest as to an additional 12 months of vesting and shall be paid promptly thereafter, except that payment shall be delayed to the extent required to avoid a violation of Section 409A as determined by Applied Materials in good faith.

        Restricted Stock Units.    At the effective time of the merger, each outstanding restricted stock unit shall whether vested or unvested, be canceled as of the effective time of the merger, and the holder of each such restricted stock unit will be entitled to receive only a cash payment of $63.00 per share of Company common stock that was subject to such outstanding restricted stock unit, in cash without interest, less any applicable withholding taxes. The cash payment will be paid promptly following the effective time, and in all cases, within 30 days of the effective time of the merger, subject to any required delay to avoid adverse tax consequences.

Dissenting Shares

        Stockholders are entitled to appraisal rights under the DGCL in connection with the merger. This means that you are entitled to have the fair value of your shares of Company common stock determined by the Delaware Court of Chancery in accordance with Delaware law and to receive payment based on that valuation in lieu of receiving the merger consideration, but only if you comply with the relevant requirements of the DGCL, which are summarized in this proxy statement. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement, you must not vote in favor of the proposal to adopt the merger agreement and you must continuously hold your shares of Company common stock from the date you make the demand for appraisal through the effective date of the merger. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See "Appraisal Rights of Dissenting Stockholders" beginning on page 73 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or nominee.

Representations and Warranties

        We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

  •
  our and our subsidiaries' proper organization, good standing and qualification to do business; our and our subsidiaries' governing documents;

  •
  our and our subsidiaries' capitalization, including the number of authorized and outstanding shares of our common stock and preferred stock, the number of stock options and other equity-based interests, the number of shares of our common stock reserved for issuance and whether any shares of our capital stock are subject to any liens or encumbrances;

  •
  our SEC filings since January 1, 2010, including the financial statements contained therein; our compliance with the certification requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002, the listing and corporate governance rules of the NASDAQ Global Select Market and designing and maintenance of disclosure controls and procedures required by Rule 13a-15 or 15d-15 of the Exchange Act; absence of off-balance sheet arrangements;

  •
  the absence of a "material adverse effect" and certain other changes or events related to us or our subsidiaries since December 31, 2010;

  •
  title to assets;

  •
  real property, equipment, leasehold;

  •
  intellectual property matters;

  •
  material contracts;

  •
  the absence of undisclosed liabilities;

  •
  compliance with applicable laws and regulations;

  •
  compliance with requirements of governmental authorizations; absence of written notice of violation or revocation of governmental authorizations;

  •
  tax matters;

  •
  employment and labor matters affecting us or our subsidiaries, including matters relating to the Company or its subsidiaries' employee benefit plans;

  •
  environmental matters;

  •
  insurance matters;

  •
  legal proceedings and orders;

  •
  the inapplicability to the merger of anti-takeover statutes or other similar anti-takeover provisions;

  •
  the vote of our stockholders required to adopt the merger agreement;

  •
  the absence of violations of or conflicts with the Company's governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger; and the required consents and approvals contemplated by the merger agreement;

  •
  the receipt by us of a fairness opinion from Credit Suisse;

  •
  the absence of any undisclosed broker fees; and

  •
  accuracy of information supplied by the Company for the proxy statement.

        For the purposes of the merger agreement, "material adverse effect" means any effect, change, event or circumstance that, considered individually or together with all other effects, changes, events and circumstances, is materially adverse to or has or results in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. To the extent any effect is caused by or results from any of the following, it will not be taken into account in determining whether there has been a "material adverse effect" except, in certain cases, to the extent that the Company and its subsidiaries are disproportionately adversely affected relative to other participants in the industries in which the Company and its subsidiaries participate:

  •
  general economic, market or political conditions;

  •
  a decline in the market price, or a change in the trading volume of, the common stock of the Company (provided that the circumstances underlying such failure may otherwise be taken into account in determining whether there has been a material adverse effect);

  •
  general semiconductor industry conditions (including conditions affecting the industries or industry sectors in which the Company, its subsidiaries or their respective customers operate);

  •
  acts of war, sabotage or terrorism, natural disasters, acts of God or comparable events;

  •
  changes in any applicable legal requirements after the date of the merger agreement;

  •
  changes in GAAP or other applicable accounting standards after the date of the merger agreement;

  •
  the negotiation, execution, announcement, pendency or performance of the merger agreement or the consummation of the merger, including the initiation of litigation by any person with respect to the merger agreement or merger;

  •
  the failure, in and of itself, of the Company to meet any expected or projected financial or operating performance target for any period ending on or after the date of the merger agreement (provided that the circumstances underlying such failure may otherwise be taken into account in determining whether there has been a material adverse effect); or

  •
  any specific act or omission to act by the Company (1) expressly required to be taken or omitted to be taken by it under the merger agreement so long as such action was taken in a manner consistent with such requirement or (2) expressly directed in writing by Applied Materials or Merger Sub as long as such action was taken in a manner consistent with such direction.

        You should be aware that these representations and warranties are made by the Company to Applied Materials and Merger Sub, may be subject to important limitations and qualifications agreed to by Applied Materials and Merger Sub, may or may not be accurate as of the date they were made and do not purport to be accurate as of the date of this proxy statement. See "Where You Can Find Additional Information."

        The merger agreement also contains various representations and warranties made by Applied Materials and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

  •
  their organization, good standing and corporate powers to do business;

  •
  ownership by Applied Materials of the outstanding capital stock of Merger Sub;

  •
  their corporate or other power and authority to enter into the merger agreement, perform obligations and consummate the transactions contemplated by the merger agreement;

  •
  the absence of any vote of Applied Materials' stockholders required to authorize the merger;

  •
  the absence of violations of or conflicts with Applied Materials or Merger Sub's governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger and the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

  •
  the availability of funds necessary for the payment of the merger consideration and the merger-related payments;

  •
  the absence of litigation;

  •
  the absence of ownership of our common stock as of the date of the merger agreement;

  •
  the capitalization of Merger Sub; and

  •
  accuracy of information supplied by Applied Materials for the proxy statement.

        The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger or the termination of the merger agreement.

Conduct of Our Business Pending the Merger

        Under the merger agreement, we have agreed that, subject to certain exceptions and unless Applied Materials approves in writing (which approval will not be unreasonably withheld, delayed or conditioned), between May 3, 2011 and the earlier of the effective time of the merger or the termination of the merger agreement:

  •
  we will conduct, and ensure that each of our subsidiaries conducts, our business and operations in the ordinary course and consistent with past practices;

  •
  we will use our reasonable best efforts to conduct, and ensure that each of our subsidiaries conducts, our business in compliance in all material respects with applicable legal requirements and the requirements of material contracts;

  •
  we will use commercially reasonable efforts to preserve, and ensure that each of our subsidiaries preserves intact in all material respects our current business organization, keep available the services of our current officers and employees and maintain in all material respects our relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with the Company and/or our subsidiaries;

  •
  we will promptly notify Applied Materials if any third-party consent is required or if a third party alleges that such third party's consent is required in connection with the merger; and

  •
  we will promptly notify Applied Materials of any litigation that is commenced or threatened against the Company relating to the completion of the proposed merger.

        We have also agreed that during the same time period, and again subject to certain exceptions or unless Applied Materials approves in writing (which approval will not be unreasonably withheld, delayed or conditioned with respect to certain matters below), the Company and its subsidiaries will not:

  •
  pay dividends or make other distributions on capital stock (other than dividends or distributions by a wholly owned subsidiary of the Company to its parent);

  •
  repurchase, redeem or otherwise reacquire shares of capital stock or other securities, other than in the ordinary course of business with respect to repurchases, redemptions or reacquisitions of shares from employees of the Company or any of its subsidiaries whose employment has terminated and any repurchases under the publicly disclosed stock repurchase program of the Company;

  •
  issue, sell, grant or authorize the sale, issuance or grant of any equity interests, securities, convertible securities, warrants, options, restricted or deferred stock units or other equity based compensation awards of the Company or any of its subsidiaries, except that (1) the Company may issue shares of its common stock upon the exercise or settlement of equity-based awards in each case, outstanding as of the date of the merger agreement as well as pursuant to the purchase of shares under the Company's Employee Stock Purchase Plan, and (2) the Company may, in the ordinary course of business and consistent with past practices (x) grant to non-officer employees and officer employees who do not have a change in control agreement with the Company hired or promoted (other than promotions to an executive officer position) after the date of the merger agreement and (y) grant after October 31, 2011 to non-officer employees and officer employees who do not have a change in control agreement with the Company pursuant to the Company's normal grant practices, equity awards under the equity plans with an exercise price, as applicable, equal to the fair market value of the Company's common stock on the date of grant and containing no vesting acceleration provisions and the Company's standard vesting schedule;

  •
  amend, waive rights under or accelerate vesting under Company equity plans or related contracts;

  •
  modify outstanding equity awards, warrants or securities or related contracts;

  •
  make any changes to the certificate of incorporation or similar organizational documents of the Company or any of its subsidiaries;

  •
  engage in mergers, consolidations, share exchanges, business combinations or similar transactions;

  •
  engage in recapitalizations, reclassifications, splits, subdivisions, consolidations of shares or similar transactions;

  •
  acquire equity interests in any other entity (other than acquisitions having a cost of less than $3 million in the aggregate);

  •
  make capital expenditures in excess of $7.5 million in the aggregate in any calendar quarter;

  •
  enter into material contracts or contracts with any customer of the Company or its subsidiaries other than in the ordinary course of business consistent with past practice;

  •
  amend, terminate or waive or exercise rights or remedies under material contracts in a manner adverse in any material respect to the Company and its subsidiaries taken as a whole;

  •
  acquire, lease or license any right or asset, other than in the ordinary course of business consistent with past practices or not in excess of $2 million individually or $10 million in the aggregate by the Company and its subsidiaries in the aggregate during any six month period following the date of the merger agreement;

  •
  sell, dispose of, lease or license any right or asset in excess of $1.5 million individually or $5 million in the aggregate during any six month period following the date of the merger agreement, other than in the ordinary course of business consistent with past practices, pursuant to contracts existing as of the date of the merger agreement or entered into after the date of the merger agreement in a manner consistent with the covenants contained in Section 4.2 of the merger agreement entitled "Operation of the Company's Business," dispositions of obsolete or worthless assets or properties or intracompany transactions;

  •
  pledge any material assets or allow any material assets to become subject to a lien or other encumbrance (as defined in the merger agreement), other than certain permitted liens specified in the merger agreement that generally arise in the ordinary course of business or in connection with certain permitted indebtedness;

  •
  lend money to any person or entity, except for intra-company loans or loans or advances to employees of the Company or its subsidiaries in the ordinary course of business consistent with past practices;

  •
  incur or guarantee indebtedness, other than in connection with foreign exchange hedging transactions in the ordinary course of business consistent with past practices or the incurrence of indebtedness up to $2 million in the aggregate under the Company's existing lines of credit;

  •
  establish, adopt, enter into or amend any employee plan or employee agreement or pay any bonus or make any profit-sharing or similar payment to, or increase the compensation of (including wages, salary, commissions, equity-based compensation or the like) or remuneration payable to, any of its directors, officers or other employees, except that the Company may (1) provide salary increases to non-officer employees in the ordinary course consistent with past practices in connection with the Company's customary employee review process, (2) amend the Company's benefits plans and equity awards plans to the extent required by law, (3) change co-payment amounts under health plans, implement new bonus metrics under bonus plans or implement new earnings per share thresholds under applicable employee plans (in each case to the extent in the ordinary course of business consistent with past practices), (4) make bonus payments and profit sharing payments utilizing the same performance metrics and related payment formulas in accordance with existing bonus and profit sharing plans, (5) make retention payments in accordance with agreements previously disclosed to Applied Materials, and (6) enter into employee agreements with non-officer employees in the ordinary course of business that do not provide for severance or acceleration benefits;

  •
  hire or terminate any employee at a level of Vice President or above or with an annual base salary in excess of $180,000 (other than terminations for cause), or promote any employee to a level of Vice President or above or with an annual base salary in excess of $180,000, other than to fill vacancies created after the date of the merger agreement;

  •
  change any product policies, service policies, personnel policies or other business policies other than in the ordinary course of business consistent with past practices and as required by terms of any contract existing on the date of the merger agreement or by any law or GAAP;

  •
  change any methods of accounting or accounting practices in any material respect other than in the ordinary course of business consistent with past practices and as required by terms of any contract existing on the date of the merger agreement or by any law or GAAP;

  •
  make any material tax election;

  •
  commence any legal proceeding, other than with respect to the merger agreement and transactions contemplated thereby or routine collection matters in the ordinary course of business and consistent with past practices;

  •
  settle any legal proceeding or other material claim, except pursuant to a settlement (i) with no liability or obligation on the Company or its subsidiaries or a payment obligation of not more than $250,000 in any individual case or $1 million in the aggregate for all such settlements, or (ii) not relating to tax or intellectual property matters that is not reasonably expected to affect in any material respect the operation of the business of the Company and its subsidiaries taken as a whole and will not require a payment in excess of the above referenced amounts;

  •
  enter into any contract or make any payment that will or would reasonably be expected to be characterized as a "parachute payment" within the meaning of Section 280G of the Code or give rise to a payment that would not be deductible, in each case under applicable tax law;

  •
  issue any public release or announcement concerning the merger or other related transaction before consulting with Applied Materials, except as required by law; or

  •
  agree or commit to take any of the foregoing actions.

        We have also agreed that, prior to the effective time, the Company and its subsidiaries and Applied Materials will consult with (and take into account the reasonable views of) one another with respect to communications to continuing employees regarding post-closing employment matters and the Company will not terminate the employment of any person who has entered into a change in control agreement with the Company unless Applied Materials reasonably determines that such termination will not trigger the payment or provision of benefits (including equity acceleration) to or in favor of such person.

No Solicitation of Transactions

        We have agreed that we, our subsidiaries and our and our subsidiaries' respective officers and directors will not, and we are required to use our reasonable best efforts to cause our and our subsidiaries' employees and representatives not to, directly or indirectly:

  (i)
  solicit, initiate, knowingly encourage, knowingly assist or knowingly facilitate the making, submission or announcement of an acquisition proposal;

  (ii)
  furnish or otherwise provide access to non-public information regarding the Company or its subsidiaries to any person in connection with or in response to an acquisition proposal; or

  (iii)
  engage in any discussions or negotiations with any person with respect to any acquisition proposal.

        Notwithstanding the aforementioned restrictions, at any time prior to the adoption of the merger agreement by our stockholders, we are permitted to provide information to a person who has made an unsolicited, bona fide, written acquisition proposal (provided the Company did not materially breach the above obligations in clauses "(i)" to "(iii)" in a manner that resulted in the submission of such acquisition proposal and we enter into a confidentiality agreement meeting certain requirements with such person and promptly provide non-public information furnished to such person to Applied Materials within 24 hours to the extent not previously provided to Applied Materials) and engage or participate in discussions or negotiations with such person, provided that the Company's board of directors determines in good faith (after consultation with an independent financial advisor of nationally recognized reputation) that such acquisition proposal either constitutes or is reasonably likely to result in a superior offer and also determines in good faith (after consultation with outside legal counsel) that such action is reasonably required in order for the board of directors to comply with its fiduciary duties under applicable Delaware law.

        We are required to promptly (and in no event later than 48 hours) notify Applied Materials in writing of the receipt of any acquisition proposals or requests for non-public information. The notice must contain the identity of the person making the acquisition proposal and the material terms and conditions of such proposal. We are required to provide Applied Materials with all documents and written communications received setting forth the terms and conditions of such acquisition proposal or a written summary of material terms and conditions of any acquisition proposal or any acquisition proposal not made in writing. We are also required to keep Applied Materials reasonably informed of the status and terms of any acquisition proposal and status of any related discussions or negotiations including by providing Applied Materials promptly (and in no event later than 48 hours) with copies of written correspondence containing material information about the terms or conditions of such acquisition proposal.

        For purposes of the merger agreement, an "acquisition proposal" is any inquiry, indication of interest, offer or proposal with respect to (1) a merger, consolidation, amalgamation, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or similar transaction involving the Company or in which any person or group, directly or indirectly, acquires 15% or more of the outstanding securities of any class of the Company, or in which the Company issues securities representing 15% or more of the outstanding securities of the Company, in each case other than the transactions contemplated by the merger agreement and (2) any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of any business or assets that constitute 20% or more of consolidated net revenues, consolidated net income or consolidated assets of the Company and its subsidiaries taken as a whole (including equity securities of the Company's subsidiaries).

        For purposes of the merger agreement, "superior offer" means an unsolicited, bona fide, written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, at least a majority of the outstanding shares of the common stock of the Company or all or substantially all of the consolidated assets of the Company and its subsidiaries, that is on terms and conditions that our board of directors determines in good faith, after consultation with an independent financial advisor of nationally recognized reputation, the advice of outside counsel and the likelihood and timing of consummation of the transaction contemplated by such offer, to be more favorable from a financial point of view to our stockholders than the merger.

        The merger agreement also requires the termination of any existing solicitations, discussions or negotiations with any persons regarding any acquisition proposal that were being conducted before the merger agreement was signed.

Company Board Recommendation

        Our board of directors has unanimously resolved to recommend that our stockholders adopt the merger agreement. Under the merger agreement, our board of directors (or any committee thereof) is not permitted to withdraw or modify in a manner adverse to Applied Materials, its recommendation with respect to the merger, or recommend the approval, acceptance or adoption of any acquisition proposal or approve, endorse, accept or adopt any acquisition proposal (each such action, a "Company Adverse Recommendation Change"), or except under certain conditions, cause the Company or its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or contract contemplating, or that could reasonably be expected to result in, the consummation of an acquisition proposal, or resolve, agree, or publicly propose to, or permit any Company subsidiary or any representatives of the Company or any of its subsidiaries to take any of the foregoing actions, except that, prior to the adoption of the merger agreement by our stockholders, the board of directors may take the foregoing actions if an unsolicited, bona fide, written acquisition proposal is made to the Company that was not solicited in breach of the company's non-solicitation or stockholder vote obligations (as described above under "No Solicitation of Transactions" and below under "Stockholders' Meeting"), the board of directors determines in good faith, after taking into account the advice of an independent financial advisor of nationally recognized reputation and the Company's outside legal counsel, that such acquisition proposal constitutes a superior offer, and the board of directors determines in good faith after taking into account the advice of the Company's outside legal counsel, that, in light of such superior offer, the board of directors is reasonably required to withdraw or adversely modify its recommendation of the merger to comply with its fiduciary obligations to the Company's stockholders under applicable Delaware law. The board of directors may also withdraw or adversely modify its recommendation of the merger, if after the date of the merger agreement, a change in circumstances affecting the Company and its subsidiaries that does not relate to any acquisition proposal arises and upon taking into account the advice, if the board of directors deems it appropriate, of an independent financial advisor of nationally recognized reputation and the advice of the Company's outside legal counsel, the board of directors reasonably determines in good faith, that in light of such change in circumstances, the board of directors is reasonably required to withdraw or adversely modify its recommendation of the merger to comply with its fiduciary obligations to the Company's stockholders under applicable Delaware law. Before the Company's board of directors may change its recommendation, we are required to deliver (no less than four days prior to a Company Adverse Recommendation Change with respect to a superior offer, and no less than four business days prior to the withdrawal or adverse modification with respect to a change in circumstances) to Applied Materials a written notice stating in the case of the superior offer, certain facts with respect to the superior offer including specifying the material terms and conditions and the identity of the person making the superior offer and attaching copies of the contracts or drafts of contracts and all other material documents relating to the superior offer and in the case of the change in circumstances, certain facts with respect to the change in circumstances including a reasonably detailed description of the change of circumstances. Before the Company's board of directors may change its recommendation, at the request of Applied Materials, we are also required to engage in good faith negotiations with Applied Materials for no less than 4 business days prior to making the relevant recommendation change, to amend the merger agreement to (1) in the case of a superior offer, make the superior offer cease to be a superior offer or (2) in the case of a change in circumstances, make the withdrawal or modification of the recommendation of the merger to no longer be required. However, we are permitted to withdraw or adversely modify our recommendation of the merger if after such negotiations the board of directors determines in good faith after consultation with a financial advisor of nationally recognized reputation and outside legal counsel that (1) in the case of a superior offer, the superior offer continues to constitute a superior offer or (2) in the case of a change in circumstances, the withdrawal or modification of the recommendation of the merger continues to be required for the board of directors to comply with its fiduciary obligations to its stockholders under applicable Delaware law.

Stockholders Meeting

        The merger agreement requires us to take all action necessary to convene, as promptly as practicable after May 3, 2011, a meeting of our stockholders to consider and vote upon the adoption of the merger agreement. Unless our board of directors effects a change of recommendation in the manner described above, our board of directors is required to recommend that our stockholders vote to adopt the merger agreement and to use reasonable best efforts to ensure that all proxies solicited in connection with the stockholders meeting are solicited in compliance with applicable law. In addition, under certain circumstances, the Company is permitted to postpone or adjourn the stockholders' meeting.

Agreement to Use Reasonable Best Efforts

        We and Applied Materials have agreed to use reasonable best efforts to take all actions and do all things necessary, proper or advisable to consummate the merger as soon as reasonably practicable after the date of the merger agreement, including preparing necessary documentation and making necessary filings to obtain all approvals, consents, ratifications, permissions, waivers or authorizations, expiration or termination of applicable waiting periods required to be obtained (pursuant to any applicable law, contract or otherwise) from any third party and/or governmental body in connection with the merger. The Company and Applied Materials have further agreed to respond as promptly as reasonably practicable to any inquiries or requests received from the Federal Trade Commission, the Department of Justice, any state attorney general, foreign antitrust or competition authority or other governmental body. The Company and Applied Materials have agreed to consult and coordinate with one another with respect to any filings and notify each other promptly upon receipt of any communication from any official of any governmental body in connection with any filing and to share any knowledge of the commencement or threat of commencement of any legal proceeding by or before any governmental body with respect to the merger. The Company and Applied Materials have agreed to use reasonable best efforts to lift any restraint, injunction or other legal bar to the merger. The Company, on the one hand, and Applied Materials and Merger Sub, on the other hand, are prohibited from entering into any voluntary agreement with any governmental body agreeing not to consummate the merger for any period of time without the consent of the other, which consent shall not be unreasonably withheld.

Employee Benefits

        For one year following the closing of the merger, but only as long as the relevant Continuing Employee remains employed by Applied Materials or an affiliate of Applied Materials, Applied Materials will provide or cause the surviving corporation to provide Continuing Employees with base salaries (or base wages, as applicable), incentive bonus opportunities and benefits at a rate, respectively, or level that is substantially similar in the aggregate to those provided to similarly situated employees of Applied Materials or the applicable affiliate of Applied Materials, but such obligations will only apply to a given continuing employee as long as such continuing employee remains employed by Applied Materials or any of its subsidiaries, including the surviving corporation.

        If Applied Materials elects not to maintain the Company's benefit plans and programs after the effective time of the merger, then, subject to any necessary transition period and subject to any applicable Applied Materials plan provisions, contractual requirements or legal requirements: (i) all Continuing Employees shall be eligible to participate in Applied Materials' benefit programs (including its health, paid time off (or similar program) and 401(k) plans), to substantially the same extent as similarly situated employees of Applied Materials (or its applicable affiliate); and (ii) for purposes of determining a Continuing Employee's eligibility to participate in such plans (but not for purposes of calculations of benefits or otherwise), Applied Materials shall use commercially reasonable efforts to provide that the Continuing Employee shall receive credit under such plans for his or her years of continuous service with the Company or the Company's predecessor companies prior to the effective time of the merger to the same extent as such service was recognized under any analogous plan of the Company in effect immediately prior to the effective time of the merger, except in each case, where doing so would result in duplication of benefits.

        Applied Materials shall waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any Applied Materials benefit program that is a welfare benefit plan that such employees may be eligible to participate in after the effective time of the merger. Applied Materials shall also use commercially reasonable efforts to provide credit under any such welfare plan for any co-payments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs.

        Unless otherwise requested by Applied Materials in writing at least five business days prior to the closing date of the merger, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the merger becomes effective, any 401(k) plan.

        The merger agreement permits the Company to, and the Company intends to, adopt a retention program designed to encourage up to 25 key employees selected by the Company in consultation with Applied Materials (but not employees who have entered into a change in control agreement with the Company) to remain with the Company through the effective time of the merger.

Conditions to the Merger

        Each party's obligation to effect the merger is subject to the satisfaction or waiver, to the extent applicable, of the following conditions:

  •
  the adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of our common stock;

  •
  the expiration or termination of the applicable waiting period under the HSR Act, and the absence of any voluntary agreement between Applied Materials or the Company, on the one hand, and the Federal Trade Commission or the Department of Justice, or with respect to Applied Materials and Merger Sub, any other any governmental entity in the United States,

    China, Germany, Israel, South Korea or Taiwan, on the other hand, pursuant to which Applied Materials or the Company has agreed not to consummate the merger for any period of time;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction (or similar order) preventing the consummation of the merger issued by a governmental body in the United States, China, Germany, Israel, South Korea or Taiwan, insofar as it remains in effect at the relevant time; and

  •
  the absence of any legal requirement enacted or deemed applicable to the merger in the United States, China, Germany, Israel, South Korea or Taiwan that makes consummation of the merger illegal.

        Applied Materials and Merger Sub will not be obligated to effect the merger unless the following additional conditions are satisfied or waived:

  •
  our representations and warranties are accurate in all respects as of the closing date, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be accurate in all respects as of such date and except where the failure of such representations and warranties to be accurate (considered collectively), does not constitute, and would not reasonably be expected to have or result in, a material adverse effect. Our representations and warranties regarding certain matters regarding our capitalization, relating to our authority to execute and perform under the merger agreement, regarding takeover statutes, regarding the required vote of stockholders, the receipt of a fairness opinion from Credit Suisse, and the absence of fees owing to any financial advisor, broker or similar person other than Credit Suisse must be accurate in all material respects as of the closing date, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be accurate in all material respects as of such date;

  •
  the Company's performance of, or compliance with, its obligations under the merger agreement required to be performed or complied with at or prior to the closing date in all material respects;

  •
  the delivery to Applied Materials of a certificate executed by our Chief Executive Officer and Chief Financial Officer confirming that the conditions described in the preceding two bullets have been satisfied and that the merger agreement has been adopted by the affirmative vote of holders of a majority of the outstanding shares of our common stock;

  •
  the receipt of the required governmental authorizations or consents in China, Germany, Israel, South Korea and Taiwan, or the expiration or termination of any waiting period applicable to the consummation of the merger in such jurisdictions; and

  •
  the absence of any pending motion for a temporary restraining order (or similar order) seeking to prohibit consummation of the merger brought by a governmental entity in the United States, China, Germany, Israel, South Korea or Taiwan under applicable antitrust law.

        We will not be obligated to effect the merger unless the following additional conditions are satisfied or waived:

  •
  the representations and warranties of Applied Materials and Merger Sub must be accurate in all respects as of the closing date, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be accurate in all respects as of such date, except where the failure of such representations and warranties to be accurate does not materially and adversely affect the ability of Applied Materials or Merger Sub to consummate the merger;

  •
  Applied Materials' and Merger Sub's performance of, or compliance with, their obligations under the merger agreement required to be performed at or prior to the closing date in all material respects;

  •
  the delivery to us of a certificate executed by an officer of Applied Materials confirming that the conditions described in the preceding two bullets have been satisfied; and

  •
  the absence of any pending motion for a temporary restraining order (or similar order) seeking to prohibit consummation of the merger brought by a United States governmental entity under applicable United States antitrust law.

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained, as follows:

  •
  by mutual written consent of the Company and Applied Materials;

  •
  by either Applied Materials or the Company, if:

  •
  a court of competent jurisdiction or other governmental entity in the United States, China, Germany, Israel, South Korea or Taiwan has issued a final and nonappealable order, writ, injunction, judgment or decree permanently restraining, enjoining or otherwise prohibiting the merger;

  •
  the closing has not occurred on or before April 30, 2012 (we refer to this date as the "end date"); or

  •
  the stockholders meeting is held, the Company's stockholders have taken a final vote on the proposal to adopt the merger agreement and the merger agreement is not adopted.

    However, the termination rights described in the preceding two bullet points will not be available to a party if the failure to consummate the merger prior to the end date or the failure to have the merger agreement adopted by an affirmative majority vote of the Company's stockholders was primarily due to the failure of such party to perform any of its obligations under the merger agreement.

  •
  by either Applied Materials or the Company, in the event any representation or warranty becomes untrue after the date of the merger agreement or the other party breaches any of its covenants or agreements in the merger agreement, which failure to be true or breach would give rise to the failure of the condition to closing of the terminating party relating to the accuracy of the representations and warranties of the other party or the performance of or compliance with the obligations under the merger agreement of the other party, and such other party is not exercising commercially reasonable efforts to cure such inaccuracy or breach or such inaccuracy or breach has remained uncured for a period of 30 days after written notice is given by the terminating party or such inaccuracy or breach is not curable by the end date;

  •
  by Applied Materials if: our board of directors withdraws its determination that the merger agreement and the merger are advisable and fair to and in the best interests of the Company and its stockholders and the recommendation to our stockholders to vote to adopt the merger agreement, which we refer to as the "Company recommendation," or modifies the Company recommendation in a manner adverse to Applied Materials or recommends the approval, acceptance or adoption of, or approves, endorses, accepts or adopts or permits the Company or its subsidiaries to agree to, any acquisition proposal; or executes or enters into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or contract constituting or relating to, or that contemplates or is intended or could reasonably be expected to result in an acquisition transaction; our board of directors fails to include the Company recommendation in the proxy statement; our board of directors fails to publicly reaffirm the Company recommendation within 10 business days (or three business days if fewer than 10 business days remain until the special meeting of the Company's stockholders) after a written request to do so from Applied Materials following the public disclosure of an acquisition proposal, provided that Applied Materials may only request such a reaffirmation once with respect to any acquisition proposal other than in connection with certain amendments to such acquisition proposal; in response to a tender offer or exchange offer for shares of our common stock, the Company fails to send to its securityholders a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company recommendation within 10 business days after the commencement of such tender or exchange offer; or the Company or any of its subsidiaries or their representatives breach their non-solicitation obligations as described in more detail under "The Merger Agreement—No Solicitation of Transactions" and such breach results in the submission of an acquisition proposal (we refer to each of the events described in this bullet point as a "Company termination triggering event"); or

  •
  by the Company if, prior to adoption of the merger agreement by our stockholders, it makes a Company Adverse Recommendation Change that is permitted according to the terms and conditions described above under "—Company Board Recommendation" and the Company, concurrently with the termination of the merger agreement, enters into one or more acquisition agreements providing for such superior offer; provided that the Company pays a $147 million termination fee to Applied Materials.

Effect of Termination

        In the event of the termination of the merger agreement as described above under "—Termination," the merger agreement shall forthwith become void and be of no further force or effect, without any liability or obligation on the part of the Company, Applied Materials or Merger Sub, except that: non-public information exchanged between the parties shall continue to be governed by the terms of the Company's and Applied Materials' existing confidentiality agreement, which shall remain in full force and effect in accordance with its terms; Applied Materials will continue to indemnify and hold harmless the Company, its subsidiaries and their respective representatives and to reimburse the Company or its subsidiaries promptly upon their request for documented and reasonable out-of-pocket costs incurred by them in connection with Applied Materials' financing of the merger; and the termination of the merger agreement shall not relieve any party from any liability for any knowing and intentional inaccuracy in or breach of any representation or warranty, or any knowing and intentional breach of any covenant or obligation contained in the merger agreement.

Termination Fees and Expenses

  Payable by the Company

        We have agreed to pay Applied Materials a termination fee of $147 million if:

  •
  we or Applied Materials terminate the merger agreement because the closing has not occurred on or before April 30, 2012, an acquisition proposal was made known to the Company or publicly announced or communicated and such acquisition proposal was not withdrawn prior to such termination and within 12 months after termination the Company enters into a definitive agreement for an acquisition proposal or consummates an acquisition transaction in which the Company is a constituent or participating corporation or that involves at least 40% of the equity or securities of the Company (including the issuance of new securities or instruments convertible into or exercisable or exchangeable into securities), or is a sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of any business or businesses or assets that constitute or account for 40% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company and its subsidiaries taken as a whole;

  •
  we or Applied Materials terminate the merger agreement because the stockholders meeting is held, the Company's stockholders have taken a final vote on the proposal to adopt the merger agreement and the merger agreement is not adopted, an acquisition proposal was publicly announced or communicated and such acquisition proposal was not publicly withdrawn at least 10 business days prior to the special meeting, and within 12 months after termination the Company enters into a definitive agreement for an acquisition proposal or consummates an acquisition transaction in which the Company is a constituent or participating corporation or that involves at least 40% of the equity or securities of the Company (including the issuance of new securities or instruments convertible into or exercisable or exchangeable into securities), or is a sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of any business or businesses or assets that constitute or account for 40% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company and its subsidiaries taken as a whole;

  •
  Applied Materials terminates the merger agreement as a result of a Company termination triggering event; or

  •
  the Company terminates the merger agreement in order to accept a superior offer.

  Payable by Applied Materials

        Applied Materials has agreed to pay us a termination fee of $200 million if we or Applied Materials terminate the merger agreement if:

  •
  the closing has not occurred on or before April 30, 2012 due to a failure to satisfy any of the closing conditions regarding regulatory approvals or restraints under antitrust laws preventing the consummation of the merger and at the time of such termination all of the conditions to Applied Materials' and Merger Sub's obligation to close relating to stockholder approval, the accuracy of the Company's representations and warranties and performance of the Company's covenants have been satisfied (as discussed under "—Conditions to the Merger"); or

  •
  a court of competent jurisdiction or other governmental entity in the United States, China, Germany, Israel, South Korea or Taiwan has issued a final and nonappealable order, writ, injunction, judgment or decree under applicable antitrust law permanently restraining, enjoining or otherwise prohibiting the merger and all of the conditions to Applied Materials' and Merger Sub's obligations to close relating to stockholder approval, the accuracy of the Company's representations and warranties and performance of the Company's covenants have been satisfied (as discussed under "—Conditions to the Merger").

Indemnification and Insurance

        For a period of six years following the closing of the merger (and until the final disposition of any litigation that is commenced during such period), Applied Materials will cause the surviving corporation to assume and honor the obligations with respect to all rights to indemnification, advancement of expenses and exculpation by the Company existing in favor of each present and former director, officer, employee or agent of the Company prior to the effective time of the merger for acts and omissions occurring prior to the effective time of the merger as provided in the certificate of incorporation or bylaws of the Company and as provided in certain indemnification agreements between the Company and such persons.

        The merger agreement further provides that prior to the effective time, the Company shall purchase, or at the Company's option, Applied Materials shall purchase, a prepaid, non-cancellable "tail" policy on the existing policy of directors' and officers' liability insurance maintained by the Company as of May 3, 2011 with a claims reporting or discovery period of at least six years from and after the effective time of the merger and on terms and conditions at least as favorable as the existing policies of the Company as of May 3, 2011 (provided that the Company will not, without the prior written consent of Applied Materials, expend and Applied Materials will not be obligated to expend for such policies a premium in excess of 300% of the annual premiums currently paid by the Company for such insurance). If that amount is exceeded, the Company may, and Applied Materials will only be required to, obtain policies with the greatest coverage available for a cost not exceeding such amount.

Amendment and Waiver

        The merger agreement may be amended with the approval of the respective boards of directors of the Company and Merger Sub by the written agreement of the parties at any time, but after the adoption of the merger agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. The merger agreement also provides that any party to the merger agreement may: extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, waive any breaches of the merger agreement by the other party or waive compliance with obligations of the other party under the merger agreement.

Remedies

        Each party has the right to obtain specific performance to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

MARKET PRICE OF THE COMPANY'S COMMON STOCK

        The Company's common stock is traded on the NASDAQ Global Select Market under the symbol "VSEA". The following are the high and low closing share prices as reported by the NASDAQ Global Select Market for the available calendar quarters of calendar year 2011 and for calendar years 2010 and 2009, by year and by quarter.

	High	Low
2011
Second quarter (as of June 28, 2011)	$61.59	$39.99
First quarter	$49.85	$36.27
2010
Fourth quarter	$37.46	$28.37
Third quarter	$30.58	$24.82
Second quarter	$35.63	$28.66
First quarter	$36.98	$28.20
Calendar year	$37.46	$24.82
2009
Fourth quarter	$36.17	$28.12
Third quarter	$33.57	$23.74
Second quarter	$26.35	$21.17
First quarter	$22.69	$16.06
Calendar year	$36.17	$16.06

        The following table sets forth the closing price per share of our common stock, as reported on the NASDAQ Global Select Market on May 3, 2011, the last full trading day before public announcement of the merger agreement, and on June 28, 2011, the last full trading day before the filing of this proxy statement.

Common Stock Closing Price
May 3, 2011	$40.55
June 28, 2011	$61.37

        You are encouraged to obtain current market quotations for the common stock in connection with voting your shares. If the merger is consummated, there will be no further market for your common stock and our stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Securities ownership of certain beneficial owners.    The Company does not know of any individual who is the beneficial owner of more than 5% of the Company's common stock that was outstanding as of June 27, 2011. The only institutional investors known to have held more than 5% of the Company's common stock on that date are set forth in the following table which shows each firm's percentage of shares actually outstanding on June 27, 2011. We took this information from the most recent reports on Schedule 13G, as filed for each such firm with the Securities and Exchange Commission before June 27, 2011.

Stockholder	Address	Amount of Beneficial Ownership(1)	Percent of Outstanding	Nature of Beneficial Ownership
Royce & Associates, LLC(2)	745 Fifth Avenue, New York, New York 10151	6,305,381	8.17	Sole voting and sole dispositive power
T Rowe. Price Associates, Inc.(3)	100 E. Pratt Street, Baltimore, Maryland 21202	5,303,958	6.88	Sole voting and sole dispositive power
Blackrock, Inc.(4)	40 East 52nd Street, New York, New York 10022	4,131,051	5.36	Sole voting and sole dispositive power

Notes:

(1)
The number of shares of common stock beneficially owned by each 5% stockholder, director or executive officer is determined under Section 13 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated there under by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares subject to stock options, restricted stock or other similar rights with respect to which the individual has the right to acquire sole or shared voting or investment power within 60 days after June 27, 2011.

(2)
As reported by the beneficial owner in a Schedule 13G/A filed with the SEC on January 26, 2011. Royce & Associates, LLC is an investment adviser registered under the 1940 Act and has the sole power to vote or direct the vote of, and the sole power to dispose of or direct the disposition of 6,305,381 shares of common stock. The address for Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.

(3)
As reported by the beneficial owner in a Schedule 13G/A filed with the SEC on February 11, 2011. T. Rowe Price Associates, Inc. is an investment adviser registered under the 1940 Act and has the sole power to vote or direct the vote of 1,377,140 shares of common stock, and the sole power to dispose of or direct the disposition of 5,303,958 shares of common stock. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)
As reported by the beneficial owner in a Schedule 13G/A filed with the SEC on February 9, 2011. BlackRock, Inc. is an investment adviser registered under the 1940 Act and has the sole power to vote or direct the vote of, and the sole power to dispose of or direct the disposition of 4,131,051 shares of common stock. The address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

        Securities ownership of management.    The following table shows the number of shares of the Company's common stock owned by each member of the board of directors and each of its named executive officers, as of June 27, 2011. The table also includes the aggregate number of shares of common stock owned beneficially, as a group, by the directors and corporate officers. The following table assumes that an individual beneficially owns any shares which he or she may acquire by exercising options which are exercisable within 60 days after June 27, 2011, by converting stock equivalents or by withdrawing from an employee benefits plan, even if that individual has not yet made the exercise, conversion or withdrawal of the stock.

        No individual listed in the following table beneficially owned more than 1% of the common stock outstanding on June 27, 2011 (including for this purpose shares subject to stock options which will become exercisable within 60 days after June 27, 2011). The number of shares listed in the following table as beneficially owned for all directors and officers as a group is 0.67% of the Company's common stock outstanding as of June 27, 2011.

Name of Person or Group	Number of Shares Beneficially Owned(1)
Directors
Xun (Eric) Chen	21,329
Gary E. Dickerson (Chief Executive Officer)	438,088
Robert W. Dutton	36,179
Dennis G. Schmal	41,623
Bin-ming (Benjamin) Tsai	13,617
Richard A. Aurelio (Non-Executive Chairman)	72,785
Named Executive Officers (other than Chief Executive Officer):
Robert J. Halliday	135,085
Yong-Kil Kim	268,238
Robert J. Perlmutter	48,059
Gary J. Rosen	51,330
All current directors and executive officers as a group (11 persons):(2)	1,211,942

Notes:

(1)
The beneficial ownership reported in the table is direct unless otherwise noted. The Company understands that each individual named has sole power to vote or to dispose of the shares. The shares reported in the table include these forms of ownership:

(2)
The number of shares of common stock listed as beneficially owned in the table above includes shares issuable upon exercise of options exercisable within 60 days after June 27, 2011 for the following stockholders: Mr. Dickerson (336,838 shares), Dr. Dutton (13,500 shares), Mr. Schmal (13,500 shares), Mr. Halliday (67,772 shares), Dr. Kim (204,378 shares), Dr. Perlmutter (7,537 shares) and Dr. Rosen (7,137 shares). Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the table above. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

        Under the General Corporation Law of the State of Delaware, or DGCL, if you do not wish to accept the per share merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of Company common stock and to receive payment in cash for the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Court of Chancery of the State of Delaware (the "Delaware Court of Chancery"), together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of your shares of Company common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $63.00 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. The Company's stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL will be entitled to appraisal rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

        This section is intended only as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable statutory requirements or of Delaware law pertaining to appraisal rights, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Under Section 262, where, as here, a merger agreement is to be submitted for adoption at a meeting of stockholders, the Company must notify the stockholders that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company's notice to our stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C. Failure to comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company common stock, the Company believes that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.

        If you wish to demand appraisal of your shares of Company common stock, you must satisfy each of the following conditions:

  •
  you must deliver to the Company a written demand for appraisal of your shares of Company common stock before the vote is taken to approve the proposal to adopt the merger agreement, which must reasonably inform us of the identity of the holder of record of shares of Company common stock who intends to demand appraisal of his, her or its shares of Company common stock;

  •
  you must not vote or submit a proxy in favor of the proposal to adopt the merger agreement; and

  •
  you must hold your shares continuously through the effective date of the merger.

        If you fail to comply with these conditions and the merger is completed, you will be entitled to receive payment for your shares of Company common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Company common stock. A holder of shares of Company common stock wishing to exercise appraisal rights must hold of record the shares of Company common stock on the date the written demand for appraisal is made and must continue to hold the shares of Company common stock of record through the effective time of the merger, because appraisal rights will be lost if the shares of Company common stock are transferred prior to the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Voting against or failing to vote for the proposal to adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.

        All demands for appraisal should be addressed to Varian Semiconductor Equipment Associates, Inc., Attention: General Counsel, 35 Dory Road, Gloucester, Massachusetts 01930, and must be delivered before the vote is taken to approve the proposal to adopt the merger agreement at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of Company common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of the "fair value" of his, her or its shares of Company common stock. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.

        Only a holder of record of shares of Company common stock is entitled to demand an appraisal of the shares registered in that holder's name. Accordingly, to be effective, a demand for appraisal by a stockholder of Company common stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder's name appears on the stockholder's stock certificate(s) or in the transfer agent's records, in the case of uncertificated shares, should specify the stockholder's mailing address and the number of shares registered in the stockholder's name, and must state that the person intends thereby to demand appraisal of the stockholder's shares in connection with the merger. The demand cannot be made by the beneficial owner if he or she is not the record holder of the shares of Company common stock. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Company common stock. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        If shares of Company common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Company common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares of Company common stock is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the record owner.

        Within 10 days after the effective time of the merger, the surviving corporation in the merger must give written notice that the merger has become effective to each of the Company's stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the consideration specified by the merger agreement for that stockholder's shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the effective date of the merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of such stockholder's shares as determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

        Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of Company common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262 and the failure of a stockholder to file such a petition within the period specified in Section 262 could result in a loss of such stockholder's appraisal rights. In addition, within 120 days after the effective time of the merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement, will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Company common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition for appraisal or request from the surviving corporation such statement.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Company common stock and with whom agreements as to the value of their shares of Company common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. After determination of the stockholders entitled to appraisal of their shares of Company common stock, the Delaware Court of Chancery will appraise the shares of Company common stock, determining their fair value as of the effective time of the merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of Company common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

        You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Company common stock is less than the per share merger consideration. In determining "fair value," the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy.

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of

Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares of Company common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company common stock, other than with respect to payment as of a record date prior to the effective time of the merger. If no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder's right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder's shares will be deemed to have been converted at the effective time of the merger into the right to receive the $63.00 per share cash payment (without interest) pursuant to the merger agreement. A stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 at any time within 60 days after the effective date of the merger (or thereafter with the written approval of the Company) and accept the merger consideration offered pursuant to the merger agreement. Once a petition for appraisal has been filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of the Company without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, that such restriction shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined the appraisal proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder's statutory appraisal rights.

        In view of the complexity of Section 262 of the DGCL, the Company's stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

ADJOURNMENT OF THE SPECIAL MEETING

Adjournment of the Special Meeting

        In the event that the number of shares of the Company's common stock present in person and represented by proxy at the special meeting and voting "FOR" the merger is insufficient to adopt the merger agreement, the Company may move to adjourn the special meeting in order to enable the Company's board of directors to solicit additional proxies in favor of the adoption of the merger agreement for a period which may not exceed 60 days. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Board of Directors Recommendation

        Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

The Company's of directors unanimously recommends that you vote "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

 ADVISORY VOTE REGARDING CERTAIN EXECUTIVE COMPENSATION

"Golden Parachute" Compensation

        The Company is required pursuant to Section 14A of the Exchange Act to include in this proxy statement a non-binding, advisory vote on the compensation payable to each of the chief executive officer, chief financial officer and three other most highly compensated executive officers of the Company as of December 31, 2010 (Gary Dickerson, Robert Halliday, Yong-Kil Kim, Robert Perlmutter and Gary Rosen, each of whom we refer to as a "named executive officer" and collectively as the "named executive officers") in connection with the proposed merger payable pursuant to arrangements entered into with the Company, and the Company is therefore asking our stockholders to adopt the following resolution:

  RESOLVED, that the compensation that will or may become payable by the Company to the named executive officers of the Company as disclosed pursuant to Item 402(t) of Regulations S-K and as set forth in this proposal titled "Advisory Vote Regarding Certain Executive Compensation" and as further described in "Interests of the Company's Directors and Executive Officers in the Merger", is hereby approved.

        The description of the payments contained in the section titled "Interests of the Company's Directors and Executive Officers in the Merger" as well as the table titled "Golden Parachute Compensation" is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each named executive officer that is based on or otherwise relates to the merger and will or may become payable either by the Company or Applied Materials. We are asking our stockholders to approve the "golden parachute" compensation that will or may become payable by the Company to each of its named executive officers as set forth in the table below and as described in "Interests of the Company's Directors and Executive Officers in the Merger—Change in Control Agreements".

        The table below reflects the compensation and benefits that will or may be paid or provided to each of the named executive officers in connection with the merger in the circumstances described below. Severance payments have been calculated based on the named executive officer's current base salary and target bonus opportunity. Regardless of the manner in which a named executive officer's employment terminates, the executive is entitled to receive amounts already earned during his term of employment, such as base salary earned through the date of termination. Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed a closing date of October 31, 2011, including with respect to calculating the portion of equity awards subject to acceleration of vesting (assuming continued vesting of the equity and assuming that all options and unvested shares of restricted stock remain outstanding on such date).

Name	Cash(1)	Equity(2)	Pension/ NQDC(3)	Perquisites/ Benefits(4)	Tax Reimbursement(5)	Other	Total
Gary Dickerson	$5,926,212	$16,431,041	$1,020,457	$53,015	n/a	n/a	$23,430,725
Robert Halliday	$2,610,597	$8,633,667	$624,408	$54,109	n/a	n/a	$11,922,781
Yong-Kil Kim	$1,881,734	$4,424,142	$506,755	$23,354	n/a	n/a	$6,835,985
Robert Perlmutter	n/a	$2,427,782	$206,249	n/a	n/a	n/a	$2,634,031
Gary Rosen	n/a	$2,072,087	n/a	n/a	n/a	n/a	$2,072,087

(1)
The Company has in place change in control agreements with Messrs. Dickerson, Halliday and Kim (each a "CIC Executive"). Under each change in control agreement, in the event that within

  18 months after a change in control, the definition of which includes the completion of the merger, the Company terminates the employment of a CIC Executive other than for Cause, death, Retirement (in the case of Messrs. Halliday and Kim) or Disability or the CIC Executive terminates his employment for Good Reason, or in the case of Mr. Dickerson, a voluntary termination for any reason (all terms as defined in the applicable change in control agreement) (double-trigger severance payments), or upon a qualifying termination by the Company after the signing of the merger agreement but prior to the closing of the merger, unless such termination is shown not to be in connection with the transaction, the CIC Executive will receive the following: (i) a lump sum payment in an amount equal to 2.5 times (2.99 times for Mr. Dickerson) the sum of (a) his annual base salary (Mr. Dickerson's annual base salary is $667,410, Mr. Halliday's annual base salary is $375,960 and Mr. Kim's annual base salary is $314,163), (b) the highest annual bonus that was paid to the CIC Executive in any of the three fiscal years ending prior to the date of termination under the MIP (but not less than the highest target bonus), estimated for Mr. Dickerson as $1,296,000, Mr. Halliday as $657,000, and Mr. Kim as $431,200 and (c) the highest cash bonus for a performance period of more than one fiscal year that was paid to the CIC Executive in any of the three fiscal years ending prior to the date of termination under the MIP (but not less than the highest target bonus) which is equal to $0. In addition, the CIC Executive will receive a lump sum payment equal to a pro rata portion of the CIC Executive's target bonus under the MIP for fiscal year 2012 and any other partially complete bonus performance period in which the termination occurs, estimated for Mr. Dickerson as $55,617, Mr. Halliday as $28,197, and Mr. Kim as $18,326 (all such estimates assuming 100% actual performance for the full fiscal year and represent one twelfth of the fiscal year assuming a closing date of October 31, 2011 for purposes of calculating such amounts).

(2)
Each change in control agreement provides for the full acceleration of the CIC Executive's outstanding stock options and restricted stock upon a qualifying termination within 18 months following a change in control (a double-trigger arrangement). The amount above reflects the aggregate market value of unvested Company stock options and restricted stock awards which will fully accelerate as of the day immediately following the closing of the merger (assuming a qualifying termination). The value of the accelerated Company stock options was determined by multiplying (i) the number of unvested Company stock options by (ii) the difference between $63.00 and the applicable exercise price of such stock options, which has a total value of $8,637,878 for Mr. Dickerson, $4,748,709 for Mr. Halliday, and $2,838,621 for Mr. Kim. The value of the accelerated restricted stock was determined by multiplying (i) the number of shares of restricted stock by (ii) $63.00 per share, which has a total value of $7,793,163 for Mr. Dickerson, $3,884,958 for Mr. Halliday, and $1,585,521 for Mr. Kim.

Pursuant to the terms of the merger agreement, if the employment of any Company employee who continues employment with Applied Materials (or one of its subsidiaries, including the Company after the completion of the merger) after the effective time of the merger (a "Continuing Employee") (other than a person who has entered into a change in control agreement with the Company, which includes Messrs. Dickerson, Halliday and Kim) is terminated by Applied Materials or the surviving corporation other than for cause (as defined in the merger agreement), death or disability, in all such cases within one year following the closing of the merger, any continuing options held by such Continuing Employee shall (at termination of employment) immediately vest as to an additional 12 months of vesting. In the case of restricted stock, if the employment of any Continuing Employee (other than a person who has entered into a change in control agreement with the Company, which includes Messrs. Dickerson, Halliday and Kim) is terminated by Applied Materials or the surviving corporation other than for cause, death or disability, in all such cases occurring within one year following the closing of the merger, any unvested merger consideration held by such Continuing Employee as a result of the cancellation of his or her restricted stock shall (at termination of employment) immediately vest as to an additional 12 months of vesting and be paid promptly thereafter, except that payment shall be delayed to the extent required to avoid a violation of Section 409A as determined by Applied Materials in good faith. The value of the accelerated Company stock options was determined by multiplying (i) the number of potential accelerated Company stock options by (ii) the difference between $63.00 and the applicable exercise price of such stock options, with a total value of $1,682,933 for Mr. Perlmutter and $1,412,540 for Mr. Rosen. The value of the accelerated restricted stock was determined by multiplying (i) the number of shares of potential accelerated restricted stock by (ii) $63.00 per share, which has a total value of $744,849 for Mr. Perlmutter and $659,547 for Mr. Rosen.

(3)
These arrangements are "single-trigger" because the balances contained in the SERP accounts that fully vest upon the consummation of the proposed merger and will be paid out no later than 12 months thereafter.

(4)
Pursuant to the terms of the CIC Executive's change in control agreement and upon a qualifying termination within 18 months following a change in control (double-trigger arrangements), each of Messrs. Dickerson, Halliday and Kim will receive continued life, health dental, vision and disability insurance coverage and financial/tax counseling until the earlier of 24 months following the qualifying termination of employment or the executive's commencement of substantially equivalent full-time employment with a new employer, with such benefits valued as follows: Mr. Dickerson: $45,580, Mr. Halliday: $48,010, and Mr. Kim: $23,354. Each executive may also elect to purchase any automobile then in his possession and subject to a Company lease, for a price equal to the residual value set forth in the lease, with such benefit valued as follows: Mr. Dickerson: $7,435, Mr. Halliday: $6,099, and Mr. Kim: $0.

(5)
The estimated Section 280G gross-up payments are subject to change based on the actual closing of the merger, date of termination of employment (if any) of the named executive officer, interest rates then in effect and certain other assumptions used in the calculations. The estimates do not take into account the value of any non-competition agreement with a named executive officer or certain amounts that may be reasonable compensation provided to the named executive officer, either before or after the closing of the merger, each of which may, in some cases, significantly reduce the amount of the potential Section 280G gross-up payments.

Vote Required and Board of Directors Recommendation

        The vote on this proposal 3 is a vote separate and apart from the vote on proposal 1 to adopt the merger agreement or proposal 2 to approve adjournments of the special meeting. Accordingly, you may vote to approve proposal 1 or 2 and vote not to approve this proposal 3 on executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on either the Company or Applied Materials regardless of whether the proposed merger is completed. Accordingly, as the compensation to be paid in connection with the proposed merger is contractual with respect to the executives, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the proposed merger is completed. The vote required to approve this proposal 3 is the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the special meeting and entitled to vote on the matter.

The Company's board of directors recommends that our stockholders vote "FOR" the approval, on a non-binding advisory basis, of the compensation that will or may be received by the named executive officers in connection with the proposed merger.

 SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed, or we are otherwise required to do so under applicable law, we would hold a 2011 annual meeting of stockholders. In connection with the pendency of the merger, the board of directors has resolved to postpone the 2011 annual meeting. Because the 2011 annual meeting is expected to be postponed until after the date that is 60 days following the first anniversary of the Company's 2010 annual meeting, the deadline for inclusion of any stockholder proposals in the proxy statement for the 2011 annual meeting is a reasonable time before the Company begins to print and mail its proxy materials. Such proposals must also comply with the SEC's rules concerning the inclusion of stockholder proposals in company-sponsored proxy materials set forth in Rule 14a-8 promulgated under the Exchange Act and our by-laws.

        Because the 2011 annual meeting is expected to be postponed until after the date that is 60 days following the first anniversary of the Company's 2010 annual meeting, under our by-laws, any stockholder proposal sought to be brought before the 2011 annual meeting must be received no earlier than the 90th day prior to such annual meeting and no later than the close of business on the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day following the date on which notice of the date of such meeting is first mailed or publicly disclosed. In addition, our by-laws contain certain procedures that a stockholder must follow to nominate a person for election as a director or present a proposal for action at our annual meeting of stockholders.

        All proposals and nominations should be addressed to our executive offices at 35 Dory Road, Gloucester, Massachusetts 01930, marked to the attention of David Hwang, Vice President, General Counsel and Corporate Secretary.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

  Public Reference Room
  100 F Street, N.E.
  Room 1580
  Washington, D.C. 20549

        You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address: Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts 01930, Attention: Investor Relations, telephone: (408) 727-5555. If you would like to request documents, please do so by July 28, 2011 in order to receive them before the special meeting.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact Computershare toll free at 1-800-652-8683 (banks and brokers call (212) 929-5500).

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

Company Filings	Period
Quarterly Report on Form 10-Q	Quarter ended December 31, 2010
Quarterly Report on Form 10-Q	Quarter ended April 1, 2011
Annual Report on Form 10-K	Year ended October 1, 2010

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 29, 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

among:

APPLIED MATERIALS, INC.,
a Delaware corporation;

BARCELONA ACQUISITION CORP.,
a Delaware corporation; and

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.,
a Delaware corporation

Dated as of May 3, 2011

A-i

A-ii

EXHIBITS

Exhibit A	—	Certain Definitions
Exhibit B	—	Certificate of Incorporation of the Surviving Corporation
Exhibit C	—	Bylaws of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER("Agreement") is made and entered into as of May 3, 2011, by and among:APPLIED MATERIALS, INC., a Delaware corporation ("Parent");BARCELONA ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); andVARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        A.    Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

        B.    The board of directors of the Company has unanimously: (i) approved this Agreement and the Merger; (ii) determined that the Merger is fair to and in the best interests of the Company and its stockholders; (iii) approved and declared advisable this Agreement and the Merger; and (iv) resolved to recommend that the Company's stockholders adopt this Agreement.

        C.    The respective boards of directors of Parent and Merger Sub have: (i) determined that it is in the best interests of their respective stockholders, and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement; and (ii) approved this Agreement and the Merger in accordance with the DGCL.

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

  Section 1.    DESCRIPTION OF TRANSACTION

          1.1    Merger of Merger Sub into the Company.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

          1.2    Effects of the Merger.    The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

          1.3    Closing; Effective Time.    The consummation of the Merger (the "Closing") shall take place at the offices of Dewey & LeBoeuf LLP, 1950 University Avenue, Suite 500, East Palo Alto, California, at 8:00 a.m. (California time) on the third business day after the satisfaction or waiver (to the extent permitted to be waived by applicable law) of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.4 and 7.4, which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions) or at such other time and place as shall be agreed to by the parties in writing. The date on which the Closing actually takes place is referred to as the "Closing Date." Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company in connection with the Closing and, concurrently with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the consent of Parent (the time as of which the Merger becomes effective being referred to as the "Effective Time").

          1.4    Certificate of Incorporation and Bylaws; Directors and Officers.    At the Effective Time:

            (a)   the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety so as to read in its entirety in the form attached hereto as Exhibit B, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by law (subject to Section 5.5);

            (b)   the Bylaws of the Surviving Corporation shall be amended and restated so as to read in their entirety in the form attached hereto as Exhibit C and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by law (subject to Section 5.5); and

            (c)   the directors and officers of the Surviving Corporation shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

          1.5    Conversion of Shares.

            (a)   At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                (i)  any shares of Company Common Stock held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company's treasury) immediately prior to the Effective Time shall continue to be so held and no consideration shall be paid or payable in respect thereof.

               (ii)  any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall remain issued and outstanding and no consideration shall be paid or payable in respect thereof;

             (iii)  except as provided in clauses "(i)" and "(ii)" of this Section 1.5(a) and subject to Sections 1.5(b), 1.5(c) and 1.8, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $63.00 in cash, without interest; and

              (iv)  each share of the common stock, $0.001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

            (b)   If any shares of Company Common Stock outstanding immediately prior to the Effective Time constitute Company Restricted Stock, then: (i) the Merger Consideration delivered in exchange for such shares of Company Restricted Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition as applied to such Company Restricted Stock; and (ii) the cash consideration included in such Merger Consideration need not be paid until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates; provided, however, that if the employment of any Continuing Employee (other than a Person who has entered into one of the change-in-control agreements set forth on Part 2.14(f) of the Disclosure Schedule) is terminated by Parent or the Surviving Corporation other than for Cause, death or disability, in all such cases occurring within one year following the Closing, any unvested Merger Consideration held by such Continuing Employee shall (at termination of employment) immediately vest as to an additional 12 months of vesting and shall be paid promptly thereafter (except that payment shall be delayed to the extent required to avoid a violation of Section 409A as determined by Parent in good faith). Prior to the Closing, the Company shall cooperate with Parent to take such action as they reasonably agree in good faith to be necessary to provide that, from and after the Effective Time, Parent is entitled to exercise any such right set forth in any such

    Company Restricted Stock grant or purchase agreement or other Contract which the Company had as of the Closing. For purposes of this Section 1.5(b), "Cause" shall mean the occurrence of any of the following: (A) an act of personal dishonesty taken by the Continuing Employee in connection with the Continuing Employee's responsibilities as an employee and intended to result in the Continuing Employee's substantial personal enrichment; (B) the Continuing Employee being convicted of, or pleading no contest or guilty to, (x) a misdemeanor that the Parent or the Surviving Corporation reasonably believes has had or will have a material detrimental effect on the Parent or the Surviving Corporation, or (y) any felony; (C) a willful act by the Continuing Employee that constitutes gross misconduct; (D) the Continuing Employee's willful and continued failure to perform the duties and responsibilities of the Continuing Employee's position after there has been delivered to the Continuing Employee a written demand for performance from the Parent or Surviving Corporation that describes the basis for the Parent or Surviving Corporation's belief that the Continuing Employee has not substantially performed the Continuing Employee's duties and the Continuing Employee has not corrected such failure within thirty (30) days of such written demand; and (E) a material violation by the Continuing Employee of any written Parent or Surviving Corporation employment policy or standard of conduct.

            (c)   If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company during such period, or a record date with respect to any such event shall occur during such period, then the consideration to be delivered in respect of shares of Company Common Stock pursuant to Section 1.5(a)(iii) shall be adjusted to the extent appropriate.

          1.6    Closing of the Company's Transfer Books.    At the Effective Time: (a) except as otherwise provided in clauses "(i)" and "(ii)" of Section 1.5(a), and subject to Section 1.8, all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a "Company Stock Certificate") is presented to the Paying Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

          1.7    Exchange of Certificates.

            (a)   On or prior to the Closing Date, Parent shall select, with the prior approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed) a reputable bank or trust company to act as paying agent in the Merger (the "Paying Agent"). At or prior to the Effective Time, Parent shall cause to be deposited with the Paying Agent cash in immediately available funds sufficient to make payments of the aggregate cash consideration payable pursuant to Section 1.5 (the "Payment Fund"). The Payment Fund shall be invested by the Payment Agent as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's

    Corporation, respectively, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investment shall become a part of the Payment Fund, and any amounts in excess of the aggregate amounts payable under Section 1.5 shall be returned to the Surviving Corporation in accordance with Section 1.7(c). To the extent that there are any losses with respect to any such investments, or the Payment Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under Section 1.5, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments under Section 1.5.

            (b)   Promptly after the Effective Time (and in any event within five business days after the Effective Time), the Paying Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates or uncertificated shares of Company Common Stock represented by book entry ("Uncertificated Shares") shall pass, only upon delivery of such Company Stock Certificates or transfer of the Uncertificated Shares to the Paying Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates or transfer of Uncertificated Shares in exchange for Merger Consideration. Upon surrender of a Company Stock Certificate to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent, or compliance with the reasonable procedures established by the Paying Agent for delivery of Uncertificated Shares: (A) the holder of such Company Stock Certificate or Uncertificated Shares shall be entitled to receive in exchange therefor the cash consideration that such holder has the right to receive pursuant to the provisions of Section 1.5, in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Company Stock Certificate or Uncertificated Shares; and (B) the Company Stock Certificate or Uncertificated Shares so surrendered shall be canceled. In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of Merger Consideration may be made to a Person other than the holder in whose name the Company Stock Certificate formerly representing such shares or Uncertificated Shares is registered if: (1) any such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer; and (2) such holder shall have paid any fiduciary or surety bonds and any transfer or other similar Taxes required by reason of the payment of such Merger Consideration to a Person other than such holder (or shall have established to the reasonable satisfaction of Parent that such bonds and Taxes have been paid or are not applicable). Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate and each Uncertificated Share shall be deemed, from and after the Effective Time, to represent only the right to receive Merger Consideration as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any Merger Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may direct) as indemnity against any claim that may be made against the Paying Agent, Parent, Merger Sub or the Surviving Corporation with respect to such Company Stock Certificate. No interest shall be paid or will accrue on any cash payable to holders of Company Stock Certificates or in respect of Uncertificated Shares pursuant to the provisions of this Section 1.7.

            (c)   Any portion of the Payment Fund that remains undistributed to former holders of shares of Company Common Stock (including holders of Company Stock Certificates) as of the date that is 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any former holders of shares of Company Common Stock (including holders of Company Stock Certificates) who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration.

            (d)   Each of the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock or Company Equity Award such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (e)   If any Company Stock Certificate has not been surrendered by the earlier of: (i) the fifth anniversary of the date on which the Merger becomes effective; or (ii) the date immediately prior to the date on which the cash amount that such Company Stock Certificate represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such cash amount shall, to the extent permitted by applicable Legal Requirements, become the property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

            (f)    None of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

          1.8    Dissenting Shares.

            (a)   Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who is entitled to demand and has made a proper demand for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as "Dissenting Shares" until such time as such holder withdraws, fails to perfect or otherwise loses such holder's appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 1.5, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares under Section 262 of the DGCL.

            (b)   If any Dissenting Shares shall lose their status as such (through proper withdrawal of a demand for appraisal, failure to perfect such demand or otherwise), then such shares shall be deemed automatically to have been converted into, as of the Effective Time, and to represent only, the right to receive Merger Consideration in accordance with Section 1.5, without interest thereon, upon surrender of the Company Stock Certificate representing such shares.

            (c)   The Company shall give Parent: (i) prompt notice of any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its prior written consent to such payment or settlement offer.

          1.9    Further Action.    If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

  Section 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to and qualified by: (a) subject to Section 9.6, the exceptions and disclosures set forth in the Disclosure Schedule; and (b) disclosure in any Company SEC Report filed or (to the extent publicly available) furnished before the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading "Risk Factors" and any disclosure of risks included in any "forward-looking statements" disclaimer or other statements that are similarly predictive or forward-looking in nature)).

          2.1    Subsidiaries; Due Organization; Etc.

            (a)   Exhibit 21.1 of the Company's Annual Report on Form 10-K for the year ended October 1, 2010 identifies each Subsidiary of the Company and indicates its jurisdiction of organization. Neither the Company nor any of the other Entities identified in Exhibit 21.1 of the Company's Annual Report on Form 10-K for the year ended October 1, 2010 owns any capital stock of, or any equity interest of any nature in, any other Entity. None of the Acquired Corporations has agreed to make or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Entity.

            (b)   Each of the Acquired Corporations is a corporation, partnership, limited liability company, trust or other organization that is duly incorporated or organized, validly existing and in good standing (in jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation or organization, except where the failure to be so duly incorporated or organized, validly existing or in good standing would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect. Each of the Acquired Corporations has the requisite corporate, limited partnership, limited liability company or similar power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except where the failure to have such requisite power and authority would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect. Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing (in jurisdictions that recognize the concept of good standing), under the laws of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified, or in good standing would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

          2.2    Certificate of Incorporation and Bylaws.    The Company has Made Available to Parent accurate and complete copies of the certificate of incorporation and bylaws of the Company and the comparable organizational documents of each Significant Subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act), in each case, as amended, as of the date hereof.

          2.3    Capitalization, Etc.

            (a)   The authorized capital stock of the Company consists of: (i) 150,000,000 shares of Company Common Stock, of which, as of April 29, 2011, 75,415,182 shares have been issued and are outstanding; and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share, no shares of which have been issued or are outstanding (including shares of restricted Company Common Stock). Except for those shares of Company Common Stock reserved for issuance to the date of this Agreement pursuant to Section 2.3(b), no shares of Company Common Stock have been issued since April 29, 2011. Except as set forth in Part 2.3(a)(i) of the Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the other Acquired Corporations. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive or similar rights. None of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company. There is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock except for any such restrictions contained in any Company Employee Plan. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Part 2.3(a)(ii) of the Disclosure Schedule describes all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options or otherwise).

            (b)   As of April 29, 2011: (i) 3,791,478 shares of Company Common Stock were subject to issuance pursuant to Company Options granted and outstanding under the Company Equity Plans; (ii) 828,266 shares of Company Common Stock were reserved for future issuance pursuant to the Company's Employee Stock Purchase Plan (the "ESPP"); (iii) 29,640 shares of Company Common Stock were subject to issuance and/or delivery pursuant to restricted stock units and deferred stock units; (iv) 1,304,325 shares of restricted Company Common Stock were outstanding; (v) no shares of Company Common Stock were subject to stock appreciation rights whether granted under the Company Equity Plans or otherwise; (vi) no Company Equity Awards were outstanding other than those granted under the Company Equity Plans; and (vii) 3,057,318 shares of Company Common Stock were reserved for future issuance pursuant to Company Equity Awards not yet granted under the Company Equity Plans. Part 2.3(b) of the Disclosure Schedule accurately sets forth, as of April 29, 2011, the following information with respect to each Company Equity Award outstanding as of the date of this Agreement (A) the particular Company Equity Plan (if any) pursuant to which such Company Equity Award was granted; (B) the name of the holder of such Company Equity Award; (C) the number of shares of Company Common Stock subject to such Company Equity Award; (D) the exercise price (if any) of such Company Equity Award; (E) the date on which such Company Equity Award was granted or the shares subject to such repurchase right were issued; (F) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and/or exercisable; (G) the date on which such Company Equity Award expires; (H) if such Company Equity Award is a Company Option, whether it is an

    "incentive stock option" (as defined in the Code) or a non-qualified stock option; (I) if such Company Equity Award is a Company Stock-Based Award, whether such Company Stock-Based Award is a restricted stock unit, deferred stock unit or a restricted stock award; (J) if such Company Equity Award is a Company Stock-Based Award in the form of restricted stock units or deferred stock units, the dates on which shares of Company Common Stock are scheduled to be delivered, if different from the applicable vesting schedule; and (K) whether the vesting of such Company Equity Award would be accelerated, in whole or in part, as a result of the Merger or any of the other transactions contemplated by this Agreement, alone or in combination with any termination of employment or other event. Between April 29, 2011 and the date of this Agreement, the Company has not issued or granted any Company Equity Awards. The Company has Made Available to Parent accurate and complete copies of the Company Equity Plans or, if not granted under an Company Equity Plan, such other Contract, pursuant to which any stock options, restricted stock units, deferred stock units or restricted stock awards (including, all outstanding Company Equity Awards, whether payable in equity, cash or otherwise) are currently outstanding, and the forms of all stock option, restricted stock unit, deferred stock unit and restricted stock award agreements evidencing such stock options, restricted stock units, deferred stock units or restricted stock awards (whether payable in equity, cash or otherwise). Except as would not have (and would not reasonably be expected to have) a Material Adverse Effect, all outstanding shares of Company Common Stock, options, warrants, equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of the Acquired Corporations have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

            (c)   Except as set forth in Part 2.3(b) of the Disclosure Schedule and except as set forth in Section 2.3(a) and Section 2.3(b), as of the date of this Agreement, there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) contractual obligation of any of the Acquired Corporations to issue, deliver, sell, or cause to be issued, delivered or sold any shares of capital stock or other securities of any of the Acquired Corporations.

            (d)   All outstanding shares of Company Common Stock, options, warrants, equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of the Acquired Corporations have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

            (e)   All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by the Company or another Acquired Corporation, free and clear of any Encumbrances, other than restrictions on transfer imposed by applicable securities laws.

          2.4    SEC Filings; Financial Statements.

            (a)   The Company has Made Available to Parent accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed or furnished by the Company with or to the SEC since January 1, 2010, including all amendments thereto (collectively, the "Company SEC Reports"). Since January 1, 2010, all statements, reports, schedules, forms and other documents required to have been filed or furnished by the Company with or to the SEC have been so filed or furnished on a timely basis. None of the Company's Subsidiaries is required to file or furnish any documents with the SEC. As of the time it was filed or furnished with or to the SEC (or: (A) with respect to items filed or furnished prior to the date of this Agreement, if amended, then as of the time of its most recent amendment prior to the date of this Agreement; and (B) with respect to items filed or furnished after the date of this Agreement, then as of the time of its most recent amendment): (i) each of the Company SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements related to the Company SEC Documents required by: (A) Rule 13a-14 or 15d-14 under the Exchange Act; or (B) Section 302 or 906 of the Sarbanes-Oxley Act (collectively, the "Certifications") is accurate and complete, and complies as to form and content in all material respects with all applicable Legal Requirements. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports filed on or prior to the date of this Agreement.

            (b)   The consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not expected to, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). No financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company.

            (c)   The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (d)   The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of the NASDAQ Global Select Market and has not since January 1, 2010 received any notice from the NASDAQ Global Select Market asserting any material non-compliance with such rules and regulations.

            (e)   None of the Acquired Corporations is a party to or bound by any "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K under the Exchange Act).

          2.5    Absence of Changes.    Since December 31, 2010, there has not been any Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect. Except as set forth in Part 2.5 of the Disclosure Schedule, between December 31, 2010 and the date of this Agreement:

            (a)   except in connection with this Agreement and the transactions contemplated hereby, the Company and each of its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course of business;

            (b)   none of the Acquired Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution (whether in cash, stock or otherwise) in respect of any shares of capital stock (other than dividends or distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent); or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities, other than in the ordinary course of business: (A) pursuant to the Company's stock repurchase program; or (B) from employees of any Acquired Corporation whose employment with such Acquired Corporation has terminated;

            (c)   other than to another Acquired Corporation, none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Equity Awards and except for sales, issuances or grants to newly hired employees of an Acquired Corporation); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Equity Awards identified in Part 2.3(b) of the Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

            (d)   other than the automatic vesting (upon retirement of any employee) of Company Options granted prior to January 1, 2008 in accordance with the terms of applicable agreements in effect prior to December 31, 2010, the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under: (i) any provision of any of the Company Equity Plans or other non-plan equity-based award arrangements (whether in cash, stock or otherwise); (ii) any provision of any Contract evidencing any outstanding Company Option; (iii) any restricted stock, restricted stock unit and/or deferred stock agreement (whether payable in cash, stock or otherwise); or (iv) any other Contract evidencing or relating to any equity-based award (whether payable in cash, stock or otherwise);

            (e)   none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since December 31, 2010, exceeds $10,000,000 in the aggregate;

            (f)    none of the Acquired Corporations has waived or relinquished any material right under any Company Contract;

            (g)   none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, except for write-offs or reserves that do not exceed $2,000,000 in the aggregate;

            (h)   none of the Acquired Corporations has: (i) lent money to any Person (other than routine travel advances made to employees in the ordinary course of business and other than to another Acquired Corporation); or (ii) incurred or guaranteed any indebtedness for borrowed money;

            (i)    none of the Acquired Corporations has: (i) adopted, established or entered into any Company Employee Plan, other than Company Employee Plans adopted, established or entered into outside the United States in the ordinary course of business consistent with past practices; (ii) caused or permitted any Company Employee Plan to be amended in any material respect; or (iii) materially increased the amount of the wages, salary, commissions, severance, change-in-control, fringe benefits or other compensation or remuneration payable to any of its directors, officers or other employees, other than increases in the ordinary course of business consistent with past practices as part of the annual review process of the Acquired Corporations that occurred in February 2011;

            (j)    none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect, other than any changes required by changes in GAAP or in applicable Legal Requirements;

            (k)   none of the Acquired Corporations has made any material Tax election; and

            (l)    none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(b)" through "(k)" above.

          2.6    Title to Assets.    Except with respect to matters related to real property (which are addressed in Section 2.7) and Intellectual Property (which are addressed in Section 2.8), each of the Acquired Corporations has good, valid and marketable title to, or a valid leasehold interest in, all of the material properties and material assets owned or leased by them, in each case, free and clear of Encumbrances, other than Permitted Encumbrances and except as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

          2.7    Real Property; Equipment; Leasehold.

            (a)   Part 2.7(a) of the Disclosure Schedule identifies by address and location all material real property owned by the respective Acquired Corporations (together with all easements, rights of way, rights and appurtenances pertaining to such real property and all buildings, structures, fixtures and other improvements located thereon are referred to as the "Owned Real Property"). Except as would not (and would not reasonably be expected to), individually or in the aggregate, have a Material Adverse Effect, the Acquired Corporations have good and valid title to the Owned Real Property, in each case, sufficient to conduct their respective businesses as currently conducted, free and clear of any Encumbrances, except for: (A) any lien for current taxes not yet delinquent; and (B) all title exceptions, defects and other Encumbrances, whether or not of record, which individually or in the aggregate do not (and would not reasonably be expected to) materially affect the continued use of such Owned Real Property for the purposes for which such Owned Real Property is currently being used by the Acquired Corporations.

            (b)   Part 2.7(b) of the Disclosure Schedule identifies by address and location all material real property leased, subleased, licensed or otherwise occupied by the Acquired Corporations (the "Leased Real Property" and, together with the Owned Real Property, the "Company

    Real Property") pursuant to written agreements (the "Leases"). The Acquired Corporations have good, valid and subsisting interests in and to all of the Leased Real Property, except where the failure to have such good, valid or subsisting interests would not (and would not reasonably be expected to), individually or in the aggregate, materially affect the continued use of such Leased Real Property for the purposes for which such Leased Real Property is currently being used by the Acquired Corporations. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all of the Leases are valid and in full force and effect, and to the Knowledge of the Company, there is no default or event which, with the passage of time, the giving of notice or both, would become a default, by any party under any Lease.

          2.8    Intellectual Property.    Except as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect, or except as set forth in Part 2.8 of the Disclosure Schedule:

            (a)   Part 2.8(a) of the Disclosure Schedule accurately identifies and describes as of the date of this Agreement:

                (i)  in Part 2.8(a)(i) of the Disclosure Schedule: (A) each item of Registered Intellectual Property in which any of the Acquired Corporations has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (B) the jurisdiction in which such item of Registered Intellectual Property has been registered or filed and the applicable registration or serial number; and (C) any other Person that has an ownership interest in such item of Registered Intellectual Property and the nature of such ownership interest;

               (ii)  in Part 2.8(a)(ii) of the Disclosure Schedule: each Contract pursuant to which any material Intellectual Property Rights are licensed to any Acquired Corporation (other than software license agreements for any third-party software that is so licensed pursuant to a nonexclusive, commercially available license); and

             (iii)  in Part 2.8(a)(iii) of the Disclosure Schedule: each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any material Company Intellectual Property Right, excluding nonexclusive licenses that were entered into in the ordinary course of business.

            (b)   The Company has provided to Parent a complete and accurate copy of each standard form of the following: (i) the Company's quotation for customers and the Company's master purchase agreement for the Acquired Corporation's top five customers by revenue; (ii) purchase or supply agreement with a material supplier that involves payments of more than $5,000,000 within the last fiscal year; (iii) standard forms of employee agreement containing any assignment or license of Intellectual Property Rights or any confidentiality provision; or (iv) standard forms of consulting or independent contractor agreement containing any assignment or license of Intellectual Property Rights or any confidentiality provision.

            (c)   The Acquired Corporations exclusively own all right, title and interest to and in the material Company Intellectual Property Rights, free and clear of any Encumbrances (other than (1) nonexclusive licenses entered into in the ordinary course of business, and (2) licenses granted pursuant to the Contracts listed in Part 2.8(a)(iii)of the Disclosure Schedule). Without limiting the generality of the foregoing:

                (i)  to the Knowledge of the Company, each Person who is or was an employee or independent contractor of any of the Acquired Corporations and who is or was involved in the creation or development of any material Company Intellectual Property Right has signed an agreement containing an assignment of Intellectual Property Rights that do not initially vest in the Acquired Corporation pursuant to applicable law to the Acquired Corporation for which such Person is or was an employee or independent contractor, and confidentiality provisions protecting the Trade Secrets included in the Company Intellectual Property Rights, and each Acquired Corporation has made all employee inventor compensation payments to the extent that such payments are required under applicable law;

               (ii)  except for: (A) nonexclusive licenses entered into in the ordinary course of business; and (B) the licenses granted in Contracts identified in Part 2.8(a)(ii) of the Disclosure Schedule, to the Knowledge of the Company, none of the Acquired Corporations is bound by, and no material Company Intellectual Property Right is subject to, any Contract that limits or restricts in any material respect the ability of any Acquired Corporation to use, exploit, assert or enforce any such material Company Intellectual Property Right;

             (iii)  to the Knowledge of the Company, no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution were used, directly or indirectly, to develop or create, in whole or in part, any material Company Intellectual Property Right, in such a manner that would grant such Governmental Body a license thereto and/or any right or interest therein;

              (iv)  to the Knowledge of the Company, each Acquired Corporation has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all material proprietary information held by any of the Acquired Corporations, or purported to be held by any of the Acquired Corporations, as a trade secret; and

               (v)  none of the Acquired Corporations is now or, to the Knowledge of the Company, has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization, in each case, that could reasonably be expected to require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any material Company Intellectual Property Right.

            (d)   All Registered Company Intellectual Property Rights owned by the Acquired Corporations is unexpired and subsisting, and to the Knowledge of the Company, valid and enforceable. Without limiting the generality of the foregoing:

                (i)  no interference, opposition, reissue, reexamination or other Legal Proceeding of any nature is pending or, to the Knowledge of the Company, threatened (other than office actions issued in the ordinary course of prosecution), in which the scope, validity or enforceability of any material Company Intellectual Property Right is being contested or challenged; and

               (ii)  to the Knowledge of the Company, there is no basis for a claim that could reasonably be expected to result in a ruling, judgment or determination by any Governmental Body that any Company Intellectual Property Right that is material to the business of the Acquired Corporations as currently conducted is invalid or unenforceable.

            (e)   Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare the grant, assignment or transfer to any other Person (other than Parent and its Affiliates) of any license or other right or interest under, to or in any of the material Company Intellectual Property Rights.

            (f)    To the Knowledge of the Company, since January 1, 2008, no Person has materially infringed, misappropriated, or otherwise violated, and no Person is currently materially infringing, misappropriating or otherwise violating, any Company Intellectual Property Right. Part 2.8(f) of the Disclosure Schedule accurately identifies (and the Company has provided to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to any of the Acquired Corporations since January 1, 2008 regarding any actual, alleged or suspected infringement or misappropriation of any Company Intellectual Property Right which has not been resolved and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

            (g)   To the Knowledge of the Company, none of the Acquired Corporations and none of the Company Products has infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any valid Intellectual Property Right of any other Person in any material respect. No infringement, misappropriation or similar claim or Legal Proceeding is or, since January 1, 2008, has been pending or, to the Knowledge of the Company, threatened against any Acquired Corporation (except for any claim or Legal Proceeding that has been settled, dismissed or otherwise concluded). Since January 1, 2008, none of the Acquired Corporations has received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person.

            (h)   To the Knowledge of the Company, none of the material Company Product Software: (i) contains any material bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Company Product Software or any Company Product containing or used in conjunction with such Company Product Software; or (ii) fails to materially comply with any applicable warranty or other contractual commitment made by any Acquired Corporation relating to the use, functionality or performance of such software or any Company Product containing or used in conjunction with such Company Product Software.

            (i)    To the Knowledge of the Company, none of the material Company Product Software contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user's consent, in each case of clause "(i)" or "(ii)" of this sentence that materially and adversely affects the material Company Product Software.

            (j)    To the Knowledge of the Company, none of the material Company Product Software is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that: (i) requires the use or distribution of such material Company Product Software on, the disclosure, licensing or distribution of any source code for any portion of such Company Product Software; or (ii) otherwise imposes any material limitation, restriction or condition on the right or ability of the Company to use or distribute any material Company Product Software.

            (k)   To the Knowledge of the Company, no source code for any material Company Product Software has been delivered, licensed or made available to any escrow agent or other

    Person (other than employees or independent contractors of the Acquired Corporations). None of the Acquired Corporations has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Product Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any material Company Product Software to any other Person.

          2.9    Contracts.

            (a)   Part 2.9(a) of the Disclosure Schedule identifies, as of the date of this Agreement, each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                (i)  any defined benefit pension plan under which an Acquired Corporation has or may have any obligations or liability;

               (ii)  any Contract that provides for indemnification of any employee, officer or director of any of the Acquired Corporations, other than any such Contract entered into with any employee of the Company at the level of Vice President or above on the Company's standard form included as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended October 1, 2010;

             (iii)  any Contract imposing any restriction on the right or ability of any Acquired Corporation to compete in any line of business in any geographic area with any other Person;

              (iv)  any Contract with any sole source supplier;

               (v)  any Contract with any material supplier (other than a sole source supplier) to any Acquired Corporation that involved the payment of more than $5,000,000 in the Company's last fiscal year; and

              (vi)  any Contract (other than Contracts with Affiliates, customers or suppliers and other than Company Employee Plans) that contemplates or involves the payment or delivery of cash or other consideration by or to any Acquired Corporation in an amount or having an annual value in excess of $10,000,000 in the aggregate, or contemplates or involves the performance of services by or for any Acquired Corporation having an annual value in excess of $10,000,000 in the aggregate.

The Company has Made Available to Parent an accurate and complete copy of each Material Contract as of the date of this Agreement.

            (b)   Except as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect, each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c)   Except as would not have (and would not reasonably be expected to have) a Material Adverse Effect: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract, or, to the Knowledge of the Company, any Company Contract that is not a Material Contract; (ii) to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract; (iii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Company Contract; (B) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Contract; (C) give any Person the right to accelerate the maturity or performance of any Company Contract; or (D) give any Person the right to cancel, terminate or modify any Company Contract; and (iv) since January 1, 2010, none of the Acquired Corporations has received any written notice asserting any actual or possible violation or breach of, or default under, any Material Contract.

          2.10    Liabilities.    None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the "liabilities" column of the Company Balance Sheet and accompanying footnotes; (b) liabilities that have been incurred by the Acquired Corporations since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporations under Company Contracts, to the extent such liabilities are readily ascertainable (in nature, scope and amount) thereunder; (d) liabilities or obligations incurred directly or indirectly as a result of this Agreement; (e) liabilities described in Part 2.10 of the Disclosure Schedule; (f) liabilities or obligations of a type which are the subject matter of any other representation in this Agreement (without regard to specific exclusions from such representation); and (g) liabilities or obligations that would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

          2.11    Compliance with Legal Requirements.    Except as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect, each of the Acquired Corporations is, and since January 1, 2005 has been, in compliance with all applicable Legal Requirements. Since January 1, 2010, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except where any such failure to be in compliance would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect. None of the Acquired Corporations or, to the Knowledge of the Company, any director, officer, employee, or agent of any Acquired Corporation, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (c) except as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect, made any other unlawful payment. Since January 1, 2005, none of the Acquired Corporations has voluntarily disclosed to any Governmental Body that an Acquired Corporation violated or may have violated a Legal Requirement relating to anti-corruption, bribery or similar matters.

          2.12    Governmental Authorizations.

            (a)   The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect, except as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect. Each Acquired Corporation is, and has been since January 1, 2009, in compliance in all material respects with the terms and requirements of such Governmental Authorizations except as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect. Since January 1, 2010, none of the Acquired Corporations has received any written notice from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization, except in each of clauses "(i)" and "(ii)" as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

            (b)   Part 2.12(b) of the Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. or foreign Governmental Body or otherwise in excess of $1,000,000 since January 1, 2006 pursuant to which such U.S. or foreign Governmental Body has any right, title or interest to and in Company Intellectual Property Rights. Each of the Acquired Corporations is in full compliance with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.12(b) of the Disclosure Schedule.

          2.13    Tax Matters.    Except as would not have, individually or in the aggregate, a Material Adverse Effect, or as set forth in Part 2.13 of the Disclosure Schedule:

            (a)   Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns"): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) is true, correct and complete in all material respects and has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All material Taxes for which the Acquired Corporations are liable that are or have become due whether or not shown (or required to be shown) on a Tax Return before the Closing Date have been or will be paid on or before the Closing Date.

            (b)   No claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Company Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable or delinquent.

            (c)   No claim in writing is currently pending by any Governmental Body in a jurisdiction where an Acquired Corporation does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.

            (d)   No Acquired Corporation has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code within 5 years of the Closing Date.

            (e)   No Acquired Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Acquired Corporation may be subject, other than the affiliated group of which the Company is the common parent, or has any liability for the Taxes of any Person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law, including any arrangement for group or consortium relief or similar arrangement), or as a transferee or successor, by Contract (except for customary agreements to indemnify lenders or security holders in respect of Taxes) or otherwise.

            (f)    The Company has Made Available to Parent true and complete copies of all Tax Returns listed on Part 2.13(f) of the Disclosure Schedule.

            (g)   No Acquired Corporation will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) transaction or event occurring, or accounting method employed, prior to the Closing Date pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws), (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date or (iv) prepaid amount received on or prior to the Closing Date.

            (h)   The Company has disclosed on its federal income Tax Returns all positions for which there is not "substantial authority" that could give rise to a material understatement penalty within the meaning of Section 6662 of the Code. No Acquired Corporation has participated in, or is currently participating in, a "Listed Transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

            (i)    The Acquired Corporations are in compliance with all material transfer pricing requirements of the United States under Section 482 of the Code, and to the best of the Company's knowledge and belief, all of such transactions have been effected on an arm's length basis. The Acquired Corporations have contemporaneous documentation of all transfer pricing studies under Section 482.

          2.14    Employee and Labor Matters; Benefit Plans.

            (a)   Except as set forth in Part 2.14(a) of the Disclosure Schedule, none of the Acquired Corporations is a party to any collective bargaining agreement, works council agreement or other Contract with a labor organization representing any of its employees nor is any such Contract or agreement presently being negotiated. Except as would not, individually or in the aggregate, have (and would not reasonably be expected to have) a Material Adverse Effect: (i) no unfair labor practice is pending or, to the Knowledge of the Company, threatened and (ii) within the past three years, there has not been a slowdown, group work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees and there is not now pending, or, to the Knowledge of the Company, threatened any such slowdown, group work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

            (b)   Except as would not have (and would not reasonably be expected to have) a Material Adverse Effect, none of the Acquired Corporations intends, and none of the Acquired Corporations has committed or communicated to any Company Associate an intent to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to materially modify any Company Employee Plan or Company Employee Agreement in any way that could result in Liability to the Acquired Corporations (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).

            (c)   The Company has Made Available to Parent accurate and complete copies of: (i) all documents setting forth the terms of each material Company Employee Plan and each material Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the most recent annual reports/filings, if any, required under applicable Legal Requirements in connection with each Company Employee Plan; (iii) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA or any similar Legal Requirement with respect to each Company Employee Plan; (iv) if such Company Employee Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements, group insurance contracts, premium contracts, group annuity contracts, stop-loss agreements, investment management agreements, policies relating to fiduciary liability insurance covering the fiduciaries of a Company Employee Plan, subscription and participation agreements and recordkeeping agreements; (vi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code; and (vii) all material correspondence, if any, to or from any Governmental Body relating to such Company Employee Plan or to any investigation, claim or proceeding involving such Governmental Body.

            (d)   Except as would not have (and would not reasonably be expected to have) a Material Adverse Effect, (i) each of the Acquired Corporations and each of its ERISA Affiliates has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and is not in material default or violation of, and has no Knowledge of either any material default or violation by any other party to, or any circumstances that exist that are reasonably be expected to result in a material default or violation of, any Company Employee Plan, (ii) each Company Employee Plan has been established, maintained and operated in all material respects in accordance with its terms and in compliance in all material respects with all applicable Legal Requirements, including ERISA (including Sections 406 and 407 thereof) and the Code (including Section 409A thereof), (iii) any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, (iv) each Company Employee Plan intended to be tax qualified under applicable Legal Requirements is so tax qualified, and no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such Company Employee Plan, (v) there are no claims or Legal Proceedings pending, threatened or, to the Knowledge of the Company, reasonably anticipated (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan, and (vi) no Acquired Corporation has any obligation to gross up or otherwise reimburse any Company Associate for any Tax incurred by such person pursuant to Section 409A. Except as set forth on Part 2.14(d) of the Disclosure Schedule, none of the Acquired Corporations, and no ERISA Affiliate, has ever maintained, established, sponsored, participated in, or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA or Section 412 of the Code; (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code.

            (e)   Except as would not have (and would not reasonably be expected to have) a Material Adverse Effect, with respect to each Company Employee Plan as to which any of the Acquired Corporations may incur any liability under, or which is subject to, Section 302 or Title IV of ERISA or Section 412 of the Code, except as set forth in Part 2.14(e) of the Disclosure Schedule: (i) no such Company Employee Plan has been terminated so as to result or reasonably be likely to result, directly or indirectly, in any Liability of any of the Acquired

    Corporations or any ERISA Affiliate under Title IV of ERISA that has not been satisfied in full as of the date hereof; (ii) no complete or partial withdrawal from such Company Employee Plan has been made by any of the Acquired Corporations or by any other Person, so as to result, or reasonably be likely to result, in any Liability to any of the Acquired Corporations or any ERISA Affiliate; (iii) no proceeding has been initiated by any Person (including the Pension Benefit Guaranty Corporation (the "PBGC")) to terminate any such Company Employee Plan or to appoint a trustee for any such Company Employee Plan; and (iv) to the Knowledge of the Company, no condition or event currently exists that could result, directly or indirectly, in any Liability of any of the Acquired Corporations under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of or withdrawal from any such Company Employee Plan. Except as set forth in Part 2.14(e) of the Disclosure Schedule, no Company Employee Plan provides (except at no cost to the Acquired Corporations or any Affiliate of any Acquired Corporation), or reflects or represents any liability of any of the Acquired Corporations or any Affiliate of any Acquired Corporation to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements.

            (f)    Except as set forth in Part 2.14(f) of the Disclosure Schedule, or as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event, whether contingent or otherwise) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will result (either alone or in connection with any other circumstance or event) in (i) any payment (whether of bonus, change in control, retention, severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Associate; (ii) any payments or benefits to be provided to any Company Associate, that, considered individually or considered collectively with any other such Contracts, payments or benefits, will, or could reasonably be expected to, be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code; or (iii) the payment of any excise tax gross-up under Section 4999 of the Code.

          2.15    Environmental Matters.

            (a)   Each of the Acquired Corporations: (i) is and, to the Knowledge of the Company, has been in compliance with, and has not been and is not in violation of, any applicable Environmental Laws, other than any non-compliance that has been cured or which would not (and would not reasonably be expected to result in) a Material Adverse Effect; and (ii) possesses all material Governmental Authorizations required under applicable Environmental Laws, and is and, to the Knowledge of the Company, has been in compliance with the terms and conditions thereof, except for any such noncompliance, violation, or failure to possess or comply with Governmental Authorizations that has been cured or that would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

            (b)   None of the Acquired Corporations has, since January 1, 2010, received any written notice from any Person that alleges that any of the Acquired Corporations is not or might not be in compliance with or is or might be liable under any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that would be reasonably likely to prevent or interfere with the compliance by the Acquired Corporations with, or give rise to liability of any of the Acquired Corporations under, any Environmental Law, except for any such written notice or any such circumstances that would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

            (c)   To the Knowledge of the Company: (i) there has been no Release or threatened Release of any Materials of Environmental Concern at, on, under or from any Company Real Property, any other property that is or was controlled or used by any of the Acquired Corporations, or any other location for which any of the Acquired Corporations is or would not reasonably be expected to be liable; (ii) none of the Company Real Property or any other property that is or was controlled or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the Company Real Property or any other property that is or was controlled or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released, except for any of the foregoing that would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

            (d)   To the Knowledge of the Company, no Acquired Corporation has sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for investigation, removal, remediation, cleanup, closure or other environmental response activity; or (iii) is subject to a Legal Requirement to take any such action, except for any of the foregoing that would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

          2.16    Insurance.    The Company has Made Available to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Except as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect: (a) each of such insurance policies is in full force and effect; and (b) since January 1, 2010, none of the Acquired Corporations has received any written notice regarding any: (i) cancellation or invalidation of any insurance policy; (ii) refusal of any coverage or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy except as set forth in Part 2.16(b)(iii) of the Disclosure Schedule.

          2.17    Legal Proceedings; Orders.

            (a)   Except as set forth in Part 2.17(a) of the Disclosure Schedule and as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect, there is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened in writing to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that, as of the date of this Agreement, challenges, or that may have the effect of preventing, materially delaying, making illegal or otherwise interfering in any material respect with, the Merger.

            (b)   There is no Order to which any of the Acquired Corporations is subject, except as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

          2.18    Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement.    The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Merger, subject to adoption of this Agreement by the Required Company Stockholder Vote and the filing with the Secretary of State of the State of the State of Delaware of the certificate of merger in connection with the Merger as required by the DGCL. As of the date of this Agreement, the board of directors of the Company

  (at a meeting duly called and held) has: (a) unanimously determined that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger; (c) unanimously recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2); (d) assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.7, taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to this Agreement and the Merger; and (e) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any other "fair price," "moratorium," "control share acquisition," or other similar state anti-takeover law that might otherwise apply to the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          2.19    Vote Required.    Assuming the accuracy of the representations and warranties set forth in Section 3.7 of this Agreement, the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement, approve the Merger or consummate any of the other transactions contemplated by this Agreement.

          2.20    Non-Contravention; Consents.    Neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a)   contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations; or (ii) any resolution adopted prior to the date of this Agreement by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

            (b)   contravene, conflict with or result in a violation of any applicable Legal Requirement or any Order to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject to, assuming that all consents, approvals, authorizations contemplated by clauses "(1)" through "(4)" of the last sentence of this Section 2.20 have been obtained;

            (c)   contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations as currently conducted or to any of the assets owned or used by any of the Acquired Corporations;

            (d)   contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Material Contract; (ii) accelerate the maturity or performance of any such Material Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of any such Material Contract; or

            (e)   result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations);

except, in the case of clauses "(b)" through "(e)" of this Section 2.20, as would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect.

Except for: (1) disclosure and the filing of proxy materials required under the rules and regulations of the SEC or NASDAQ; (2) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities in other jurisdictions in which the Company does business; (3) as may be required under the HSR Act or any applicable foreign antitrust or competition laws; (4) filings and notices required as a result of facts and circumstances solely attributable to Parent or Merger Sub; and (5) any actions or filings the absence of which would not have (and would not reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect, no Acquired Corporation will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Merger or any of the other transactions contemplated hereby.

          2.21    Fairness Opinion.    The Company's board of directors has received the opinion of Credit Suisse ("Credit Suisse"), financial advisor to the Company, dated May 3, 2011, to the effect, that based upon and subject to various assumptions and qualifications set forth therein, as of the date of such opinion, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such stockholders. Promptly after execution of this Agreement the Company will furnish, an accurate and complete copy of said written opinion to Parent solely for informational purposes.

          2.22    Financial Advisor.    Except for Credit Suisse, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Credit Suisse.

          2.23    Proxy Statement.    None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

          2.24    No Additional Representations.    Except for the representations and warranties made by the Company in this Section 2, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub, or any of their Affiliates or Representatives with respect to: (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses; or (b) except as it may be the subject of one or more of the representations and warranties made by the Company in this Section 2, any oral or written information presented to Parent, Merger Sub or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Nothing in this Section 2.24 shall limit Parent's remedies in the event of fraud by any Acquired Corporation or by any Representative of any Acquired Corporation.

  Section 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company as follows:

          3.1    Due Organization.    Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all Encumbrances.

          3.2    Authority; Binding Nature of Agreement.    Parent and Merger Sub have all necessary corporate power and authority to enter into and to perform their obligations under this Agreement and to consummate the Merger and, subject to compliance with the second sentence of Section 3.3, the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by any necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company of this Agreement, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

          3.3    Vote Required.    No vote of the holders of Parent Common Stock is required to authorize the Merger. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall occur promptly following execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated hereby.

          3.4    Non-Contravention; Consents.    Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger or any of the other transactions contemplated hereby will: (a) contravene, conflict with or result in a violation of the provisions of the certificate of incorporation or bylaws of Parent or Merger Sub; or (b) result in a violation by Parent or Merger Sub of any Legal Requirement or Order to which Parent or Merger Sub is subject, except for any violation that will not have a material adverse effect on Parent's ability to consummate the Merger. Except as may be required by the Exchange Act, the DGCL, the HSR Act and any foreign antitrust Legal Requirement, neither Parent nor Merger Sub was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

          3.5    Financing.    As of the Effective Time, Parent will have sufficient cash, available lines of credit or other sources of readily available funds to enable it to pay all amounts required to be paid as Merger Consideration in the Merger and to pay all other amounts required to be paid by Parent in connection with the Merger, including all fees and expenses related thereto.

          3.6    Absence of Litigation.    As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, other than any Legal Proceeding that would not, individually or in the aggregate, prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any Order that would, individually or in the aggregate, prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

          3.7    Ownership of Company Common Stock.    As of the date of this Agreement, neither Parent nor Merger Sub: (a) beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) any shares of Company Common Stock; or (b) is a party to any Contract, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock. Neither Parent nor Merger Sub, nor any of their respective "affiliates" or "associates" (as defined in Section 203 of the DGCL), is, or at any time during the past three years has been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL.

          3.8    Merger Sub Capitalization, Operations and Assets.    Merger Sub is a wholly owned Subsidiary of Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, prior to the Effective Time, will not have incurred liabilities or obligations of any nature, other than pursuant to or in connection with this Agreement and the Merger, the Financing and the other transactions contemplated by this Agreement. Since its date of formation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

          3.9    Disclosure.    None of the information to be supplied by or on behalf of Parent for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

  Section 4.    CERTAIN COVENANTS OF THE COMPANY

          4.1    Access and Investigation; Financing.

            (a)   During the period from the date of this Agreement through the Effective Time or earlier termination of this Agreement (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to (provided that no investigation pursuant to this Section 4.1(a) shall affect or be deemed to modify or supplement any representation or warranty made by the Company herein): (i) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (ii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request (it being understood, however, that the foregoing shall not permit any party or any of its Representatives to conduct any environmental testing or sampling). During the Pre-Closing Period, the Company shall, and shall cause the Representatives of each of the Acquired Corporations to, permit Parent's senior officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of the Company responsible for the Company's financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may deem necessary or appropriate in order to enable Parent to satisfy its obligations under the Sarbanes-Oxley Act and all other applicable Legal Requirements. Without limiting the generality of any of the foregoing, but subject to applicable United States and foreign antitrust and competition laws, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

                (i)  all material operating and financial reports prepared by the Acquired Corporations for the Company's senior management, including monthly OPSUM reports and quarterly business review reports;

               (ii)  any written materials or communications sent by or on behalf of the Company to its stockholders;

             (iii)  any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other transactions contemplated by this Agreement; and

              (iv)  any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement.

Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate the rights of its clients, jeopardize the attorney-client privilege of the Company or its Subsidiaries or contravene any Legal Requirement or Contract entered into prior to the date of this Agreement; provided that the Company shall use its commercially reasonable efforts to obtain contractual waivers and consents and implement requisite procedures to enable the provision of access and disclosure without such violations or contraventions. All requests for information made pursuant to this Section 4.1(a) shall be directed to an executive officer, treasurer or controller of the Company or the Company's financial advisors or such other Person as may be designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement.

            (b)   Prior to the Closing and as promptly as practicable following the date of this Agreement, the Company shall, and shall cause its Subsidiaries (and its and its Subsidiaries' Representatives) to, at Parent's sole expense with respect to any out-of-pocket expenses relating to the following, provide to Parent such cooperation reasonably requested by Parent to the extent necessary or advisable in connection with any of Parent's financing of the Merger (the "Financing"), including: (i) participating in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with ratings agencies, financing sources and prospective financing sources; (ii) furnishing information (including financial statements) reasonably required to be included in, and providing reasonable assistance with the preparation of materials for, rating agency presentations, offering documents, private placement memoranda, bank information memoranda, registration statements, prospectuses and similar documents required in connection with the Financing; provided however, that, private placement memoranda or prospectuses in relation to securities need not be issued by the Company; (iii) without limitation of clause "(ii)" of this sentence, furnishing Parent and its financing sources and prospective financing sources with financial and other information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, including: (A) GAAP audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Company for the three most recent fiscal years ended at least 60 days prior to the Closing Date; (B) GAAP unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, stockholders' equity and cash flows of the Company for each subsequent fiscal quarter ended at least 40 days prior to the Closing Date; and (C) Company information, financial statements and financial data of the type required in registration statements on Form S-1 by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in offering memoranda relating to private placements pursuant to Rule 144A under the Securities Act (such information described in this clause "(iii)" being referred to collectively as the "Required Information"); (iv) cooperating with Parent in connection with its preparation of customary pro forma financial statements reflecting the Merger and the Financing, it being understood and agreed that any financial statements referenced in this Section 4.1(b) shall in each case meet the requirements of Regulation S-X under the Securities Act and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under the Securities Act on Form S-1; (v) cooperating with and assisting Parent in obtaining customary accountants' comfort letters including "negative assurance" comfort and consents of accountants for use of their reports in any materials relating to the Financing; and (vi) providing Parent's financing sources and prospective financing sources, any underwriters, initial purchasers or placement agents participating in the Financing, and their respective legal, financial and accounting advisors, access to the properties, assets and personnel of the Company and its Subsidiaries in accordance with Section 4.1(a). The Company will notify Parent of any material error, mistake or omission in the Required Information or the other information provided pursuant to this Section 4.1(b) that it becomes aware of and if requested by Parent will use its reasonable efforts to promptly correct such error, mistake or omission. Nothing contained in this Section 4.1(b) or otherwise shall require the Company to be an issuer or other obligor with respect to the Financing prior to the Closing. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Financing (including any action taken in accordance with this Section 4.1(b)) and any information utilized in connection therewith (other than historical information relating to the Company or its Subsidiaries or other information furnished by or on behalf of the Company or its Subsidiaries) and in connection with the Financing. Parent shall, promptly upon request by the Company, reimburse the Company for all documented and reasonable out-of-pocket costs incurred by the Company or its Subsidiaries in connection with this Section 4.1(b) and in connection with the Financing. All non-public or otherwise confidential information regarding the Company obtained by the Parent, Merger Sub or their respective Representatives pursuant to this Section 4.1(b) shall be kept confidential in accordance with the Confidentiality Agreement.

            (c)   Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any alternative financing, is not a condition to Closing and reaffirm their obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing, subject to fulfillment or waiver of the conditions set forth in Section 6.

          4.2    Operation of the Company's Business.

            (a)   During the Pre-Closing Period, except: (w) as set forth in Part 4.2 of the Disclosure Schedule; (x) as otherwise expressly contemplated by this Agreement; (y) to the extent consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned); or (z) as required by applicable Legal Requirements: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations in all material respects in the ordinary course and in accordance with past practices; (ii) the Company shall use its reasonable best efforts to ensure that each of the Acquired Corporations conducts its business and operations in compliance in all material respects with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material Contracts; (iii) the Company shall use commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact in all material respects its current business organization, keeps available the services of its current officers and other employees and maintains in all material respects its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; and (iv) the Company shall promptly notify Parent of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Merger or any of the other transactions contemplated by this Agreement; and (B) any Legal Proceeding commenced, or, to the Company's Knowledge, threatened against, relating to, involving or otherwise affecting any of the Acquired Corporations that relates to the consummation of the Merger or any of the other transactions contemplated by this Agreement.

            (b)   Subject to the exceptions set forth in clauses "(w)" through "(z)" of Section 4.2(a), during the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which consent, with respect to the matters described in clauses "(ii)," "(iv)" and "(vi)" through "(xv)" of Section 4.2(b), shall not be unreasonably withheld, delayed or conditioned), and the Company shall ensure that the other Acquired Corporations do not (without the prior written consent of Parent):

                (i)  (A) declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock or otherwise) in respect of any shares of capital stock (other than dividends or distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent); or (B) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, other than in the ordinary course of business from employees of any Acquired Corporation whose employment with such Acquired Corporation has terminated and other than repurchases under the previously publicly disclosed stock repurchase program of the Company;

               (ii)  sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, restricted stock unit, deferred stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that: (1) the Company may issue shares of Company Common Stock: (x) upon the valid exercise of Company Equity Awards or the vesting or scheduled delivery of shares pursuant to Company Stock-Based Awards, in each case, outstanding as of the date of this Agreement; and (y) pursuant to the ESPP; and (2) the Company may, in the ordinary course of business and consistent with past practices, (x) grant to non-officer employees and officer employees who do not have a change in control agreement set forth in Part 2.14(f) of the Disclosure Schedule (such employees "Non-CIC Executives") of the Acquired Corporations hired or promoted (other than promotions to an executive officer position) after the date of this Agreement and (y) grant after October 31, 2011 to non-officer employees and Non-CIC Executives of the Acquired Corporations pursuant to the Company's normal grant practices, Company Equity Awards (in the case of (x) and

      (y), having, as applicable, an exercise price equal to the fair market value of the Company Common Stock covered by such Company Equity Award determined as of the time of the grant of such Company Equity Award, containing no vesting acceleration provisions and containing the Company's standard vesting schedule) under the Company Equity Plans);

             (iii)  except as provided for under the Company Contracts identified in Part 4.2(b)(iii) of the Disclosure Schedule as such Company Contracts are in effect on the date of this Agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Equity Plans or any provision of any Contract evidencing any Company Equity Awards, or otherwise modify any of the terms of any outstanding Company Equity Award, warrant or other security or any related Contract;

              (iv)  amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

               (v)  acquire any equity interest or other interest in any other Entity, except for acquisitions of equity interests having a cost of less than $3,000,000 in the aggregate;

              (vi)  make any capital expenditure, except capital expenditures that do not exceed $7,500,000 in the aggregate in any calendar quarter;

             (vii)  other than in the ordinary course of business consistent with past practices: (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any: (1) Material Contract; or (2) any other Contract with any Person who is (or is expected to become) a customer of any Acquired Corporation; or (B) amend or terminate, or waive any rights or exercise any right or remedy under, any Material Contract, in each case under this clause "(B)" in a manner that is adverse in any material respect to the Acquired Corporations taken as a whole;

            (viii)  (A) acquire, lease or license any right or other asset from any other Person, other than: (1) in the ordinary course of business consistent with past practices (including acquisitions of supplies, parts, fuel, materials and other inventory in the ordinary course of business consistent with past practices); or (2) any such acquisitions, leases or licenses that are for consideration not in excess of $2,000,000 individually or $10,000,000 in the aggregate during any six month period following the date of this Agreement; or (B) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person having a current value in excess of $1,500,000 individually, or $5,000,000 in the aggregate during any six month period following the date of this Agreement, other than: (w) sales, dispositions, leases or licenses of inventory or other assets in the ordinary course of business consistent with past practices; (x) pursuant to Contracts existing on the date hereof or Contracts entered into after the date hereof in accordance with this Section 4.2; (y) dispositions of obsolete or worthless assets or properties; or (z) transactions solely among the Company and/or any of its Subsidiaries;

              (ix)  make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances, except for Permitted Encumbrances or in connection with indebtedness permitted by clause "(x)" of this Section 4.2(b);

               (x)  (A) lend money to any Person (other than the Company and any wholly-owned Subsidiary of the Company), other than loans or advances to employees of the Acquired Corporations made in the ordinary course of business consistent with past practices; or (B) incur or guarantee any indebtedness, other than: (1) in connection with foreign exchange hedging transactions in the ordinary course of business consistent with past practices; or (2) indebtedness of up to $2,000,000 in the aggregate under the Company's lines of credit in existence as of the date of this Agreement;

              (xi)  (A) establish, adopt, enter into or amend any Company Employee Plan or Company Employee Agreement or any plan, practice, agreement, arrangement or policy that would be a Company Employee Plan or Company Employee Agreement if it was in existence on the date of this Agreement; or (B) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees (except that the Company: (1) may provide salary increases to non-officer employees in the ordinary course of business and in accordance with past practices in connection with the Company's customary employee review process; (2) may amend the Company Employee Plans to the extent required by applicable Legal Requirements; (3) change co-payment amounts under health plans, implement new bonus metrics under bonus plans or implement new earnings per share thresholds under applicable Company Employee Plans, in each case under this clause "(3)" to the extent in the ordinary course of business consistent with past practices; (4) may make bonus payments and profit sharing payments utilizing the same performance metrics and related payment formulas in accordance with existing bonus and profit sharing plans; (5) may make retention payments in accordance with the agreements set forth in Part 4.2(xi)(B)(5) of the Disclosure Schedule; and (6) may enter into Company Employee Agreements with non-officer employees in the ordinary course of business that do not provide for severance or acceleration benefits;

             (xii)  hire or terminate any employee at the level of Vice President or above or with an annual base salary in excess of $180,000 (other than terminations of employees for cause), or promote any employee to a level of Vice President or above or to a position with an annual base salary in excess of $180,000 except in order to fill a position vacated after the date of this Agreement;

           (xiii)  other than in the ordinary course of business consistent with past practices and except as required by the terms of any Contract existing on the date hereof or by any Legal Requirement or GAAP, change any of its product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any material respect;

            (xiv)  make any material Tax election;

             (xv)  commence any Legal Proceeding, except with respect to: (i) this Agreement and the transactions contemplated hereby; or (ii) routine collection matters in the ordinary course of business and consistent with past practices;

            (xvi)  settle any Legal Proceeding or other material claim, except: (A) pursuant to a settlement that does not involve any liability or obligation on the part of any Acquired Corporation or involves only the payment of monies by the Acquired Corporations of not more than $250,000 in any individual case or $1,000,000 in the aggregate for all such settlements; or (B) if such settlement: (1) does not relate to Tax matters or Intellectual Property matters; (2) is not, individually or in the aggregate, reasonably expected to affect in any material respect the operation of the business of the Company and its Subsidiaries taken as a whole; and (3) will not require a payment by the Company or any of its Subsidiaries in excess of the amounts set forth in clause "(A)" of this sentence;

           (xvii)  enter into any Contract covering any Company Associate or make any payment to any Company Associate, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. Tax Legal Requirements); or

          (xviii)  agree or commit to take any of the actions described in clauses "(i)" through "(xvii)" of this Section 4.2(b).

            (c)   During the Pre-Closing Period, the Company shall ensure that no Acquired Corporation terminates the employment of any Person who has entered into one of the change-in-control agreements set forth on Part 2.14(f) of the Disclosure Schedule unless Parent reasonably determines that such termination will not trigger the payment or provision of any benefits (including the acceleration of any Company Equity Awards) to or in favor of such Person.

          4.3    No Solicitation.

            (a)   The Company shall not (and shall not resolve or publicly propose to) directly or indirectly, and the Company shall ensure that the other Acquired Corporations and each Person who is an officer or director of any of the Acquired Corporations do not (and do not resolve or publicly propose to) (and the Company shall use its reasonable best efforts to ensure that each other Representative of any Acquired Corporation does not, and does not resolve or publicly propose to) directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly assist or knowingly facilitate the making, submission or announcement of any Acquisition Proposal (including by approving any transaction, or approving any Person becoming an "interested stockholder," for purposes of Section 203 of the DGCL); (ii) furnish or otherwise provide access to any non-public information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal; or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal.

            (b)   Notwithstanding anything to the contrary contained in Section 4.3(a), prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company may furnish or otherwise provide access to non-public information regarding the Acquired Corporations to, and may enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if: (i) none of the Acquired Corporations shall have materially breached (and none of the officers or directors shall have taken action that would have been a material breach had such action been taken by the Company) any of the provisions set forth in Section 4.3(a) in a manner that resulted in the submission of such Acquisition Proposal; (ii) the board of directors of the Company determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the Company's outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Offer; (iii) the board of directors of the Company determines in good faith, after having taken into account the advice of the Company's outside legal counsel, that such action is reasonably required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Delaware law; (iv) the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Acquired Corporations and other provisions not materially less favorable to the Company than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (it being understood that such confidentiality agreements (A) need not prohibit the making or amendment of an Acquisition Proposal and (B) may include a standstill on terms more favorable to such Person than the standstill contained in the Confidentiality Agreement; provided, that if any of the standstill provisions in any confidentiality agreement entered into by the Company with such Person following the date of this Agreement pursuant to this Section 4.3(b) or otherwise are more favorable to such Person than the corresponding terms contained in the Confidentiality Agreement (including if any such confidentiality agreement does not include a standstill), then the standstill in the Confidentiality Agreement shall be deemed to be amended to conform to such less restrictive confidentiality agreement); and (v) within 24 hours of furnishing any non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been previously furnished by the Company to Parent).

            (c)   If the Company, any other Acquired Corporation or any Representative of any Acquired Corporation receives an Acquisition Proposal or any request for non-public information at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 48 hours after receipt of such Acquisition Proposal or request): (i) advise Parent in writing of such Acquisition Proposal or request (including the identity of the Person making or submitting such Acquisition Proposal or request and the material terms and conditions thereof); and (ii) provide Parent with copies of all documents and other written communications received by any Acquired Corporation or any Representative of any Acquired Corporation setting forth the terms and conditions of such Acquisition Proposal or request and a written summary of the material terms and conditions of any Acquisition Proposals not made in writing. The Company shall keep Parent reasonably informed with respect to the status and terms of any such Acquisition Proposal (including amendments thereto) and the status of any related discussions or negotiations, including by providing Parent promptly (and in no event later than 48 hours after receipt) copies of any additional written correspondence or other documents received by any Acquired Corporation or any Representative of any Acquired Corporation from the Person who made such Acquisition Proposal or from any Representative of such Person to the extent such correspondence or other document contains material information about the terms or conditions of such Acquisition Proposal.

            (d)   The Company shall, and shall ensure that the other Acquired Corporations and each Person that is a Representative of any of the Acquired Corporations, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person relating to any Acquisition Proposal.

            (e)   The Company agrees that it will not, and shall ensure that each other Acquired Corporation will not, release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of the standstill provision of any confidentiality agreement entered into by the Company or any other Acquired Corporation pursuant to Section 4.3(b); provided, however, that the Company or such other Acquired Corporation may release a Person from, or amend or waive any provision of, any such standstill provision if: (1) the Company's board of directors reasonably determines in good faith, after having taken into account the advice of the Company's outside legal counsel, that the release of such Person from such agreement or provision or the amendment of such agreement or waiver of such provision is reasonably required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Delaware law; and (2) the Company provides Parent with written notice of such action substantially concurrently with taking such action.

  Section 5.    ADDITIONAL COVENANTS OF THE PARTIES

          5.1    Proxy Statement.    As promptly as reasonably practicable after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement. Each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall consult with Parent and provide Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement and any amendments or supplements thereto (and to review and comment on any comments of the SEC or its staff on the Proxy Statement or any amendments or supplements thereto), and shall reasonably consider all comments made by Parent, prior to the filing thereof. Each of the Company and Parent shall use its reasonable best efforts to cause the Proxy Statement to comply in all material respects with all applicable rules and regulations of the SEC and all other applicable Legal Requirements. The Company shall as promptly as reasonably practicable provide Parent and its legal counsel with a copy or a description of any comments received by the Company or its legal counsel from the SEC or its staff with respect to the Proxy Statement or any amendment or supplement thereto, and shall respond as promptly as reasonably practicable to any such comments. The Company shall cause the Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable after the earlier of: (a) receiving notification that the SEC or its staff is not reviewing the Proxy Statement; or (b) receiving notification of final resolution of any comments received from the SEC or its staff concerning the Proxy Statement. If any event or information relating to any of the Acquired Corporations, Parent or Merger Sub occurs, or if the Company or Parent becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the party that discovers such information shall promptly inform the other parties, and the Company shall as promptly as reasonably practicable file an appropriate amendment or supplement with the SEC and, if appropriate, disseminate such amendment or supplement to the stockholders of the Company.

          5.2    Company Stockholders' Meeting.

            (a)   The Company shall take all action necessary under, and subject to, all applicable Legal Requirements and its certificate of incorporation and bylaws to call, give notice of and hold a meeting of the holders of Company Common Stock (the "Company Stockholders' Meeting") for the purpose of obtaining the Required Company Stockholder Vote as promptly as practicable after the date of this Agreement; provided, however, for the avoidance of doubt, the Company may postpone or adjourn the Company Stockholders' Meeting if: (i) the board of directors of the Company determines in good faith, after having taken into account the advice of the Company's outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary duty of disclosure to the Company's stockholders or applicable securities laws, and then only for so long as the board of directors of the Company determines in good faith, after having taken into account the advice of the Company's outside legal counsel, that such action is necessary to give the Company's stockholders sufficient time to evaluate any information or disclosure that the Company has sent to stockholders or otherwise made available to stockholders by issuing a press release or filing materials with the SEC (it being understood that this clause "(i)" shall not permit any adjournment or postponement as a result of the fact that a waiting period has not expired, or a Consent has not been obtained, under any applicable Antitrust Law); (ii) the Company has provided a written notice to Parent and Merger Sub pursuant to Section 5.2(d)(i) or Section 5.2(d)(ii) that it intends to make a Company Adverse Recommendation Change and/or take action pursuant to Section 8.1(h) with respect to a Superior Offer and the deadline contemplated by Section 5.2(d)(i) or Section 5.2(d)(ii), as applicable, with respect to such notice has not been reached, but only until the applicable deadline has been reached; or (iii) there are holders of an insufficient number of shares of Company Common Stock present or represented by proxy at the Company Stockholders Meeting to constitute a quorum at such meeting or to obtain the Required Company Stockholder Vote, but only until a stockholders' meeting can be held at which there are a sufficient number of shares present or represented to obtain such a quorum or the Company Stockholder Vote (and in no event for more than 60 days after the date originally scheduled for the Company Stockholders' Meeting). The Company Stockholders' Meeting shall be held (on a date selected by the Company and Parent) as promptly as practicable after the commencement of the mailing of the Proxy Statement to the Company's stockholders. The Company shall use its reasonable best efforts to ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

            (b)   Provided that there shall not have occurred a Company Adverse Recommendation Change, the Proxy Statement shall include a statement to the effect that the board of directors of the Company: (i) has determined that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders; (ii) has approved this Agreement and approved the other transactions contemplated hereby and the Merger, in accordance with the requirements of the DGCL; and (iii) recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting. (The determination that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders and the recommendation of the Company's board of directors that the Company's stockholders vote to adopt this Agreement are collectively referred to as the "Company Board Recommendation.") The Company shall use its reasonable best efforts to ensure that the Proxy Statement includes the opinion of the financial advisor referred to in Section 2.21.

            (c)   Neither the board of directors of the Company nor any committee thereof shall: (i) except as provided in Section 5.2(d), withdraw or modify in a manner adverse to Parent or Merger Sub, or permit the withdrawal or modification in a manner adverse to Parent or Merger Sub of, the Company Board Recommendation or recommend the approval, acceptance or adoption of any Acquisition Proposal or approve, endorse, accept or adopt any Acquisition Proposal (each such action, a "Company Adverse Recommendation Change"); (ii) except as provided in Section 8.1(h), cause or permit any Acquired Corporation to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or Contract constituting or relating directly or indirectly to, or that contemplates or is intended or could reasonably be expected to result directly or indirectly in, an Acquisition Transaction, other than a confidentiality agreement referred to in clause "(iv)(B)" of Section 4.3(b); or (iii) resolve, agree or publicly propose to, or permit any Acquired Corporation or any Representative of any Acquired Corporation to agree or publicly propose to, take any of the actions referred to in this Section 5.2(c).

            (d)   Notwithstanding anything to the contrary contained in clause "(i)" of Section 5.2(c), at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, the board of directors of the Company may make a Company Adverse Recommendation Change and, in the case of clause (i) below, may also take action pursuant to Section 8.1(h):

                (i)  if: (A) an unsolicited, bona fide, written Acquisition Proposal is made to the Company and is not withdrawn; (B) such Acquisition Proposal did not result from a material breach of any of the provisions of Section 4.3 or Section 5.2; (C) the Company's board of directors determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation and the advice of the

      Company's outside legal counsel, that such Acquisition Proposal constitutes a Superior Offer; (D) the Company's board of directors determines in good faith, after having taken into account the advice of the Company's outside legal counsel, that, in light of such Superior Offer, the Company's board of directors is reasonably required to make a Company Adverse Recommendation Change in order for the Company's board of directors to comply with its fiduciary obligations to the Company's stockholders under applicable Delaware law; and (E) no less than four days prior to making a Company Adverse Recommendation Change or taking action pursuant to Section 8.1(h), the Company delivers to Parent a written notice: (1) stating that the Company has received a Superior Offer that did not result from a material breach of any of the provisions of Section 4.3 or Section 5.2; (2) stating that the Company's board of directors intends to make a Company Adverse Recommendation Change or take such action pursuant to Section 8.1(h) as a result of such Superior Offer; (3) specifying the material terms and conditions of such Superior Offer, including the identity of the Person making such Superior Offer; and (4) attaching copies of the most current and complete draft of any Contract relating to such Superior Offer and all other material documents relating to such Superior Offer; provided, that any amendment to the financial terms or any other material amendment of such Superior Offer shall require a new notice and the Company shall be required to comply again with the requirements of this Section 5.2(d)(i) except that the references to the four day period above shall be deemed to be references to a two business day period (such required notice period pursuant to this Section 5.2(d)(i), a "Superior Offer Notice Period"); or

               (ii)  if: (A) there shall arise after the date of this Agreement any change in circumstances affecting the Acquired Corporations that does not relate to any Acquisition Proposal and that leads the Company's board of directors to consider withdrawing or modifying the Company Board Recommendation (any such change in circumstances unrelated to an Acquisition Proposal being referred to as, a "Change in Circumstances"); (B) the Company's board of directors reasonably determines in good faith, after having taken into account the advice, if the board of directors of the Company deems such advice appropriate, of an independent financial advisor of nationally recognized reputation and the advice of the Company's outside legal counsel, that, in light of such Change in Circumstances, the withdrawal or modification of the Company Board Recommendation is reasonably required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's stockholders under applicable Delaware law; and (C) no less than four business days prior to withdrawing or modifying the Company Board Recommendation (a "Change in Circumstances Notice Period" and together with a Superior Offer Notice Period, a "Notice Period"), the Company's board of directors delivers to Parent a written notice: (1) stating that a Change in Circumstances has arisen; (2) stating that it intends to withdraw or modify the Company Board Recommendation in light of such Change in Circumstances and describing any intended modification of the Company Board Recommendation; and (3) containing a reasonably detailed description of such Change in Circumstances (provided, however, that a public disclosure by the Company or its board of directors or any committee thereof limited to a factual description of a Change in Circumstances and any action taken by the board of directors of the Company with respect thereto that such disclosing party determines in good faith is reasonably required to comply with applicable Legal Requirements shall not constitute a Company Adverse Recommendation Change and shall not be prohibited by this Section 5.2(d)(ii) as long as such disclosure contains a statement to the effect that there has not occurred a Company Adverse Recommendation Change and that no such

      Company Adverse Recommendation Change will occur until the Company has complied with the notice and related provisions set forth in Section 5.2(d)(ii)); and

             (iii)  (A) with respect to either Section 5.2(d)(i) or Section 5.2(d)(ii), throughout the applicable Notice Period, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that, with respect to Section 5.2(d)(i), such Superior Offer ceases to constitute a Superior Offer or, with respect to Section 5.2(d)(ii), no withdrawal or modification of the Company Board Recommendation would be legally required as a result of such Change in Circumstances and (B) following the end of such Notice Period, the board of directors of the Company shall have determined in good faith after consultation with a financial advisor of nationally recognized reputation and the advice of the Company's outside legal counsel, taking into account any changes to this Agreement proposed in writing by Parent and Merger Sub in response to the notices required by Section 5.2(d)(i) and Section 5.2(d)(ii), that such Superior Offer continues to constitute a Superior Offer, or in light of such Change in Circumstances, the withdrawal or modification of the Company Board Recommendation continues to be required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's stockholders under applicable Delaware law, as applicable.

            (e)   The Company shall ensure that any Company Adverse Recommendation Change: (x) does not change or otherwise affect the approval of this Agreement by the Company's board of directors or any other approval of the Company's board of directors; and (y) does not have the effect of causing any corporate takeover statute or other similar statute (including any "moratorium," "control share acquisition," "business combination" or "fair price" statute) of the State of Delaware or any other state to be applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

            (f)    Subject to Section 5.2(a) and Section 8.1(h), the Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, by any Change in Circumstances or by any Company Adverse Recommendation Change. Without limiting the generality of the foregoing, the Company agrees that unless this Agreement is terminated in accordance with Section 8.1, the Company shall not submit any Acquisition Proposal to a vote of its stockholders.

            (g)   Nothing contained in this Section 5.2 shall be deemed to prohibit the Company or its board of directors or any committee thereof from: (i) complying with its disclosure obligations under U.S. federal or state law with regard to an Acquisition Proposal or a Change in Circumstances, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders); or (ii) making any "stop-look-and-listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company); provided that, in the case of clause "(i)" or "(ii)" of this sentence, the board of directors of the Company expressly publicly reaffirms the Company Board Recommendation in such disclosure.

          5.3    Company Stock Awards and ESPP.

            (a)   Prior to the Effective Time, the Company shall cause each Company Option that: (i) was granted under the Company's Amended and Restated 2006 Stock Incentive Plan and is vested immediately prior to the Effective Time (including such Company Options that vest contingent on the Merger); or (ii) is otherwise identified by Parent prior to the Effective Time with respect to Company Options granted in one or more non-U.S. jurisdictions (the "Specified Options"), in each case under clause "(i)" or "(ii)" of this sentence that is outstanding and unexercised immediately prior to the Effective Time (each Company Option referred to in clause "(i)" or "(ii)" of this sentence, an "2006 Plan Vested Company Option") to be cancelled, terminated and extinguished as of the Effective Time, and upon the cancellation thereof the holder of each such 2006 Plan Vested Company Option shall be granted the right to receive, in respect of each share of Company Common Stock subject to such 2006 Plan Vested Company Option immediately prior to such cancellation, an amount (subject to any applicable Tax withholding) in cash equal to: (i) the Merger Consideration; minus (ii) the exercise price per share of Company Common Stock subject to such 2006 Plan Vested Company Option (it being understood that, if the exercise price payable in respect of a share of Company Common Stock subject to any such 2006 Plan Vested Company Option exceeds the Merger Consideration, then the amount payable under this Section 5.3(a) with respect to such 2006 Plan Vested Company Option shall be zero). Each holder of a 2006 Plan Vested Company Option cancelled as provided in this Section 5.3(a) shall cease to have any rights with respect thereto, except the right to receive the cash consideration (if any) specified in this Section 5.3(a), without interest. Parent shall cause the cash payments described in this Section 5.3(a) to be paid promptly following the Effective Time, without interest and less applicable Tax withholding. No 2006 Plan Vested Company Option shall be assumed by Parent.

            (b)   At the Effective Time, each Company Option (other than a Specified Option) that: (i) was granted under the Company's Omnibus Stock Plan, as amended and is vested, outstanding and unexercised immediately prior to the Effective Time; or (ii) is outstanding, unexercised and unvested immediately prior to the Effective Time (each such Company Option under clause "(i)" and "(ii)," a "Continuing Option"), shall be converted into and become an option to purchase Parent Common Stock, with such conversion effected through Parent: (A) assuming such Continuing Option; or (B) replacing such Continuing Option by issuing a reasonably equivalent replacement stock option to purchase Parent Common Stock in substitution therefor, in either case in accordance with the terms (as in effect as of the date of this Agreement) of the applicable Company Equity Plan and the terms of the stock option agreement by which such Continuing Option is evidenced. All rights with respect to Company Common Stock under Continuing Options assumed or replaced by Parent shall thereupon be converted into options with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (1) each Continuing Option assumed or replaced by Parent may be exercised solely for shares of Parent Common Stock; (2) the number of shares of Parent Common Stock subject to each Continuing Option assumed or replaced by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Continuing Option immediately prior to the Effective Time by the Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (3) the per share exercise price for the Parent Common Stock issuable upon exercise of each Continuing Option assumed or replaced by Parent shall be determined by dividing the per share exercise price of Company Common Stock subject to such Continuing Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (4) subject to the terms of the stock option agreement by which such Continuing Option is evidenced, any restriction on the exercise of any Continuing Option assumed or replaced by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Continuing Option shall otherwise remain unchanged as a result of the assumption or replacement of such Continuing Option(except that Parent's board of directors or a committee thereof shall succeed to the authority and responsibility of the Company's board of directors or any committee thereof with respect to each Continuing Option);provided, however, that if the employment of any Continuing Employee (other than a Person who has entered into one of the change-in-control agreements set forth in Part 2.14(f) of the Disclosure Schedule) is terminated by Parent or the Surviving Corporation other than for Cause, death or disability, in all such cases occurring within one year of the Closing, all Continuing Options held by such Continuing Employee shall (at termination of employment) immediately vest as to an additional 12 months of vesting. The "Conversion Ratio" shall be equal to the fraction having a numerator equal to the Merger Consideration and having a denominator equal to the average of the closing sale prices of a share of Parent Common Stock as reported on the NASDAQ Global Select Market for each of the five consecutive trading days immediately preceding the Closing Date (the "Average Parent Stock Price"); provided, however, that if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Conversion Ratio shall be adjusted to the extent appropriate. For purposes of this Section 5.3(b), "Cause" shall have the same meaning as such term is defined in Section 1.5(b).

            (c)   At the Effective Time, each Company RSU that is outstanding and either unvested, or outstanding and vested but the shares of Company Common Stock pursuant thereto not yet delivered, in each case immediately prior to the Effective Time shall be cancelled, with the holder of each such Company RSU becoming entitled to receive a payment, in consideration of such cancellation and in settlement therefor, in an amount (subject to any applicable Tax withholding) in cash equal to the product of: (i) the Merger Consideration; multiplied by (ii) the total number of shares of Company Common Stock subject to the outstanding portion of such Company RSU as of immediately prior to the Effective Time. Each holder of a Company RSU cancelled as provided in this Section 5.3(c) shall cease to have any rights with respect thereto, except the right to receive the cash consideration specified in this Section 5.3(c) without interest. Parent shall cause the cash payments described in this Section 5.3(c) to be paid, without interest and less applicable Tax withholding, promptly following the Effective Time (and in all cases within 30 days of the Effective Time), unless a later payment date is required by Section 409A. No Company RSU shall be assumed by Parent.

            (d)   Parent shall file with the SEC, no later than 20 business days after the Effective Time, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the assumed and replaced Continuing Options, to the extent that such shares of Parent Common Stock can be registered on a Form S-8.

            (e)   At the Effective Time, if Parent determines that it desires to do so, Parent may assume any or all of the Company Equity Plans or merge any such Company Equity Plan into any equity incentive plan of Parent. If Parent elects to so assume or merge any Company Equity Plan, then, under such Company Equity Plan, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such Company Equity Plan as of the Effective Time (including any shares returned to such share reserves as a result of the termination of Continuing Options that are assumed or replaced by Parent pursuant to Section 5.3(b)), except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) all references in such Company Equity Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) Parent's board of directors or a committee thereof shall succeed to the authority and responsibility of the Company's board of directors or any committee thereof with respect to the administration of such Company Equity Plan.

            (f)    Prior to the Effective Time, the Company shall take all action that may be necessary (under the Company Equity Plans and otherwise) to effectuate the provisions of this Section 5.3 and to ensure that, from and after the Effective Time, holders of Company Options and Company RSUs have no rights with respect thereto other than those specifically provided in this Section 5.3.

            (g)   Prior to the Effective Time, the Company shall take all action that may be necessary to: (i) cause any outstanding offering period under the ESPP to be terminated no later than the last business day prior to the date on which the Merger becomes effective; (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP; (iii) cause the exercise (as of no later than the last business day prior to the date on which the Merger becomes effective) of each outstanding purchase right under the ESPP; and (iv) provide that no further offering period or purchase period shall commence under the ESPP after the Effective Time; provided, however, that the actions described in clauses "(i)" through "(iv)" of this sentence shall be conditioned upon the consummation of the Merger. On such new exercise date, the Company shall apply the funds credited as of such date under the ESPP within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Effective Time (and subject to the consummation of the Merger), the Company shall terminate the ESPP.

          5.4    Employee Benefits.

            (a)   During the one year period commencing on the Closing Date (but only as long as the relevant Continuing Employee remains employed by Parent or an Affiliate of Parent) Parent shall provide (or cause to be provided) to each Continuing Employee a base salary or base wages, as applicable, incentive bonus opportunities and benefits at a rate, respectively, or level (as applicable) that is substantially similar in the aggregate to those provided to similarly situated employees of Parent or the applicable Affiliate of Parent.

            (b)   If Parent elects not to maintain the Surviving Corporation's benefit plans and programs after the Effective Time, then, subject to any necessary transition period and subject to any applicable Parent plan provisions, contractual requirements or Legal Requirements: (i) all Continuing Employees shall be eligible to participate in Parent's benefit programs (including its health, paid time off (or similar program) and 401(k) plans), to substantially the same extent as similarly situated employees of Parent or the applicable Affiliate of Parent; and (ii) for purposes of determining a Continuing Employee's eligibility to participate in such plans (but not for purposes of calculations of benefits or otherwise), Parent shall use commercially reasonable efforts to provide that such Continuing Employee shall receive credit under such plans for his or her years of continuous service with the Acquired Corporations or a predecessor company prior to the Effective Time to the same extent as such service was recognized under any analogous Company Employee Plan in effect immediately prior to the Effective Time, except in each case, where doing so would result in duplication of benefits.

    Parent shall waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any Parent benefit program that is a welfare benefit plan that such employees may be eligible to participate in after the Effective Time, and shall use commercially reasonable efforts to provide credit under any such welfare plan for any co-payments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs.

            (c)   Nothing in this Section 5.4 or elsewhere in this Agreement shall be construed to create a right in any Company Associate to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent. Except for Indemnified Persons (as defined in Section 5.5(a)) to the extent of their rights pursuant to Section 5.5, no Company Associate, and no Continuing Employee, shall be deemed to be a third party beneficiary of this Agreement. Nothing in this Section 5.4(c) shall limit the effect of Section 9.8.

            (d)   Unless otherwise requested by Parent in writing at least five business days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a "Company 401(k) Plan"). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company's board of directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which shall be subject to the prior review and approval of Parent, which approval shall not be unreasonably withheld), effective no later than the day prior to the date on which the Merger becomes effective. The Company also shall take such other actions reasonably connected to terminating such Company 401(k) Plan as Parent may reasonably request in good faith. If the Company knows that the distributions of assets from the trust of any Company 401(k) Plan that is terminated pursuant to this Section 5.4(d) are reasonably anticipated to cause or result in liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such Company 401(k) Plan or upon the Company or any participating employer, then the Company shall make a good faith reasonable estimate of the amount of such charges or other fees and provide its estimate of that amount in writing to Parent at least two business days prior to the Closing Date.

            (e)   Parent hereby acknowledges that this transaction constitutes a "change of control" for purposes of the Contracts identified in Part 5.4(e) of the Disclosure Schedule, and Parent shall honor, or cause the Surviving Corporation to honor, in accordance with their terms, such Contracts, and shall, to the extent necessary to avoid immediately triggering the acceleration or payment of any benefits thereunder, assume and guarantee the performance of such Contracts as such Contracts may be modified in writing by agreement of Parent and the individual employee subject to such Contract.

            (f)    To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to the transactions contemplated by this Agreement, the Company shall cooperate with Parent and shall use reasonable commercial efforts to agree on how they can cause such notification or consultation requirements to be complied with prior to the Effective Time.

            (g)   Prior to the Effective Time, the Acquired Corporations and Parent shall consult with (and take into account the reasonable views of) one another with respect to communications to Continuing Employees regarding post-Closing employment matters.

          5.5    Indemnification of Officers and Directors.

            (a)   Parent shall cause the Surviving Corporation to assume and honor the obligations with respect to all rights to indemnification, advancement of expenses and exculpation by the Company existing in favor of those Persons who are or were directors, officers, employees and agents of the Company prior to the Effective Time (the "Indemnified Persons") for their acts and omissions as such occurring prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws (as in effect as of the date of this Agreement) and as provided in those indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) in the Company's standard form as attached as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended October 1, 2010 or as identified in Part 5.5(a) of the Disclosure Schedule, which shall survive the Merger and shall continue in full force and effect (to the extent such rights are available under and consistent with applicable Delaware law) for a period of six years from the date on which the Merger becomes effective (and until the final disposition of any Legal Proceeding commenced during such period in respect of any Indemnified Person); provided that any such agreements shall remain in effect in accordance with the terms thereof.

            (b)   Prior to the Effective Time, the Company (or, at the Company's option, Parent) shall purchase a prepaid, non-cancellable "tail" policy on the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement for a claims reporting or discovery period of at least six years from the Effective Time and otherwise on terms and conditions that are no less favorable than the terms and conditions provided in the Company's existing policies as of the date hereof; provided, however, that the Company shall not, without the prior consent of Parent, and Parent and Merger Sub shall not be obligated to, expend an amount for such tail policy in excess of 300% of the current annual premium paid by the Company for its directors' and officers' liability insurance (the "Maximum Amount"); provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an aggregate premium in excess of the Maximum Amount, the Company may, and Parent and Merger Sub shall only be required to, spend up to the Maximum Amount to purchase a policy with the greatest coverage as may be obtained by paying an aggregate premium equal to the Maximum Amount.

            (c)   For a period of six years from the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation's certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

            (d)   If Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.5.

            (e)   The rights of each Indemnified Person under this Section 5.5 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware law or any other applicable Legal Requirement or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

          5.6    Regulatory Approvals and Related Matters.

            (a)   Each party shall use reasonable best efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, as promptly as reasonably practicable after the date of this Agreement, prepare and file: (i) the notification and report forms required to be filed or other documentation required under the HSR Act and (ii) any notification or other document required to be filed in connection with the Merger under any applicable foreign Legal Requirement relating to antitrust or competition matters, including in any Specified Foreign Jurisdiction (as defined in Section 6.5), and shall use reasonable best efforts to obtain as promptly as practicable the expiration or termination of applicable waiting periods or applicable Consents thereunder. The Company and Parent shall respond as promptly as reasonably practicable to: (A) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (B) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters.

            (b)   Subject to the confidentiality provisions of the Confidentiality Agreement, Parent and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) Section 5.6(a). Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to the confidentiality provisions of the Confidentiality Agreement, each of Parent and the Company shall (each through its counsel): (i) consult with the other prior to taking a position with respect to any such filing; (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Body by or on behalf of any party hereto in connection with any Legal Proceeding related solely to this Agreement or the transactions contemplated hereby (including any such Legal Proceeding relating to any antitrust, competition or fair trade Legal Requirement); (iii) coordinate with the other in preparing and exchanging such information; and (iv) promptly provide the other (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such party with or to any Governmental Body related solely to this Agreement or the transactions contemplated by this Agreement.

            (c)   Each of Parent and the Company shall (each through its counsel) notify the other promptly upon the receipt of: (i) any communication from any official of any Governmental Body in connection with any filing made pursuant to this Agreement; (ii) knowledge of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger (and shall keep the other party informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any Legal Requirements applicable to the Merger. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), Parent or the Company, as the case may be, shall (promptly upon learning of the occurrence of such event) inform the other of the occurrence of such event and cooperate in filing with the applicable Governmental Body such amendment or supplement.

            (d)   Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the Merger as soon as reasonably practicable after the date of this Agreement. Without limiting the generality of the foregoing, each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party or any of its Subsidiaries in connection with the Merger; (ii) shall use reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party from any third party in connection with the Merger; and (iii) shall use reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger. Without limiting the foregoing, neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, shall enter into any voluntary agreement with any Governmental Body agreeing not to consummate the Merger for any period of time without the consent of the other, which consent shall not be unreasonably withheld.

          5.7    Disclosure.    Except with respect to any Company Adverse Recommendation Change, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except: (a) as such party may reasonably conclude may be required by applicable Legal Requirements, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; or (b) if such statement is consistent with previous press releases, public disclosures or public statements made jointly by the parties or in investor conference calls, SEC filings, Q&As or other documents approved by the parties or is otherwise reasonably consistent with the obligations of the parties under this Agreement to consummate the Merger. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

          5.8    Section 16 Matters.    Prior to the Effective Time, the Company shall take all steps as are required to cause the disposition of Company Common Stock, Company Options and any other equity securities of the Company in connection with the Merger by each officer or director of the Company who is or will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

          5.9    Stockholder Litigation.    The Company shall as promptly as reasonably practicable (and in any event within two business days) notify Parent in writing of, and shall give Parent the opportunity to participate fully and actively in the defense and settlement, of any stockholder claim or litigation (including any class action or derivative litigation) against or otherwise involving the Company and/or any of its directors or officers relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement. No compromise or full or partial settlement of any such claim or litigation shall be agreed to by the Company without Parent's prior written consent.

          5.10    Tax Contests.    In the case of a Tax audit or Tax-related administrative or judicial proceeding that relates to taxable periods ending on or prior to the Closing, (i) Parent shall have the right to participate in any such proceeding, and (ii) the Company shall not settle or otherwise compromise any such proceeding without the prior written consent of the Parent, which consent shall not be unreasonably withheld or delayed and which shall be provided or reasonably denied within five business days after receipt by Parent of the Company's request therefor.

  Section 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

          6.1    Accuracy of Representations.

            (a)   Each of the representations and warranties of the Company contained in this Agreement, other than the Specified Representations, shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where the failure of such representations and warranties to be accurate (considered collectively) does not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all Material Adverse Effect, materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded (it being understood, however, that the reference to "Material Adverse Effect" in the first sentence of Section 2.5 shall not be deemed to be a limitation on the scope of the representations and warranties contained therein and shall not be disregarded).

            (b)   Each of the Specified Representations shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (other than any Specified Representation made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of the Specified Representations as of the foregoing dates, all Material Adverse Effect (other than in the last sentence of Section 2.3(b)), materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.

          6.2    Performance of Covenants.    All of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

          6.3    Stockholder Approval.    This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

          6.4    Closing Certificate.    Parent shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company confirming that the conditions set forth in Sections 6.1, 6.2 and 6.3 have been duly satisfied.

          6.5    Regulatory Matters.    (i) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (ii) the other Governmental Authorizations or Consents required to be obtained to consummate the Merger set forth on Part 6.5 of the Disclosure Schedule (the "Specified Foreign Jurisdictions") shall have been obtained and shall remain in full force and effect or, if a waiting period is applicable to the consummation of the Merger in a Specified Foreign Jurisdiction, such waiting period shall have expired or been terminated, as applicable; and (iii) there shall not be in effect any voluntary agreement between Parent or the Company and any Governmental Body in any Specified Foreign Jurisdiction or the United States pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time.

          6.6    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body in the United States or in any Specified

  Foreign Jurisdiction and remain in effect, and there shall not be pending any motion for a temporary restraining order (or other Order seeking to prohibit consummation of the Merger) brought by a Governmental Body in the United States or in any Specified Foreign Jurisdiction under any applicable Antitrust Law, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger in the United States or in any Specified Foreign Jurisdiction that makes consummation of the Merger illegal.

  Section 7.    CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger and otherwise consummate the Transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of the following conditions:

          7.1    Accuracy of Representations.    Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where the failure of the representations and warranties of Parent and Merger Sub to be so accurate does not materially and adversely affect the ability of Parent or Merger Sub to consummate the Merger; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.

          7.2    Performance of Covenants.    All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

          7.3    Stockholder Approval.    This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

          7.4    Closing Certificate.    The Company shall have received a certificate executed by an officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

          7.5    HSR Waiting Period.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time.

          7.6    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body in the United States or in any Specified Foreign Jurisdiction and remain in effect, and there shall not be pending any motion for a temporary restraining order brought by a United States Governmental Body under applicable United States Antitrust Law, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger in the United States or in any Specified Foreign Jurisdiction that makes consummation of the Merger illegal.

  Section 8.    TERMINATION

          8.1    Termination.    This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote) by written notice of the terminating party (acting through such party's board of directors or its designee) to the other parties:

            (a)   by mutual written consent of Parent and the Company;

            (b)   by Parent or the Company if the Merger shall not have been consummated on or prior to 11:59 p.m., New York City time, on April 30, 2012 (the "End Date"); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the End Date is primarily attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

            (c)   by Parent or the Company if a court of competent jurisdiction or other Governmental Body in the United States or in any Specified Foreign Jurisdiction shall have issued a final and nonappealable Order having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

            (d)   by Parent or the Company if: (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and the Company's stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted by the Required Company Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Stockholder Vote is primarily attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

            (e)   by Parent (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Triggering Event shall have occurred;

            (f)    by Parent if: (i) any of the Company's representations or warranties contained in this Agreement shall have become inaccurate as of a date subsequent to the date of this Agreement as if made on such subsequent date (or, with respect to any such representation or warranty made as of a specific earlier date, shall have been inaccurate as of such earlier date) such that the condition set forth in Section 6.1(a) or Section 6.1(b) would not be satisfied (it being understood that: (A) for purposes of determining the accuracy of such representations or warranties as of any date subsequent to the date of this Agreement or as of any specific earlier date, as applicable, all Material Adverse Effect, materiality and similar qualifications limiting the scope of such representations or warranties shall be disregarded; and (B) the reference to "Material Adverse Effect" in the first sentence of Section 2.5 shall not be deemed to be a limitation on the scope of the representations and warranties contained therein and shall not be disregarded); or (ii) any of the Company's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that, for purposes of clauses "(i)" and "(ii)" above, if an inaccuracy in any of the Company's representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company prior to the End Date and the Company is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Parent gives the Company notice of such inaccuracy or breach; provided, further, that, Parent may not terminate this Agreement under this Section 8.1(f) if it is then in breach in any material respect of this Agreement;

            (g)   by the Company if: (i) any of Parent's representations or warranties contained in this Agreement shall have become inaccurate as of a date subsequent to the date of this Agreement as if made on such subsequent date (or, with respect to any such representation or warranty made as of a specific earlier date, shall have been inaccurate as of such earlier date) such that the condition set forth in Section 7.1 would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations or warranties as of any date subsequent to the date of this Agreement or as of any specific earlier date, as applicable, all materiality qualifications limiting the scope of such representations or warranties shall be disregarded); or (ii) any of Parent's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent's representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent by the End Date and Parent is continuing to exercise commercially reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Parent notice of such inaccuracy or breach; provided, further, that, the Company may not terminate this Agreement under this Section 8.1(g) if it is then in breach in any material respect of this Agreement; or

            (h)   subject to the Company's compliance with Section 5.2(d), by the Company at any time prior to the time the Required Company Stockholder Vote is obtained, if (i) the board of directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into one or more acquisition agreements with respect to a Superior Offer (an "Alternative Acquisition Agreement"); (ii) immediately prior to or substantially concurrently with the termination of this Agreement the Company enters into one or more Alternative Acquisition Agreements with respect to a Superior Offer; and (iii) the Company immediately prior to or substantially concurrently with such termination pays to Parent or its designees the Termination Fee.

          8.2    Effect of Termination.    In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and be of no further force or effect, without any liability or obligation on the part of the Company, Parent or Merger Sub; provided, however, that: (i) the last sentence of Section 4.1(a), the last three sentences of Section 4.1(b), this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; (ii) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (iii) the termination of this Agreement shall not relieve any party from any liability for any knowing and intentional inaccuracy in or breach of any representation or warranty, or any knowing and intentional breach of any covenant or obligation, contained in this Agreement. For purposes of this Agreement, "knowing and intentional" shall mean a breach or failure to perform an obligation or agreement that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would reasonably be expected to, cause a material breach of this Agreement.

          8.3    Expenses; Termination Fees.

            (a)   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

            (b)   If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b); (ii) after the date of this Agreement and at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been made known to the Company or publicly announced or communicated and such Acquisition Proposal shall not have been publicly withdrawn prior to such termination; and (iii) within 12 months after the date of any such termination, an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is consummated or a definitive agreement providing for an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is executed (provided that for purposes of this clause (iii) the references to "15%" and "20%" in the definition of "Acquisition Transaction" shall be deemed to be references to "40%"), then the Company shall pay to Parent a non-refundable fee in the amount of $147,000,000 (such non-refundable fee being the "Termination Fee") in cash.

            (c)   If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d); (ii) after the date of this Agreement and at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been publicly announced or communicated and such Acquisition Proposal shall not have been publicly withdrawn at least 10 business days prior to the Company Stockholders' Meeting; and (iii) within 12 months after the date of any such termination, an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is consummated or a definitive agreement providing for an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is executed (provided that for purposes of this clause (iii) the references to "15%" and "20%" in the definition of "Acquisition Transaction" shall be deemed to be references to "40%"), then the Company shall pay to Parent the Termination Fee in cash.

            (d)   If this Agreement is terminated by Parent pursuant to Section 8.1(e) or by the Company pursuant to Section 8.1(h), then the Company shall pay to Parent the Termination Fee in cash.

            (e)   If this Agreement is terminated by: (i) Parent or the Company pursuant to Section 8.1(b) due to a failure to satisfy the conditions set forth in Section 6.5, 6.6, 7.5 or 7.6 (in the case of 6.6 and 7.6 due to a temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other Governmental Body under any Antitrust Laws); or (ii) by Parent or the Company pursuant to Section 8.1(c) due to a final and nonappealable Order permanently restraining, enjoining or otherwise prohibiting the Merger under any Antitrust Laws and, in the case of clause "(i)" or "(ii)", as of the date of termination, each of the conditions set forth in Section 6 (other than those set forth in Section 6.5 or 6.6 (in the case of 6.6 due to a temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other Governmental Body under any Antitrust Laws) and other than those conditions that by their terms are to be satisfied at Closing but which conditions would reasonably be expected to be satisfied if the Closing were the date of such termination) has been satisfied, then Parent shall pay to the Company a non-refundable fee in the amount of $200,000,000 (the "Reverse Termination Fee") within two business days after such termination.

            (f)    Any Termination Fee required to be paid to Parent pursuant to Section 8.3(b) or Section 8.3(c) shall be paid by the Company contemporaneously with the earlier to occur of the consummation of, or entry into of a definitive agreement relating to, the Acquisition

    Transaction contemplated by Section 8.3(b) or Section 8.3(c). Any Termination Fee required to be paid to Parent pursuant to Section 8.3(d) shall be paid by the Company: (A) in the case of a termination of this Agreement by the Company, at or prior to the time of such termination; or (B) in the case of a termination of this Agreement by Parent, within two business days after such termination.

            (g)   Each of the parties acknowledges and agrees that the covenants and obligations contained in this Section 8.3 are an integral part of the Transactions contemplated by this Agreement, and that, without these covenants and obligations, the parties would not have entered into this Agreement and that the Termination Fee and the Reverse Termination Fee, as the case may be, is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub or the Company, as the case may be, in the circumstances in which such Termination Fee or Reverse Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, (x) except in the case of a knowing and intentional breach of this Agreement by the Company (or any action by any other Acquired Corporation or by any Representative of any Acquired Corporation that would constitute a knowing and intentional breach of this Agreement had such action been taken by the Company), Parent's right to receive payment of the Termination Fee from the Company (plus, in the case the Termination Fee is not timely paid, the amounts described in Section 8.3(h)) shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated or any loss suffered as a result of any breach of any covenant or agreement in this Agreement, and upon payment of such amount, none of the Company, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement and (y) except in the case of a knowing and intentional breach of this Agreement by Parent or Merger Sub, the Company's right to receive payment of the Reverse Termination Fee from Parent (plus, in the case the Reverse Termination Fee is not timely paid, the amounts described in Section 8.3(h)) shall be the sole and exclusive remedy of the Company against Parent and Merger Sub and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated or any loss suffered as a result of any breach of any covenant or agreement in this Agreement, and upon payment of such amount, none of Parent, Merger Sub, any of their respective Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates or agents shall have any further liability or obligations relating to or arising out of this Agreement. Nothing in this Section 8.3(g) shall limit the rights of Parent, Merger Sub or the Company under Section 9.12 (or otherwise with respect to injunctive or similar relief), in each case prior to the termination of this Agreement.

            (h)   If: (x) the Company fails to pay when due any amount payable under this Section 8.3, then: (i) the Company shall reimburse Parent for all reasonable costs and expenses (including reasonable fees and disbursements of counsel) actually incurred by Parent or Merger Sub in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3; and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to

    Parent in full) at a rate per annum 300 basis points over the "prime rate" (as announced by Bank of America, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid; and (y) Parent fails to pay when due any amount payable under this Section 8.3, then: (i) Parent shall reimburse the Company for all reasonable costs and expenses (including reasonable fees and disbursements of counsel) actually incurred by the Company in connection with the collection of such overdue amount and the enforcement by the Company of its rights under this Section 8.3; and (ii) Parent shall pay to the Company interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at a rate per annum 300 basis points over the "prime rate" (as announced by Bank of America, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

  Section 9.    MISCELLANEOUS PROVISIONS

          9.1    Amendment.    This Agreement may be amended with the approval of the respective boards of directors of the Company and Merger Sub at any time (whether before or after the adoption of this Agreement by the Company's stockholders); provided, however, that after any such adoption of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.2    Extension; Waiver.

            (a)   Subject to Sections 9.2(b) and 9.2(c), at any time prior to the Effective Time, any party hereto may, in its sole discretion: (i) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement; (ii) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Agreement or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Agreement.

            (b)   No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (c)   No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          9.3    No Survival of Representations and Warranties.    None of the representations and warranties contained in this Agreement shall survive the Merger.

          9.4    Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery.    This Agreement (including all Exhibits and Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof; provided, however, that, except as provided below, the provisions of the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms except to the extent amended pursuant to Section 4.3(b). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

          9.5    Applicable Law; Jurisdiction; Waiver of Jury Trial.    This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the Transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action in any court other than the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party's address and in the manner set forth in Section 9.9 shall be effective service of process for any such action. EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

          9.6    Disclosure Schedule.    The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the corresponding numbered or lettered section in this Agreement, and shall not be deemed to relate to or to qualify any other section, except where it is reasonably apparent on its face from the substance of the matter disclosed that such information is intended to qualify another section.

          9.7    Attorneys' Fees.    In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          9.8    Assignability; Third Party Beneficiaries.    This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the parties' rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by any party without the other parties' prior written consent shall be void and of no effect. Except as specifically provided in Section 5.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature.

          9.9    Notices.    Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by facsimile transmission before 5:00 p.m. in the delivery location, when transmitted and receipt is confirmed; (c) if sent by facsimile transmission after 5:00 p.m. in delivery location and receipt is confirmed, on the following business day; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, two business days after being delivered to such courier, in each case to the address or email set forth beneath the name of such party below (or to such other address or email as such party shall have specified in a written notice given to the other parties hereto):

    if to Parent or Merger Sub:

      Applied Materials, Inc.
      Building 12
      Attention: Joseph Sweeney, Senior Vice President, General Counsel and
      Corporate Secretary
      Facsimile: (408) 563-4635

      and to:

      Applied Materials, Inc.
      3050 Bowers Avenue, M/S 0105
      Santa Clara, CA 95054
      Attention: Greg Psihas, Vice President, M&A
      Facsimile: (408) 986-7260

    with a copy (which shall not constitute notice) to:

      Dewey & LeBoeuf LLP
      1950 University Avenue, Suite 500
      East Palo Alto, CA 94303
      Attention: Keith A. Flaum
      Facsimile: (650) 462-4144

    if to the Company:

      Varian Semiconductor Equipment Associates, Inc.
      35 Dory Road
      Gloucester, Massachusetts 01930-2297
      Attention: Robert J. Halliday, Executive Vice President, Chief Financial Officer
      Facimile: (978) 281-2583

      and to:

      Varian Semiconductor Equipment Associates, Inc.
      35 Dory Road
      Gloucester, Massachusetts 01930-2297
      Attention: David Hwang, Vice President, General Counsel, Chief IP Counsel
      and Secretary
      Facimile: (978) 281-2583

    with a copy (which shall not constitute notice) to:

      Simpson Thacher & Bartlett LLP
      425 Lexington Avenue
      New York, New York 10017
      Attention: Gary I. Horowitz
                          Marni J. Lerner
      Facsimile: (212) 455-2502

          9.10    Cooperation.    The parties agree to provide reasonable cooperation with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other parties to evidence or reflect the Transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

          9.11    Severability.    If any term or provision of this Agreement is held by a court of competent jurisdiction or Governmental Body to be invalid, void or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability or application of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a suitable and equitable term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

          9.12    Remedies.    The Company and Parent acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by any of the parties were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any party of any covenant or obligation contained in this Agreement, the Company or Parent shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Company and Parent hereby waive any requirement for the securing or posting of any bond in connection with any such remedy.

          9.13    Construction.

            (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

            (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d)   Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Legal Requirement in this Agreement shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person's successors and assigns; (iii) any reference herein to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; and (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

            (e)   The table of contents and headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, shall not be deemed to limit or otherwise affect any provisions hereof and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

APPLIED MATERIALS, INC.
By:	/s/ GEORGE S. DAVIS
Name:	George S. Davis
Title:	Chief Financial Officer
BARCELONA ACQUISITION CORP.
By:	/s/ GEORGE S. DAVIS
Name:	George S. Davis
Title:	President
VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
By:	/s/ ROBERT J. HALLIDAY
Name:	Robert J. Halliday
Title:	Chief Financial Officer

Merger Agreement Signature Page

EXHIBIT A

CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        Acquired Corporations.    "Acquired Corporations" shall mean, collectively, the Company and the Company's Subsidiaries.

        Acquisition Proposal.    "Acquisition Proposal" shall mean any inquiry, indication of interest, offer or proposal (other than an inquiry, indication of interest, offer or proposal made or submitted by Parent or any of its Subsidiaries) contemplating or otherwise relating to any Acquisition Transaction.

        Acquisition Transaction.    "Acquisition Transaction" shall mean any transaction or series of transactions (other than the Merger) involving:

          (a)   any merger, consolidation, amalgamation, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which the Company is a constituent or participating corporation; (ii) in which a Person or "group" (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing 15% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class) of the Company; or (iii) in which the Company issues securities representing 15% or more of the outstanding securities of the Company (or instruments convertible into or exercisable or exchangeable for 15% or more of any such class); or

          (b)   any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Acquired Corporations taken as a whole (including equity securities of the Company's Subsidiaries).

        Affiliate.    "Affiliate" of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        Agreement.    "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

        Antitrust Laws.    "Antitrust Laws" shall mean any Legal Requirement relating to the regulation of competition, including any Legal Requirement that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

        business day.    "business day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

        COBRA.    "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        Code.    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        Company Associate.    "Company Associate" shall mean any current or former employee, independent contractor, consultant or director of or to any of the Acquired Corporations or any Affiliate of any Acquired Corporation.

Ex-A-1

        Company Balance Sheet.    "Company Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of April 1, 2011, included in the Company's Report on Form 10-Q for the fiscal quarter ended April 1, 2011, as filed with the SEC on May 2, 2011.

        Company Common Stock.    "Company Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

        Company Contract.    "Company Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any Company Intellectual Property or any other asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

        Company Employee Agreement.    "Company Employee Agreement" shall mean any management, employment, severance, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Acquired Corporations or any Affiliate of any Acquired Corporation and any Company Associate, other than any such Contract which is terminable "at will" without any obligation on the part of any Acquired Corporation or any Affiliate of any Acquired Corporation to make any severance, change in control or similar payment or provide any benefit.

        Company Employee Plan.    "Company Employee Plan" means each: (a) "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (b) other employment, consulting, salary, bonus, commission, other remuneration, stock option, stock purchase or other equity-based award (whether payable in cash, securities or otherwise), benefit, incentive compensation, profit sharing, savings, profit-sharing, pension, retirement (including early retirement and supplemental retirement), disability, insurance (including life and health insurance), vacation, incentive, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, change of control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, and similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing) maintained or contributed to or required to be contributed to by any of the Acquired Corporations or any Affiliate of any Acquired Corporation for the benefit of or relating to any current or former employee or director of any Acquired Corporation or any other trade or business (whether or not incorporated) which would be treated as a single employer with any Acquired Corporation under Section 414 of the Code, or with respect to which any Acquired Corporation has any current or is reasonably likely to have any future Liability.

        Company Equity Award.    "Company Equity Award" shall mean any Company Option or any Company Stock-Based Award.

        Company Equity Plans.    "Company Equity Plans" shall mean the Amended and Restated 2006 Stock Incentive Plan and Company's Omnibus Stock Plan, as amended.

        Company Intellectual Property Right.    "Company Intellectual Property Right" shall mean each Intellectual Property Right owned (or purported to be owned) by, or filed in the name of, any Acquired Corporation.

        Company Options.    "Company Options" shall mean options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

Ex-A-2

        Company Pension Plan.    "Company Pension Plan" shall mean each: (a) Company Employee Plan that is an "employee pension benefit plan, " within the meaning of Section 3(2) of ERISA; or (b) other occupational pension plan, including any final salary or money purchase plan.

        Company Product.    "Company Product" shall mean any commercially available product (including any system, platform, switch, router, equipment, module, tool, subassembly, part or component), software or service: (a) manufactured, marketed, distributed, provided, refurbished, remanufactured, leased, licensed or sold by or on behalf of any Acquired Corporation at any time since January 1, 2010; or (b) that any Acquired Corporation currently supports or is obligated to support or maintain.

        Company Product Software "Company Product Software" shall mean any software owned by an Acquired Corporation that is: (a) contained or included in or provided with any Company Product; or (b) used directly in the development, manufacturing, maintenance, repair, support, testing or performance of any Company Product.

        Company Restricted Stock.    "Company Restricted Stock" shall mean each share of Company Common Stock that is unvested or is subject to a repurchase option or obligation, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with the Company or under which the Company has any rights, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted.

        Company RSU.    "Company RSU" shall mean each restricted stock unit and deferred stock unit representing the right to vest in and be issued shares of Company Common Stock by the Company, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

        Company Stock-Based Award.    "Company Stock-Based Award" shall mean each Company Restricted Stock or Company RSU award, whether granted under any of the Company Equity Plans or otherwise and whether vested or unvested.

        Confidentiality Agreement.    "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated as of April 13, 2011 between the Company and Parent.

        Consent.    "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        Continuing Employee.    "Continuing Employee" shall mean each employee of the Acquired Corporations who continues employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time.

        Contract.    "Contract" shall mean any agreement, contract, subcontract, lease, understanding, arrangement, settlement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

        DGCL.    "DGCL" shall mean the General Corporation Law of the State of Delaware.

        Disclosure Schedule.    "Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

        Domain Name.    "Domain Name" shall mean any or all of the following and all worldwide rights in, arising out of, or associated therewith: domain names, uniform resource locators and other names and locators associated with the internet.

Ex-A-3

        Encumbrance.    "Encumbrance" shall mean any lien (statutory or other), pledge or other deposit arrangement, hypothecation, charge, assessment, levy, assignment, mortgage, deed of trust, title defect, title retention, security interest, right of possession, lease, arrangement or agreement, executory seizure, attachment, garnishment, conditional sale, the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction, option, equity, claim or right of or obligation to any Person, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        Entity.    "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        Environmental Law.    "Environmental Law" shall mean any Legal Requirement relating to pollution or protection of human health, as affected by exposure to materials of environmental concern, natural resources or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to Releases or threatened Releases of Materials of Environmental Concern, relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

        ERISA.    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        ERISA Affiliate.    "ERISA Affiliate" shall mean any Person under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations thereunder.

        Exchange Act.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        FMLA.    "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

        Foreign Plan.    "Foreign Plan" shall mean any: (a) plan, program, policy, practice, Contract or other arrangement of any Acquired Corporation mandated by a Governmental Body outside the United States; (b) Company Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) Company Employee Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.

        GAAP.    "GAAP" shall mean generally accepted accounting principles in the United States.

        Governmental Authorization.    "Governmental Authorization" shall mean any (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement or (b) right under any Contract with any Governmental Body, and shall also include the expiration of the waiting period under the HSR Act and any required approval or clearance of any Governmental Body pursuant to any applicable foreign Legal Requirement relating to antitrust or competition matters.

        Governmental Body.    "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal);

Ex-A-4

or (d) self-regulatory organization, including the NASDAQ Stock Market, Inc. and the Financial Industry Regulatory Authority (FINRA).

        HSR Act.    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        Intellectual Property Rights.    "Intellectual Property Rights" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (a) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, reexaminations, continuations and continuations-in-part thereof ("Patents"); (b) copyrights, and registrations and applications therefor, mask works, whether registered or not, and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated ("Copyrights"); (c) industrial designs and any registrations and applications therefor; (d) trade names, trade dress, slogans, all identifiers of source, fictitious business names (D/B/As), Domain Names, logos, trademarks and service marks, including all goodwill therein, and any and all common law rights, registrations and applications therefor ("Trademarks"); (e) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), confidential business, technical and know-how information and non-public information, including all source code, documentation, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information and rights to limit the use or disclosure thereof by any Person; including confidential databases and data collections and all rights therein ("Trade Secrets"); and (f) any similar or equivalent rights to any of the foregoing (as applicable).

        IRS.    "IRS" shall mean the United States Internal Revenue Service.

        Knowledge.    An Entity shall be deemed to have "Knowledge" of a fact or other matter if any executive officer of such Entity (and, in the case of the Company, any executive officer or the treasurer, controller or general counsel of the Company) has actual knowledge of such fact or other matter after reasonable inquiry.

        Legal Proceeding.    "Legal Proceeding" shall mean (a) any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding) or hearing; or (b) any inquiry, audit, examination or investigation that is known to the subject party, in either case, commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        Legal Requirement.    "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        Liability.    "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        Made Available to Parent.    Any statement in Section 2 of the Agreement to the effect that any information, document or other material has been "Made Available to Parent" shall mean that such information, document or material was: (a) publicly available on the SEC EDGAR database by the Company in un-redacted form; (b) delivered to Parent or Parent's Representatives via electronic mail

Ex-A-5

or in hard copy form at least 5 hours prior to the execution of the Agreement; or (c) made available for review by Parent or Parent's Representatives at least 5 hours prior to the execution of the Agreement in the virtual data room maintained by the Company with Intralinks in connection with the Merger.

        Material Adverse Effect.    "Material Adverse Effect" shall mean any effect, change, event or circumstance that, considered individually or together with all other effects, changes, events and circumstances, is materially adverse to or has or results in a material adverse effect on: the business, financial condition or results of operations of the Acquired Corporations taken as a whole; provided, however, that an effect, change, event or circumstance shall not be deemed to be, have or result in a Material Adverse Effect, and shall not be taken into account when determining whether a Material Adverse Effect has or would reasonably be expected to occur, if such effect, change, event or circumstance arises out of or results from: (i) general economic, market or political conditions; (ii) a decline in the market price, or a change in the trading volume of, the Company Common Stock (provided that this clause "(ii)" shall not preclude any effect, change, event or circumstance that may have contributed to or caused such changes and is not excluded by clauses "(i)" or "(iii)" through "(ix)" of this definition from being taken into account in determining whether a Material Adverse Effect has occurred); (iii) general semiconductor industry conditions (including conditions affecting the industries or industry sectors in which the Company, any of the other Acquired Corporations or their respective customers operate); (iv) acts of war, sabotage or terrorism, natural disasters, acts of God or comparable events; (v) changes in applicable Legal Requirements following the date hereof; (vi) changes in GAAP or other applicable accounting standards following the date hereof; (vii) the negotiation, execution, announcement, pendency or performance of this Agreement or the consummation of the Merger, including the initiation of litigation by any Person with respect to this Agreement or the Merger; (viii) the failure, in and of itself, of the Company to meet any expected or projected financial or operating performance target for any period ending on or after the date of this Agreement (provided that this clause "(viii)" shall not preclude any effect, change, event or circumstance that may have contributed to or caused such changes and is not excluded by clauses "(i)" through "(vii)" or "(ix)" of this definition from being taken into account in determining whether a Material Adverse Effect has occurred); or (ix) any specific action taken (or omitted to be taken) by the Company: (A) at the express written direction of any of Parent and Merger Sub as long as such action was taken in a manner consistent with such direction; or (B) that is required to be so taken by the terms of this Agreement as long as such action was taken in a manner consistent with such requirement; provided, however, in the case of clauses "(i)," "(iii)," "(iv)," "(v)" and "(vi)," except to the extent that the Company and the other Acquired Corporations are disproportionately adversely affected relative to other participants in the industries in which the Company and the other Acquired Corporations participate.

        Materials of Environmental Concern.    "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products and any other substance that is regulated by any applicable Environmental Law.

        Merger Consideration.    "Merger Consideration" shall mean the cash consideration that a holder of shares of Company Common Stock who does not perfect his or its appraisal rights under the DGCL is entitled to receive in exchange for such shares of Company Common Stock pursuant to Section 1.5.

        Order.    "Order" shall mean any order, writ, injunction, judgment or decree.

        Parent Common Stock.    "Parent Common Stock" shall mean the Common Stock, $.01 par value per share, of Parent.

        Permitted Encumbrance.    "Permitted Encumbrance" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and

Ex-A-6

as to which no Acquired Corporation is subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet due and payable, for which adequate reserves have been maintained in accordance with GAAP; (b) Encumbrances imposed by Legal Requirements, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits arising in the ordinary course of business to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.

        Person.    "Person" shall mean any individual, Entity or Governmental Body.

        Preferred Stock.    "Company Preferred Stock" shall mean the Preferred Stock, $0.01 par value per share, of the Company.

        Proxy Statement.    "Proxy Statement" shall mean the proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

        Registered Intellectual Property.    "Registered Intellectual Property" shall mean all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

        Release.    "Release" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

        Representatives.    "Representatives" shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

        Sarbanes-Oxley Act.    "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

        SEC.    "SEC" shall mean the United States Securities and Exchange Commission.

        Section 409A.    "Section 409A" shall mean Section 409A of the Code (or any state law equivalent) and the regulations and guidance thereunder.

        Securities Act.    "Securities Act" shall mean the Securities Act of 1933, as amended.

        Software.    "Software" shall mean source code or object code, whether embodied in software, firmware or otherwise, and any programming and user documentation related thereto.

        Specified Representations.    "Specified Representations" shall mean the representations and warranties of the Company contained in Sections 2.3, 2.18, 2.19, 2.21 and 2.22.

        Subsidiary.    An Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

        Superior Offer.    "Superior Offer" shall mean an unsolicited, bona fide, written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity

Ex-A-7

securities or a combination thereof, at least a majority of the outstanding shares of Company Common Stock or all or substantially all of the consolidated assets of the Acquired Corporations, that is on terms and conditions that the board of directors of the Company determines in good faith, after having taken into account the advice of an independent financial advisor of nationally recognized reputation, the advice of the Company's outside counsel and the likelihood and timing of consummation of the transaction contemplated by such offer, to be more favorable from a financial point of view to the Company's stockholders than the Merger.

        Tax.    "Tax" shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        Tax Return.    "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        Taxing Authority.    "Taxing Authority" shall mean, with respect to any Tax, the Governmental Body or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Body or subdivision, including any Governmental Body or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

        Triggering Event.    A "Triggering Event" shall be deemed to have occurred if: (a) the board of directors of the Company or any committee thereof shall have: (i) withdrawn the Company Board Recommendation; (ii) modified the Company Board Recommendation in a manner adverse to Parent; or (iii) taken, authorized or publicly proposed any of the actions referred to in Section 5.2(c) of the Agreement; (b) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement; (c) the board of directors of the Company shall have failed to reaffirm the Company Board Recommendation within ten business days after Parent requests in writing that the Company Board Recommendation be reaffirmed publicly following the public disclosure of an Acquisition Proposal; provided, however, that: (i) if fewer than 10 business days remain from the time of the request for reaffirmation to the date of the Company Stockholders' Meeting, the reference to 10 business days shall be three business days; and (ii) Parent shall not be entitled to request such a reaffirmation more than one time with respect to any Acquisition Proposal other than in connection with an amendment to the financial terms of such Acquisition Proposal or any other material amendment to such Acquisition Proposal (including such amendments reflected in any Contract relating to such Acquisition Proposal); (d) a tender or exchange offer relating to shares of Company Common Stock shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company Board Recommendation; or (e) any of the Acquired Corporations shall have materially breached any of the provisions set forth in Section 4.3(a) and such breach has resulted in the submission of an Acquisition Proposal (or any Representative of any of the Acquired Corporations shall have taken any action that if taken by any of the Acquired Corporations would have constituted such a material breach of any of the provisions set forth in Section 4.3(a) and such breach has resulted in the submission of an Acquisition Proposal).

Ex-A-8

 Annex B

May 3, 2011

Board of Directors
Varian Semiconductor Equipment Associates, Inc.
35 Dory Road
Gloucester, MA 01930

Members of the Board:

        You have asked us to advise you with respect to the fairness to the holders of common stock, par value $0.01 per share ("Company Common Stock"), of Varian Semiconductor Equipment Associates, Inc. (the "Company"), from a financial point of view, of the Consideration (as defined below) to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of May 3, 2011 (the "Merger Agreement"), among the Company, Applied Materials, Inc. (the "Acquiror") and Barcelona Acquisition Corp., a wholly owned subsidiary of the Acquiror (the "Merger Sub"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of Company Common Stock (other than shares of Company Common Stock held by the Company or any wholly-owned subsidiary of the Company or by Parent, Merger Sub or any other wholly-owned subsidiary of Parent and other than Dissenting Shares (as defined in the Merger Agreement)) will be converted into the right to receive $63.00 in cash (the "Consideration").

        In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company and have met with the Company's management to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not independently verified any of the foregoing information and have assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. We also have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the proposed Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to our analysis and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received in the Merger and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise including, without limitation, the fairness of the amount or nature of, or any other

B-1

aspect relating to, any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. The issuance of this opinion was approved by our authorized internal committee.

        Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the merits of the Merger as compared to alternative transactions or strategies that may be available to the Company nor does it address the Company's underlying decision to proceed with the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

        We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also became entitled to receive a fee upon the rendering of our opinion. In addition, the Company has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates have in the past provided and in the future we may provide, investment banking and other financial services to the Company and its affiliates, for which we and our affiliates have received, and would expect to receive, compensation. We and our affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to the Company, the Acquiror and their respective affiliates for which we and our affiliates have received, and would expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

        It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such stockholders.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ BOON SIM Managing Director

B-2

Annex C

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a.
    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b.
    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

    c.
    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d.
    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

IMPORTANT SPECIAL MEETING INFORMATION              000004

ENDORSEMENT  LINE                        SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

C123456789

000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:00 a.m., Eastern Time, on August 11, 2011.

Vote by Internet

•         Log on to the Internet and go to www.envisionreports.com/VSEA

•         Follow the steps outlined on the secured website.

Vote by telephone

•         Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•         Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends that you vote FOR the following proposals.

For	Against	Abstain

1.  Proposal to adopt the Agreement and Plan of Merger, dated as of May 3, 2011, by and among Varian Semiconductor Equipment Associates, Inc., a Delaware corporation, Applied Materials, Inc., a Delaware corporation, and Barcelona Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Applied Materials, Inc., as it may be amended from time to time (the “merger agreement”).

☐	☐	☐

2.  Proposal to adjourn the special meeting, if necessary or appropriate, to allow for the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

☐	☐	☐

3.  Proposal to approve, by non-binding, advisory vote, “golden parachute” compensation that certain executive officers of Varian Semiconductor Equipment Associates, Inc. will receive in connection with the merger.

☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally.  All holders must sign. If a corporation or partnership, sign in full corporate of partnership name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.

/ /

	C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
	1 U PX	1 1 8 5 5 9 1	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
01CT0D			MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

Special Meeting Proxy Card

Wylie Inn and Conference Center at Endicott College, 295 Hale Street, Beverly, MA 01915

Proxy Solicited by Board of Directors for Special Meeting — August 11, 2011

Robert J. Halliday and Thomas C. Baker, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Varian Semiconductor Equipment Associates, Inc. to be held on August 11, 2011 or at any postponement or adjournment thereof.

If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, Proposal 2 and Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)